Table of Contents

As filed with the Securities and Exchange Commission on June 3, 2022

Registration No. 333-____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DARKPULSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	87-0472109
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

815 Walker Street

Suite 1155

Houston, TX 77002

(800) 436-1436

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

The Corporation Trust Company

Corporation Trust Center

1209 Orange St.

Wilmington, DE 19801

(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Higley, Esq.

Business Legal Advisors, LLC

14888 Auburn Sky Drive

Draper, UT 84020

(801) 634-1984

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

Approximate date of commencement of proposed sale to the public: As soon as practicable and from time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(A), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE __, 2022

1,800,000,000 Shares of Common Stock

This prospectus relates to the offer and resale of up to 1,800,000,000 shares of our common stock, par value $0.0001 per share (the “Shares”), that may be purchased by GHS Investments LLC, a Nevada limited liability company (“GHS”), pursuant to the Equity Financing Agreement dated May 27, 2022 between the Company and GHS, as amended on June 1, 2022 (the “EFA”). GHS is also referred to herein as the “Selling Security Holder.”

We will not receive any of the proceeds from the sales of the Shares by the Selling Security Holder.

The Selling Security Holder identified in this prospectus may offer the shares of Common Stock from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. The Selling Security Holder can offer all, some or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock it will hold after this offering. See “Plan of Distribution.”

The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Our Common Stock is currently quoted on the OTC Markets under the symbol “DPLS.” On May 31, 2022, the last reported sale price of our Common Stock on the OTC Markets was $0.029.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 3, 2022

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

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ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) and includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision.

You should rely only on the information provided in this prospectus or in any prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Security Holder, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Security Holder, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we, nor the Selling Security Holder, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Information contained in, and that can be accessed through, our web site, www.darkpulse.com, does not constitute part of this prospectus.

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts in particular are estimates only and may be inaccurate, especially over long periods of time. In addition, the underwriters have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all the information you should consider before investing in our Common Stock. You should read the entire prospectus before making an investment decision. Throughout this prospectus, the terms the “Company”, “DarkPulse”, “we,” “us,” “our,” and “our company” refer to DarkPulse, Inc., a Delaware corporation.

Company Overview

DarkPulse, Inc. (“DarkPulse” or the "Company") is a technology-security company incorporated in 1989 as Klever Marketing, Inc ("Klever"). One of our principal wholly-owned subsidiaries, DarkPulse Technologies Inc. ("DPTI"), originally started as a technology spinout from the University of New Brunswick, Fredericton, Canada. DPI is comprised of multiple security platforms: Patented BOTDA Fiber Optic sensor systems and Satellite Communications services.

In December 2010, DPTI entered into an Assignment Agreement with the University of New Brunswick, Canada (the “University”), pursuant to which the University sold, transferred, and assigned to us certain patents related to the University’s BOTDA dark-pulse technology (the "Patents") in exchange for the issuance of a debenture to the University in the amount of C$1,500,000 (Canadian dollars).  In April 2017, DPTI issued a replacement debenture to the University in the amount of US$1,491,923 (the “Debenture”).  The Patents and the Debenture were initially recorded in our accounts at $1,491,923, based upon the exchange rate between the U.S. dollar and the Canadian dollar on December 16, 2010, the date of the original debenture. In addition to the repayment of principal and interest, the Debenture requires DPTI to pay the University a 2% royalty on sales of any and all products or services which incorporate the Patents for a period of five years commencing on April 24, 2018, as well as to reimburse the University for its patent-related costs.

On April 27, 2018, Klever entered into an Agreement and Plan of Merger (the “Merger Agreement” or the “Merger”) involving Klever as the surviving parent corporation and acquiring DPTI as its wholly-owned subsidiary. On July 18, 2018, the parties closed the Merger Agreement, as amended on July 7, 2018, and the name of the Company was subsequently changed to “DarkPulse, Inc.” With the change of control of the Company, the Merger was accounted for as a recapitalization in a manner similar to a reverse acquisition.

On July 20, 2018, we filed a Certificate of Amendment to our Certificate of Incorporation with the State of Delaware, changing the name of the Company to “DarkPulse, Inc.” We filed a corporate action notification with the Financial Industry Regulatory Authority (“FINRA”), and our ticker symbol was changed to “DPLS.”

Our security and monitoring systems will be delivered in applications for critical infrastructure/ key resources such as but not limited to border security, pipelines, the oil and gas industry and mine safety. Current uses of fiber optic distributed sensor technology have been limited to quasi-static, long-term structural health monitoring due to the time required to obtain the data and its poor precision. Our patented BOTDA dark-pulse sensor technology allows for the monitoring of highly dynamic environments due to its greater resolution and accuracy.

The Company has recently completed several acquisitions.

Our Business

We offer a full suite of engineering, installation and security management solutions to industries and governments. Coupled with our patented Brillouin optical time domain analyzer (“BOTDA”) dark-pulse technology (the “DarkPulse Technology”), we provide our customers a comprehensive data stream of critical metrics for assessing the health and security of their infrastructure. Our comprehensive system provides for rapid, precise analysis and responsive activities predetermined by the end-user customer. These responses include the use of “smart” AI platformed cameras, facial recognition technologies and multiple drone platforms. Our User Interface (UI) is cloud based which offers end-users access to their systems on any device located anywhere in the world. Additional programming of the UI is being completed within a game engine that will also offer access via Virtual Reality headsets, allowing end-users to virtually inspection their assets.

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Historically, distributed sensor systems have been too costly, slow and limited in their capabilities to attain widespread use. In addition, Brillouin-based sensors have been plagued with temperature and strain cross-sensitivity, i.e. the inability to distinguish between temperature and strain change along the same fiber. The loss of spatial resolution with an increase in fiber length has also limited the use of distributed sensor systems. Due to these shortcomings, existing technologies are unable to succeed within today’s dynamic environments, and needs for more advanced sensor technologies have remained unsatisfied.

By contrast to existing technologies, the DarkPulse Technology is a distributed-fiber sensing system, based on dark-pulse Brillouin scattering, which reports in real-time on conditions such as temperature, stress, strain corrosion and structural health monitoring of Critical Infrastructure/Key Resources including Bridges, Buildings, Roadways pipelines and mining installations.

DarkPulse Technology’s differentiators from and advantages over existing technologies:

•	Real-time Reporting: Higher data acquisition speeds allowing for structural monitoring of dynamic systems
•	Cost to Customer: Significantly lower acquisition and operating costs
•	Precision: A greater magnitude of precision and spatial resolution than other systems currently available
•	Applications: Wider range of capabilities than other systems currently available
•	Power consumption: Lower power consumption than existing systems allowing for off-grid installations
•	Integration: Capable of integrating with existing systems
•	Central station monitoring/cloud based GUI

We believe that these key advantages should allow us not only to enter existing markets, but more importantly, to open new market opportunities with new applications. We intend to leverage new applications to target clients that have been unable to make use of distributed fiber optic technology to date.

Available Information

All reports of the Company filed with the SEC are available free of charge through the SEC’s website at www.sec.gov. In addition, the public may read and copy materials filed by the Company at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain additional information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

Where You Can Find Us

The Company’s executive offices are located at 815 Walker Street, Suite 1155, Houston, TX 77002, and our telephone number is (800) 436-1436. Our website address is www.darkpulse.com. Information contained on our website does not form part of this prospectus and is intended for informational purposes only.

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THE OFFERING

Common Stock outstanding before the offering	5,483,867,027 shares of Common Stock.

Common Stock to be outstanding after giving effect to the issuance of 1,800,000,000 shares of Common Stock	7,283,867,027 shares of Common Stock.

Use of Proceeds	We will not receive any of the proceeds from any sale of the shares of Common Stock by the Selling Security Holder. We will receive proceeds from the purchase of the Common Stock under the EFA from the Selling Security Holder. See “Use of Proceeds.”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

Trading Symbol	The Company’s Common Stock is quoted on the OTC Markets under the symbol “DPLS.”

The number of shares of Common Stock outstanding is based on an aggregate of 5,483,867,027 shares outstanding as of May 31, 2022 and excludes the shares of Common Stock issuable upon purchase of the Shares under the EFA.

For a more detailed description of the Shares and the EFA, see “Private Placement”.

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RISK FACTORS

Readers of this Prospectus should carefully consider the risks and uncertainties described below.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

As an enterprise engaged in the commercialization of new technology, our business is inherently risky.  Our common shares are considered speculative during the development of our business operations. Prospective investors should consider carefully the risk factors set out below.

Risks Related to Our Business

Business interruptions, including any interruptions resulting from COVID-19, could significantly disrupt our operations and could have a material adverse impact on us if the situation continues.

The ongoing coronavirus outbreak which began in China at the beginning of 2020 has impacted various businesses throughout the world, including travel restrictions and the extended shutdown of certain businesses in impacted geographic regions. If the coronavirus outbreak situation should worsen, we may experience disruptions to our business including, but not limited to equipment, to our workforce, or to our business relationships with other third parties.

The extent to which the coronavirus impacts our operations or those of our third-party partners will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Any such disruptions or losses we incur could have a material adverse effect on our financial results and our ability to conduct business as expected.

Escalating global tensions, including the conflict between Russia and Ukraine, could negatively impact us.

The ongoing conflict between Russia and Ukraine could lead to disruption, instability and volatility in global markets and industries that could negatively impact our operations. The U.S. government and other governments in jurisdictions in which we operate have imposed severe sanctions and export controls against Russia and Russian interests and threatened additional sanctions and controls. The impact of these measures, as well as potential responses to them by Russia, is currently unknown and they could adversely affect our business, partners or customers.

If we default on the Convertible Debenture, the secured holder could take possession of our assets, including our patents and other intellectual property.

The Convertible Debenture (Secured) issued April 24, 2017, is secured by our assets, which includes our patents and other intellectual property. In the event that we default on the obligations in the Debenture, the secured holder could take possession of our assets, including our patents and other intellectual property. If this were to occur, investors would likely lose all of their investment.

We need to continue as a going concern if our business is to succeed.

Our independent registered public accounting firm reports on our audited financial statements for the years ended December 31, 2021 and 2020, indicate that there are a number of factors that raise substantial risks about our ability to continue as a going concern. Such factors identified in the report are our accumulated deficit since inception, our failure to attain profitable operations, the excess of liabilities over assets, and our dependence upon obtaining adequate additional financing to pay our liabilities. If we are not able to continue as a going concern, investors could lose their investments.

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We have made and expect to continue to make acquisitions that could disrupt our operations and harm our operating results.

Our growth depends upon market growth, our ability to enhance our existing products, and our ability to introduce new products on a timely basis. We intend to continue to address the need to develop new products and enhance existing products through acquisitions of other companies, product lines, technologies, and personnel. Acquisitions involve numerous risks, including the following:

•	Difficulties in integrating the operations, systems, technologies, products, and personnel of the acquired companies, particularly companies with large and widespread operations and/or complex products;

•	Diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations resulting from acquisitions;

•	Potential difficulties in completing projects associated with in-process research and development intangibles;

•	Difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

•	Initial dependence on unfamiliar supply chains;

•	Insufficient revenue to offset increased expenses associated with acquisitions; and

•	The potential loss of key employees, customers, distributors, vendors and other business partners of the companies we acquire following and continuing after announcement of acquisition plans.

Acquisitions may also cause us to:

•	Issue common stock that would dilute our current shareholders’ percentage ownership;

•	Use a substantial portion of our cash resources or incur debt;

•	Significantly increase our interest expense, leverage and debt service requirements if we incur additional debt to pay for an acquisition;

•	Assume liabilities;

•	Record goodwill and nonamortizable intangible assets that are subject to impairment testing on a regular basis and potential periodic impairment charges;

•	Incur amortization expenses related to certain intangible assets;

•	Incur tax expenses related to the effect of acquisitions on our intercompany research and development cost sharing arrangement and legal structure;

•	Incur large and immediate write-offs and restructuring and other related expenses; and

•	Become subject to intellectual property or other litigation.

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Mergers and acquisitions are inherently risky and subject to many factors outside of our control, and no assurance can be given that our previous or future acquisitions will be successful and will not materially adversely affect our business, operating results, or financial condition. Failure to manage and successfully integrate acquisitions could materially harm our business and operating results. Prior acquisitions could result in a wide range of outcomes, from successful introduction of new products and technologies to a failure to do so. Even when an acquired company has already developed and marketed products, there can be no assurance that product enhancements will be made in a timely fashion or that pre-acquisition due diligence will have identified all possible issues that might arise with respect to such products.

From time to time, we have made acquisitions that resulted in charges in an individual quarter. These charges may occur in any particular quarter, resulting in variability in our quarterly earnings. In addition, our effective tax rate for future periods is uncertain and could be impacted by mergers and acquisitions. Risks related to new product development also apply to acquisitions.

Because of the unique difficulties and uncertainties inherent in technology development, we face a risk of business failure.

Potential investors should be aware of the difficulties normally encountered by companies developing new technology and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of new technology with limited personnel and financial means. These potential problems include, but are not limited to, unanticipated technical problems that extend the time and cost of product development, or unanticipated problems with the operation of our technology or that with which we are licensing that also extend the time and cost of product development.

If we do not obtain additional financing or sufficient revenues, our business will fail.

Our current operating funds are less than necessary to fulfill our operating costs and we will need to obtain additional financing in order to continue our business operations. Although we are generating revenues, we are not generating net income.

We will require additional financing to execute our business plan through raising additional capital and/or generating greater revenues.

Obtaining additional financing is subject to a number of factors, including acceptance of our DarkPulse Technology and current financial condition as well as general market conditions.

These factors affect the timing, amount, terms or conditions of additional financing unavailable to us. If additional financing is not arranged, we will face the risk of going out of business. Our management is currently engaged in actively pursuing multiple financing options in order to obtain the capital necessary to execute our business plan.

The most likely source of future funds presently available to us is through the additional sales of equity or through convertible debt instruments. Any sales of share capital or conversion of convertible debt will most likely result in dilution to existing shareholders.

There is no history upon which to base any assumption as to the likelihood we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development for one or all of our product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

•	Competing products;

•	Ineffective distribution and marketing;

•	Lack of sufficient cooperation from our partners; and

•	Demonstrations of the products not aligning with or meeting customer needs.

Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities. Upon demonstration, our products and/or technology may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Moreover, competing products may prevent us from gaining wide market acceptance of our products. Significant revenue from new product investments may not be achieved for a number of years, if at all.

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our intellectual property and proprietary rights are important to our ability to remain competitive and for the success of our products and our business. We rely on a combination of patent, trademark and trade secret laws as well as confidentiality agreements and procedures, non-compete agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. We have confidentiality agreements in place with our consultants, customers and certain business suppliers and plan to require future employees to enter into confidentiality and non-compete agreements. We have little protection when we must rely on trade secrets and nondisclosure agreements. Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and/or products, which could result in decreased revenues. Moreover, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Litigation may be necessary to enforce our intellectual property rights which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that we infringe the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third-party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

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The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and sell products where insurance or indemnification may not be available, including:

•	Designing and developing products using advanced technologies in intelligence and homeland security applications that are intended to operate in high demand, high risk situations; and

•	Designing and developing products to collect, distribute and analyze various types of information.

Certain products may raise questions with respect to issues of privacy rights, civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others. We are not able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, failure of our product, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

We are heavily reliant on Dennis O’Leary, our Chairman and Chief Executive Officer, and the departure or loss of Dennis O’Leary could disrupt our business.

We depend heavily on the continued efforts of Dennis O’Leary, Chairman, Chief Executive Officer and director. Mr. O’Leary is essential to our strategic vision and day-to-day operations and would be difficult to replace. We currently do not have an employment agreement with Mr. O’Leary, thus we cannot be certain that he will desire to continue with us for the necessary time it will to complete the product development and initial sales channel development. The departure or loss of Mr. O’Leary, or the inability to hire and retain a qualified replacement, could negatively impact our ability to manage our business.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

Material weaknesses in our internal control over financial reporting may, until remedied, cause errors in our financial statements or cause our filings with the SEC to not be timely.

We believe that material weaknesses exist in our internal control over financial reporting as of December 31, 2021, including those related to (i) our internal audit functions and (ii) a lack of segregation of duties within accounting functions. If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the Securities and Exchange Commission (the “SEC”). We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but we may not achieve our desired objectives. Moreover, no control environment, no matter how well designed and operated, can prevent or detect all errors or fraud. We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

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Risks Related to Our Organization and Our Common Stock

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

We are authorized to issue an aggregate of 20,000,000,000 shares of common stock and 2,000,000 shares of “blank check” preferred stock. In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise or conversion prices) below the price an investor paid for stock.

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that investors may have difficulty reselling their shares and may cause the price of the shares to decline.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. In particular, prior to selling a penny stock, broker/dealers must give the prospective customer a risk disclosure document that: contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; contains a description of the broker/dealers’ duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of Federal securities laws; contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask prices; contains the toll free telephone number for inquiries on disciplinary actions established pursuant to section 15(A)(i); defines significant terms used in the disclosure document or in the conduct of trading in penny stocks; and contains such other information, and is in such form (including language, type size, and format), as the SEC requires by rule or regulation. Further, for sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement before making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent reselling of shares and may cause the price of the shares to decline.

We do not expect to declare or pay any dividends.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Volatility of Stock Price.

Our common shares are currently publicly traded on the OTC Markets under the symbol “DPLS.” In the future, the trading price of our common shares may be subject to wide fluctuations. Trading prices of the common shares may fluctuate in response to a number of factors, many of which will be beyond our control. In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. Market and industry factors may adversely affect the market price of the common shares, regardless of our operating performance. Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

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As an enterprise engaged in the development of new technology, our business is inherently risky. Our common shares are considered speculative during the development of our new business operations. Prospective investors should consider carefully the risk factors set out herein. The market price of our common stock has fluctuated significantly.

Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act, the Exchange Act and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws and regulations requires the time and attention of our Board of Directors and management team, and increases our expenses. We estimate we will incur approximately $200,000 to $300,000 annually in connection with being a public company.

Among other things, we are required to:

•	Maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	Prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

•	Institute a more comprehensive compliance function, including with respect to corporate governance; and

•	Involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2022 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

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You could lose all of your investment.

An investment in our securities is speculative and involves a high degree of risk. Potential investors should be aware that the value of an investment in the Company may go down as well as up. In addition, there can be no certainty that the market value of an investment in the Company will fully reflect its underlying value. You could lose your entire investment.

The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.

Our Board of Directors is authorized to issue up to 2,000,000 shares of preferred stock with powers, rights and preferences designated by it. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company.  The ability of the Board of Directors to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause.  Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq, we expect our common stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system. In those venues, however, the shares of our common stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our common stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

There currently is no active public market for our common stock and there can be no assurance that an active public market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There is currently no active public market for shares of our common stock and one may never develop. Our common stock is quoted on the OTC Markets. The OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our common stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our common stock is otherwise rejected for listing, and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility, making it difficult or impossible to sell shares of our common stock.

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Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	The continued effects of the COVID-19 pandemic and its variants;

•	The impact of conflict between the Russian Federation and Ukraine on our operations;

•	Geo-political events, such as the crisis in Ukraine, government responses to such events and the related impact on the economy both nationally and internationally;

•	Changes in our industry;

•	Competitive pricing pressures;

•	Our ability to obtain working capital financing;

•	Additions or departures of key personnel;

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•	Sales of our common stock;

•	Our ability to execute our business plan;

•	Operating results that fall below expectations;

•	Loss of any strategic relationship;

•	Regulatory developments; and

•	Economic and other external factors.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Risks Related to the Offering

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the GHS Equity Financing Agreement.

The sale of our common stock to GHS in accordance with the EFA may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise Puts, the more shares of our common stock we will have to issue to GHS in order to exercise a Put under the EFA. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

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The issuance of shares pursuant to the EFA may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the EFA, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the EFA will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the EFA is realized. Dilution is based upon common stock put to GHS and the stock price discounted to GHS’s purchase price.

GHS will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the EFA will be purchased at an 8% discount, or 92% of the lowest volume weighted average price (“VWAP”) for the Company’s common stock during the five consecutive trading days immediately preceding each Put.

GHS has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If GHS sells our shares, the price of our common stock may decrease. If our stock price decreases, GHS may have further incentive to sell such shares. Accordingly, the discounted sales price in the EFA may cause the price of our common stock to decline.

We may not have access to the full amount under the financing agreement.

The lowest VWAP of our Common Stock for the five consecutive trading days ended May 31, 2022 was $0.0257. At that price we would be able to sell shares to GHS under the EFA at the discounted price of $0.023644. At that discounted price, the 1,800,000,000 shares would only represent $42,559,200, which is below the full amount of the EFA. In addition, any single drawdown must be at least $10,000 and cannot exceed $3,000,000 and any single drawdown may not exceed 200% of the average daily trading dollar volume of our Common Stock during the ten trading days preceding the Put.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by us. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire Prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in us for an indefinite period of time and who can afford to lose their entire investment. We make no representations or warranties of any kind with respect to the likelihood of the success or the business of our Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

PRIVATE PLACEMENT

Equity Financing Agreement

On May 27, 2022, we entered the EFA (as amended on June 1, 2022) and Registration Rights Agreement (the “Registration Rights Agreement”) with GHS, pursuant to which GHS agreed to purchase up to $70,000,000 in shares of our Common Stock, from time to time over the course of 24 months (the “Contract Period”) after effectiveness of a registration statement on Form S-1 (the “Registration Statement”) of the underlying shares of Common Stock.

The EFA grants us the right, from time to time at our sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten Trading Days (as defined in the EFA) have passed since the most recent Put. The purchase price of the shares of Common Stock contained in a Put shall be 92% of the Market Price with “Market Price” defined as the lowest VWAP of the Common Stock during the Pricing Period (as defined in the EFA). No Put will be made in an amount less than $10,000 or greater than $3,000,000. In no event are we entitled to make a Put or is GHS entitled to purchase that number of shares of Common Stock of the Company, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Exchange Act), by GHS, would exceed 4.99% of the number of shares of Common Stock outstanding on such date, as determined in accordance with Rule 13d-1(j) of the Exchange Act.

The EFA will terminate upon any of the following events: when GHS has purchased an aggregate of $70,000,000 in the Common Stock of the Company pursuant to the EFA; on the date that is 24 months from the date of the EFA; or by mutual written consent of the parties. Actual sales of shares of Common Stock to GHS under the EFA will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for the Company and its operations. The net proceeds under the EFA to us will depend on the frequency and prices at which we sell shares of our stock to GHS.

The Registration Rights Agreement provides that we shall (i) use our best efforts to file with the SEC the Registration Statement within calendar 45 days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the SEC within 30 calendar days after the date the Registration Statement is filed with the SEC, but in no event more than calendar 90 days after the Registration Statement is filed.

We will use the proceeds from the Puts for global expansion and also potential acquisitions deemed beneficial to our operational capabilities.

See “Plan of Distribution” elsewhere in this prospectus for more information.

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USE OF PROCEEDS

The Selling Security Holder will receive all the proceeds from the sales of the Shares under this prospectus. We will not receive any proceeds from these sales. To the extent we receive proceeds from the Puts to the Selling Security Holder, we will use those proceeds for global expansion and also potential acquisitions deemed beneficial to our operational capabilities. We have agreed to bear the certain expenses relating to the registration of the shares of Common Stock being registered herein for Selling Security Holder.

See “Plan of Distribution” elsewhere in this prospectus for more information.

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SELLING SECURITY HOLDER

This prospectus covers the offering of up to 1,800,000,000 shares of Common Stock being offered by the Selling Security Holder, which includes shares of Common Stock acquirable upon the issuance of a Put to the Selling Security Holder, as described herein. We are registering the Shares in order to permit the Selling Security Holder to offer their shares of Common Stock for resale from time to time.

The table below lists the Selling Security Holder and other information regarding the “beneficial ownership” of the shares of Common Stock by the Selling Security Holder. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of Common Stock as to which the Selling Security Holder has sole or shared voting power or investment power and any shares of Common Stock the Selling Security Holder has the right to acquire within 60 days.

The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The second column indicates the number of shares of Common Stock beneficially owned by the Selling Security Holder, based on its ownership as of May 31, 2022. The second column also assumes purchase of all shares of stock to be acquired under the maximum amount of securities to be sold by the Company to the Selling Security Holder, without regard to any limitations on purchase described in this prospectus or in the EFA.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Security Holder. Such aggregate amount of Common Stock does not take into account any applicable limitations on purchase of the securities under the EFA.

This prospectus covers the resale of (i) all of the shares of Common Stock issued and issuable upon the Company issuing a Put, and (ii) any securities issued or then issuable upon any full anti-dilution protection, stock split, dividend or other distribution, recapitalization or similar event with respect to the common shares.

Because the issuance price of the common shares may be adjusted, the number of shares of Common Stock that will actually be issued upon issuance of the common shares may be more or less than the number of shares of Common Stock being offered by this prospectus. The Selling Security Holder can offer all, some or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock it will hold after this offering. Therefore, the fourth and fifth columns assume that the Selling Security Holder will sell all shares of Common Stock covered by this prospectus. See “Plan of Distribution.”

The Selling Security Holder identified below has confirmed to us that it is not a broker-dealer or an affiliate of a broker-dealer within the meaning of United States federal securities laws.

	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering
GHS Investments, LLC (1)	16,574,012	1,800,000,000	(2)	–	–
TOTAL	16,574,012	1,800,000,000		–	–

__________

(1)	GHS Investments, LLC is a limited liability company organized under the laws of Nevada. Mark Grober has dispositive power over the shares owned by GHS.
(2)	1,800,000,000 shares to be issued pursuant to the EFA.

Material Relationships with Selling Security Holder

The Selling Security Holder has not at any time during the past three years acted as one of our employees, officers or directors or had a material relationship with us except (i) with respect to transactions described above in “Private Placement,” (ii) the Purchase Agreement dated August 19, 2021 with GHS, and (iii) the Equity Financing Agreement dated November 9, 2022 with GHS.

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MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Our Common Stock is currently quoted on the OTC Markets, which is sponsored by OTC Markets Group, Inc. The OTC Markets is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. Our shares are quoted on the OTC Markets under the symbol “DPLS.”

The table below sets forth for the periods indicated the quarterly high and low bid prices as reported by OTC Markets. Limited trading volume has occurred during these periods. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

2022:	High	Low
First Quarter	$0.089	$0.0252

2021:	High	Low
First Quarter	$0.0510	$0.0007
Second Quarter	$0.0969	$0.0106
Third Quarter	$0.2020	$0.0653
Fourth Quarter	$0.1400	$0.0511

2020:	High	Low
First Quarter	$0.0002	$0.0001
Second Quarter	$0.0002	$0.0001
Third Quarter	$0.0006	$0.0001
Fourth Quarter	$0.0011	$0.0001

Our common stock is considered to be penny stock under rules promulgated by the SEC. Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers’ duties, customers’ rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a penny stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

The high and low bid price for shares of our Common Stock on May 31, 2022, was $0.0305 and $0.0281, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Markets.

Approximate Number of Equity Security Holders

As of May 31, 2022, there were approximately 943 stockholders of record. Because shares of our Common Stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares is substantially larger than the number of stockholders of record.

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Dividends

We have not declared or paid a cash dividend to our stockholders since we were organized and does not intend to pay dividends in the foreseeable future. Our board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon our earnings, capital requirements and other factors.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Exchange Act that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Penny Stock

Our stock is considered a penny stock. The SEC has adopted rules that regulate broker-dealer practices in transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our Common Stock. Therefore, stockholders may have difficulty selling our securities.

Rule 10B-18 Transactions

During the year ended December 31, 2021, there were no repurchases of our common stock by the Company.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contain certain forward-looking statements. Historical results may not indicate future performance. Our forward-looking statements reflect our current views about future events; are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. Factors that may cause differences between actual results and those contemplated by forward-looking statements include, but are not limited to, those discussed in the “Risk Factors” section. We undertake no obligation to publicly update or revise any forward-looking statements, including any changes that might result from any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, we cannot guarantee future results, events, levels of activity, performance, or achievements

Critical Accounting Policies

The following discussions are based upon our financial statements and accompanying notes, which have been prepared in accordance with accounting principles generally accepted in the United States.

The preparation of these financial statements requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingencies. We continually evaluate the accounting policies and estimates used to prepare the financial statements. We base our estimates on historical experiences and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by management.

Business Overview

DarkPulse is a technology company focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology. The Company develops, markets, and distributes a full suite of engineering, monitoring, installation and security management solutions for critical infrastructure/key resources to both industries and governments. Coupled with our patented DarkPulse Technology, DarkPulse provides its customers a comprehensive data stream of critical metrics for assessing the health and security of their infrastructure. Our systems provide rapid, precise analysis and responsive activities predetermined by the end-user customer. The Company’s activities since inception have consisted of developing various solutions, obtaining patents and trademarks related to its technology, raising capital, acquisition of companies deemed to expand global operations and/or capabilities, creating key partnerships to expand our suite of products and services. Our activities have evolved to a sales-focused mission since the successful completion of our BOTDA system in December 2020.

Headquartered in Houston, Texas, DarkPulse is a globally based technology company with presence in United Kingdom, India, Dubai, Russian Federation, Turkey, Azerbaijan, Iraq, Libya, Egypt, United States and Canada. In addition to the Company’s BOTDA systems, through a series of strategic acquisitions the Company offers the manufacture, sale, installation, and monitoring of laser sensing systems, O & G pipeline leak detection, physical security services, telecommunications and satellite communications services, drone and rover systems, and BDaaS. The Company is focused on expanding services through acquisitions and partnerships to address global infrastructure and critical environmental resource challenges. DarkPulse offers a full suite of engineering and environmental solutions that provide safety and security infrastructure projects. The sensing and monitoring capabilities offered by DarkPulse and our subsidiary companies operate in the Air, Land, Sea. Our patented technology provides rapid, precise analysis to protect and safeguard oil and gas pipelines above or below ground, physical security countermeasures, mining operations, and other critical infrastructure / key resources subject to vulnerability or risk. Our patented Brillouin scattering distributed fiber sensing system is best in class. The Company is able to monitor areas in around critical infrastructure buried or above ground including pipelines 100km or more in length and/ or localized pipes as small as 8 CM DIA, detecting internal anomalies before catastrophic failure. We are developing an Intelligent Rock Bolt, to prevent causalities and fatalities in mining operations and include a real time sensor system that can detect the location & movement of personnel & equipment throughout a mining operation. We monitor airflow, air quality, temperature, seismic events, etc. Our sensors cover extended areas, protecting an area from intrusion by detecting events at any location along the sensing cable. Working safely every day is our first core value and employees at DarkPulse and our subsidiary companies are recognized experts in their fields, providing comprehensive services for all our clients' needs.

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Our Operating Units

Our operating units consist of, Optilan, a company headquartered in Coventry, United Kingdom whose focus is in telecommunications, energy, rail, critical network infrastructure, pipeline integrity systems, renewables and security; Remote Intelligence, a company headquartered in Pennsylvania who provides unmanned aerial drone and UGC (unmanned ground crawler) services to a variety of clients from industrial mapping and ecosystem services, to search and rescue, to pipeline security; Wildlife Specialists, a company headquartered in Pennsylvania who provides clients with comprehensive wildlife and environmental assessment, planning, and monitoring services; TerraData Unmanned, a company headquartered in Florida who custom manufactures NDAA compliant drones and unmanned ground crawlers to meet the needs of its customers; and TJM West Electronics, a company headquartered in Arizona who is a U.S. manufacturer and test of advanced electronics, cables and sub-assemblies specializing in advanced package and complex CCA and hardware.

Recent Events

Acquisitions

On August 9, 2021, we entered into a Share Purchase Agreement with Optilan Guernsey Limited and Optilan Holdco 2 Limited (the “Sellers”), pursuant to which we purchased from the Sellers all of the issued and outstanding equity interests of Optilan HoldCo 3 Limited, a private company incorporated in England and Wales (“Optilan”) for £1.00 and also a commitment to enter into the Subscription (as defined below). Optilan is now a wholly-owned subsidiary of the Company.

On August 9, 2021, we entered into a Subscription Agreement with Optilan (the “Subscription”), pursuant to which we agreed to purchase an aggregate of 4,000,000 Ordinary Shares of Optilan for an aggregate purchase price of £4,000,000.

On August 30, 2021, we closed two separate Membership Interest Purchase Agreements (the “MPAs”) with Remote Intelligence, Limited Liability Company, a Pennsylvania limited liability company (“RI”) and Wildlife Specialists, LLC, a Pennsylvania limited liability company (“WS”) pursuant to which we agreed to pay to the majority shareholder of each of RI and WS an aggregate of 15,000,000 shares of our Common Stock, $500,000 to be paid on the closing date, and an additional $500,000 to be paid 12 weeks from closing date in exchange for 60% ownership of each of RI and WS. RI and WS are now subsidiaries of the Company.

On September 8, 2021, we entered into and closed the Stock Purchase Agreement (the “TJM SPA”) with TJM Electronics West, Inc., an Arizona corporation (“TJM”), and TJM’s shareholders, pursuant to which we agreed to purchase all of the equity interests in TJM in exchange for $450,000, subject to adjustments as defined in the TJM SPA. TJM is now a wholly-owned subsidiary of the Company.

Effective October 1, 2021, we entered into and closed the Membership Purchase Agreement (the “TerraData MPA”) with TerraData Unmanned, PLLC, a Florida limited liability company (“TerraData”), and Justin Dee, the sole shareholder of TerraData, pursuant to which we agreed to purchase 60% of the equity interests in TerraData in exchange for 3,725,386 shares of our Common Stock and $400,000, subject to adjustments as defined in the TerraData MPA, to be paid within 12 weeks of closing. TerraData is now a subsidiary of the Company.

Financings

On January 4, 2021, we entered into a securities purchase agreement with Geneva Roth Remark Holdings, Inc. (“Geneva”) issuing to Geneva a convertible promissory note in the aggregate principal amount of $42,350 with a $3,850 original issue discount and $3,500 in transactional expenses due to Geneva and its counsel. The note bears interest at 8% per annum and may be converted into common shares of our Common Stock at a conversion price equal to 70% of the lowest trading price of our common stock during the 20 prior trading days. We received $35,000 net cash. On July 12, 2021, Geneva converted $42,350 of principal and $1,540 into 1,784,146 shares of common stock.

On February 3, 2021, we entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $94,200 with a $15,700 original issue discount and $3,500 in transactional expenses due to Geneva and its counsel. The note bears interest at 4.5% per annum and may be converted into common shares of our Common Stock at a conversion price equal to 81% of the lowest two trading prices of our Common Stock during the 10 prior trading days. We received $75,000 net cash.

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On July 14, 2021, the note was paid in full, including all accrued and unpaid interest.

On February 18, 2021, we entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $76,200 with a $12,700 original issue discount and $3,500 in transactional expenses due to Geneva and its counsel. The note bears interest at 4.5% per annum and may be converted into common shares of our Common Stock at a conversion price equal to 81% of the lowest two trading prices of our Common Stock during the 10 prior trading days. We received $60,000 net cash.

On July 14, 2021, the note was paid in full, including all accrued and unpaid interest.

On April 5, 2021, we entered into a securities purchase agreement with Geneva Roth issuing to Geneva a convertible promissory note in the aggregate principal amount of $64,200 with a $10,700 original issue discount and $3,500 in transactional expenses due to Geneva and its counsel. The note bears interest at 4.5% per annum and may be converted into common shares of our Common Stock at a conversion price equal to 81% of the lowest two trading prices of our Common Stock during the 10 prior trading days. We received $50,000 net cash. On July 14, 2021, the note was paid in full, including all accrued and unpaid interest.

On April 26, 2021, we entered a Securities Purchase Agreement and Registration Rights Agreement with FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC, a Delaware limited liability company (the “FirstFire”), pursuant to which we issued to FirstFire a Convertible Promissory Note in the principal amount of $825,000 (the “FirstFire Note”). The purchase price of the FirstFire Note is $750,000. The FirstFire Note matures on January 26, 2022 upon which time all accrued and unpaid interest will be due and payable. Interest accrues on the FirstFire Note at 10% per annum guaranteed until the FirstFire Note becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The FirstFire Note is convertible at any time after 180 days from issuance, upon the election of the FirstFire, into shares of our Common Stock at $0.015 per share. The FirstFire Note is subject to various “Events of Default,” which are disclosed in the FirstFire Note. Upon the occurrence of an “Event of Default,” the conversion price would become $0.005. On November 17, 2021, FirstFire converted $825,000 of principal and $61,875 of interest into 177,375,000 shares of common stock.

See “Legal Proceedings” for additional information regarding the FirstFire Note.

On July 14, 2021, we entered a Securities Purchase Agreement with GS Capital Partners, LLC (the “GS”), pursuant to which we issued to GS a 6% Redeemable Note in the principal amount of $2,000,000 (the “GS Note”). The purchase price of the GS Note is $1,980,000. The GS Note matures on July 14, 2022 upon which time all accrued and unpaid interest will be due and payable. Interest accrues on the GS Note at 6% per annum until the GS Note becomes due and payable. The GS Note is subject to various “Events of Default,” which are disclosed in the GS Note. Upon the occurrence of an “Event of Default,” the interest rate on the GS Note will be 18%. The GS Note is not convertible into shares of our Common Stock and is not dilutive to existing or future shareholders and we plan on using a portion of the proceeds of the GS Note to retire existing convertible debt.

On August 19, 2021, we entered into the Purchase Agreement with GHS, for the offering of up to $45,000,000 worth of Common Stock. Pursuant to the Purchase Agreement, on August 19, 2021, we and GHS agreed that we would issue and sell to GHS, and GHS would purchase from the Company, 31,799,260 shares of Common Stock for total proceeds to the Company, net of discounts, of $3,300,000, at an effective price of $0.1038 per share (the “First Closing”). We received approximately $2,790,000 in net proceeds from the First Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the First Closing for working capital and for general corporate purposes. The shares were issued to GHS in a registered direct offering, pursuant to a prospectus supplement to our currently effective registration statement on Form S-3 (File No. 333-257826), which was initially filed with the SEC on July 12, 2021, and was declared effective on August 18, 2021.

Pursuant to the Purchase Agreement, on August 31, 2021, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 27,297,995 shares of Common Stock for total proceeds to us, net of discounts, of $3,300,000, at an effective price of $0.120888 per share (the “Second Closing”). We received approximately $2,885,000 in net proceeds from the Second Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Second Closing for working capital and for general corporate purposes. The shares were issued to GHS in a registered direct offering, pursuant to a prospectus supplement to our currently effective registration statement on Form S-3 (File No. 333-257826), which was initially filed with the SEC on July 12, 2021, and was declared effective on August 18, 2021.

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Pursuant to the Purchase Agreement, on September 22, 2021, we and GHS agreed that we would issue and sell to GHS, and GHS would purchase from us, 25,630,272 shares of Common Stock for total proceeds to us, net of discounts, of $2,000,000, at an effective price of $0.085836 per share (the “Third Closing”). We received approximately $1,915,000 in net proceeds from the Third Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Third Closing for working capital and for general corporate purposes. The shares were issued to GHS in a registered direct offering, pursuant to a prospectus supplement to our currently effective registration statement on Form S-3 (File No. 333-257826), which was initially filed with the SEC on July 12, 2021, and was declared effective on August 18, 2021.

Pursuant to the Purchase Agreement, on October 1, 2021, we and GHS agreed that we would issue and sell to GHS, and GHS would purchase from us, 37,187,289 shares of Common Stock for total proceeds to us, net of discounts, of $3,000,000, at an effective price of $0.08874 per share (the “Fourth Closing”). We received approximately $2,850,000 in net proceeds from the Fourth Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Fourth Closing for working capital and for general corporate purposes. The shares were issued to GHS in a registered direct offering, pursuant to a prospectus supplement to our currently effective registration statement on Form S-3 (File No. 333-257826), which was initially filed with the SEC on July 12, 2021, and was declared effective on August 18, 2021.

Pursuant to the Purchase Agreement, on October 14, 2021, we and GHS agreed that we would issue and sell to GHS, and GHS would purchase from us, 14,282,304 shares of Common Stock for total proceeds to us, net of discounts, of $1,055,000, at an effective price of $0.08125 per share (the “Fifth Closing”). We received approximately $1,002,250 in net proceeds from the Fifth Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Fifth Closing for working capital and for general corporate purposes. The shares were issued to GHS in a registered direct offering, pursuant to a prospectus supplement to our currently effective registration statement on Form S-3 (File No. 333-257826), which was initially filed with the SEC on July 12, 2021, and was declared effective on August 18, 2021.

On November 9, 2021, we entered an Equity Financing Agreement (the “Equity Financing Agreement”) and Registration Rights Agreement (the “GHS Registration Rights Agreement”) with GHS, pursuant to which GHS agreed to purchase up to $30,000,000 in shares of our Common Stock, from time to time over the course of 24 months (the “Contract Period”) after effectiveness of a registration statement on Form S-1 (the “Registration Statement”) of the underlying shares of Common Stock.

The GHS Registration Rights Agreement provides that we shall (i) use our best efforts to file with the SEC a Registration Statement within 45 days of the date of the GHS Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the SEC within 30 days after the date the GHS Registration Statement is filed with the SEC, but in no event more than 90 days after the GHS Registration Statement is filed.

Pursuant to the Equity Financing Agreement, on December 21, 2021, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 43,777,478 shares of Common Stock for total proceeds to us, net of discounts, of $2,548,326, at an effective price of $0.0696 per share (the “First EFA Closing”). We received approximately $2,296,469 in net proceeds from the First EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the First EFA Closing for working capital and for general corporate purposes.

Pursuant to the Equity Financing Agreement, on January 12, 2022, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 23,372,430 shares of Common Stock for total proceeds to us, net of discounts, of $1,150,000, at an effective price of $0.054124 per share (the “Second EFA Closing”). We received approximately $1,033,975 in net proceeds from the Second EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Second EFA Closing for working capital and for general corporate purposes.

Pursuant to the Equity Financing Agreement, on January 21, 2022, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 33,454,988 shares of Common Stock for total proceeds to us, net of discounts, of $1,150,000, at an effective price of $0.037812 per share (the “Third EFA Closing”). We received approximately $1,033,975 in net proceeds from the Third EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Third EFA Closing for working capital and for general corporate purposes.

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Pursuant to the Equity Financing Agreement, on February 7, 2022, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 16,040,411 shares of Common Stock for total proceeds to us, net of discounts, of $500,000, at an effective price of $0.0342884 per share (the “Fourth EFA Closing”). We received approximately $448,975 in net proceeds from the Fourth EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Fourth EFA Closing for working capital and for general corporate purposes.

On February 21, 2022, we sold 75,798,921 shares of our Common Stock at $0.032982 per share for total consideration of $2,500,000.

On March 3, 2022, we sold 16,579,569 shares of our Common Stock at $0.0301576 per share for total consideration of $500,000.

On March 14, 2022, we sold 5,617,347 shares of our Common Stock at $0.071208 per share for total consideration of $400,000.

Pursuant to the Equity Financing Agreement, on March 23, 2022, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 29,257,395 shares of Common Stock for total proceeds to us, net of discounts, of $1,500,000, at an effective price of $0.056396 per share (the “Fifth EFA Closing”). We received approximately $1,348,975 in net proceeds from the Fifth EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Fifth EFA Closing for working capital and for general corporate purposes.

Pursuant to the Equity Financing Agreement, on April 11, 2022, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 23,746,816 shares of Common Stock for total proceeds to us, net of discounts, of $1,000,000, at an effective price of $0.04211091 per share (the “Sixth EFA Closing”). We received approximately $898,975 in net proceeds from the Sixth EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Sixth EFA Closing for working capital and for general corporate purposes.

Pursuant to the Equity Financing Agreement, on May 3, 2022, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 29,522,276 shares of Common Stock for total proceeds to us, net of discounts, of $1,000,000, at an effective price of $0.03387273 per share (the “Seventh EFA Closing”). We received approximately $898,975 in net proceeds from the Seventh EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Seventh EFA Closing for working capital and for general corporate purposes.

Pursuant to the Equity Financing Agreement, on May 13, 2022, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 26,100,979 shares of Common Stock for total proceeds to us, net of discounts, of $556,750, at an effective price of $0.0213306 per share (the “Eighth EFA Closing”). We received approximately $500,050 in net proceeds from the Eighth EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Eighth EFA Closing for working capital and for general corporate purposes.

Pursuant to the Equity Financing Agreement, on May 23, 2022, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 25,025,540 shares of Common Stock for total proceeds to us, net of discounts, of $556,750, at an effective price of $0.0222473 per share (the “Ninth EFA Closing”). We received approximately $500,050 in net proceeds from the Ninth EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Ninth EFA Closing for working capital and for general corporate purposes.

Pursuant to the Equity Financing Agreement, on June 1, 2022, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 25,901,921 shares of Common Stock for total proceeds to us, net of discounts, of $556,750, at an effective price of $0.02149454 per share (the “Tenth EFA Closing”). We received approximately $500,050 in net proceeds from the Tenth EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Tenth EFA Closing for working capital and for general corporate purposes.

Partnerships

We have entered into a consulting agreement with the Bachner Group to assist in the successful transformation from an R&D focused company to a sales-focused company, and assist us with federal contract opportunities.

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Other Events

On August 3, 2021, we entered into an Engagement Agreement and Terms and Conditions (the “EIAP Agreement”) with Energy & Industrial Advisory Partners, LLC (“EIAP”). Pursuant to the EIAP Agreement, we have engaged EIAP to serve as an advisor to us in the proposed transaction for agreed target company or any of its subsidiaries and/or the whole or any part of its or their business or assets (the “Transaction”). EIAP will receive a monthly retainer of $10,000 per month payable upon receipt of an invoice. EIAP will also receive a consulting bonus fee of $350,000 payable upon completion of the Transaction. In the event of successful completion of the Transaction as a result of EIAP’s involvement, EIAP agrees to deduct the total retainer fee from the consulting bonus fee. The EIAP Agreement may be terminated, with or without cause, by either party upon ten days’ written prior notice thereof to the other party. If (a) during the term of the EIAP Agreement, or (b) within two years following the date of the EIAP Agreement’s termination by us (provided that such two-year period shall be extended by the same period of time that we take to settle in full all fees, expenses and/or outlays due or to become due to EIAP as at the date of the EIAP Agreement’s termination), we complete a transaction with the target company or a similar transaction to the Transaction, then we will pay the consulting bonus fee at the completion of the transaction.

Going Concern Uncertainty

As shown in the accompanying financial statements, during the three months ended March 31, 2022, the Company reported a net loss of $5,384,270. As of March 31, 2022, the Company’s current liabilities exceeded its current assets by $7,610,707. As of March 31, 2022, the Company had $4,785,797 of cash.

As shown in the accompanying financial statements, the Company generated net losses of $4,826,320 and $275,842 during the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021, the Company’s current liabilities exceeded its current assets by $10,120,885. As of December 31, 2021, the Company had $3,658,846 of cash.

We will require additional funding to finance the growth of our operations and achieve our strategic objectives. These factors, as relative to capital raising activities, create doubt as to our ability to continue as a going concern. We are seeking to raise additional capital and are targeting strategic partners in an effort to accelerate the sales and marketing of our products and begin generating revenues. Our ability to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements, expansion of our operations and generating sales. The accompanying financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations; however, management cannot make any assurances that such financing will be secured.

Results of Operations

For the Three-Months Ended March 31, 2022 and 2021

Revenues

For the three months ended March 31, 2022, total revenues were $2,018,333 compared to $0 for the same period in 2021, an increase of $2,018,333. This increase primarily consisted of revenues of $1,856,961 from Optilan, $34,094 from Wildlife Specialists and $118,926 from TJM Electronics as well as $8,352 from the remaining subsidiaries.

Cost of Goods Sold and Gross Loss

For the three months ended March 31, 2022, cost of goods sold were $2,348,567 compared to $0 for the same period in 2021, an increase of $2,348,567.

Gross loss for the three months ended March 31, 2022 was $330,234 with a gross loss margin of (16.36)% compared to $0 for the same period in 2021 with no gross profit margin.

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Operating Expenses

Selling, general and administrative expenses for three months ended March 31, 2022 increased by $948,520, or 3,195%, to $978,208 from $29,688 for the three months ended March 31, 2021. The increase primarily consisted of an increase to the operations from our various acquisitions.

Payroll related expenses for three months ended March 31, 2022, increased to $1,972,067 from $0 for the three months ended March 31, 2021. The increase primarily consisted of an increase to the numbers of employees inherited from our various acquisitions.

Professional fees for the three months ended March 31, 2022, increased by $1,463,749 to $1,538,103 from $74,354 for the three months ended March 31, 2021. This increase primarily consisted of increased legal expenditures associated with the increase in litigation.

Depreciation and amortization for three months ended March 31, 2022, increased by $215,857 to $228,614 from $12,757 for the three months ended March 31, 2021. This increase is primarily due to the increase in depreciable assets we acquired from new acquisitions.

Other Income (Expense)

For the three months ended March 31, 2022, we had other expense of $337,043 compared to other income of $107,675 for the same period in 2021, an increase in expense of $444,718. This increase in other income primarily consisted of changes of $35,750 of gain related to the extinguishment of debt, $156,051 increase in the fair value of the Company’s derivative instruments, $19,853 of gain on foreign currency exchange rate variance, an increase in interest expense of $486,092 due to increased borrowings associated with acquisitions.

Net Loss

As a result of the above, we reported a net loss of $5,384,270 and $51,874 for the three months ended March 31, 2022 and 2021, respectively.

For the Years Ended December 31, 2021 and 2020

Revenues

For the year ended December 31, 2021, total revenues were $7,783,340 compared to $0 for the same period in 2020, an increase of $7,783,340. This increase primarily consisted of revenues of $7,247,932 from the acquisition of Optilan in August 2021, $277,747 from the acquisition of Wildlife Specialists in August 2021 and $174,266 from the acquisition of TJM Electronics in September 2021 as well as $13,078 from DarkPulse.

Cost of Goods Sold and Gross Profit

For the year ended December 31, 2021, cost of goods sold were $6,685,210 compared to $0 for the same period in 2020, an increase of $6,685,210.

Gross profit for the year ended December 31, 2021 was $1,098,130 with a gross profit margin of 14.11% compared to $0 for the same period in 2020 with no gross profit margin.

Operating Expenses

Selling, general and administrative expenses for year ended December 31, 2021 increased by $3,769,708, or 2,526%, to $3,918,967 from $149,259 for the year ended December 31, 2020. The increase primarily consisted of an increase to the operations from our various acquisitions.

Payroll related expenses for year ended December 31, 2021, increased by $2,653,496 to $2,653,683 from $187 for the year ended December 31, 2020. The increase primarily consisted of an increase to the numbers of employees inherited from our various acquisitions.

Professional fees for the year ended December 31, 2021, increased by $2,879,830 to $2,930,245 from $50,415 for the year ended December 31, 2020. This increase primarily consisted of increased legal expenditures associated with the increase in litigation as well as fees associated with the various capital raises in 2021.

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Depreciation and amortization for year ended December 31, 2021, increased by $207,278 to $258,306 from $51,028 for the year ended December 31, 2020. This increase is primarily due to the increase in depreciable assets we acquired from new acquisitions.

Other Income (Expense)

For the year ended December 31, 2021, we had other income $4,021,700 compared to other expense of $17,103 for the same period in 2020, an increase in income of $4,038,803. This increase in other income increase primarily consisted of changes of $3,421,633 of gain related to the extinguishment of debt, $653,501 increase in the fair value of the Company’s derivative instruments, $11,600 of gain on foreign currency exchange rate variance, a decrease in interest expense of $4,706 due to increased borrowings offset by $31,636 loss on convertible notes.

Net Income (Loss)

As a result of the above, we reported a net loss of $4,826,320 for the year ended December 31, 2021 compared to a net loss of $275,842 for the year ended December 31, 2020.

Liquidity and Capital Resources

Three Months Ended March 31, 2022 Compared to March 31, 2021

We require working capital to fund the continued development and commercialization of our proprietary fiber optic sensing devices, and for operating expenses. During the three months ended March 31, 2022, we had $7,700,000 in new cash proceeds compared to the three months ended March 31, 2021, when we had $212,750 in new cash proceeds.

As of March 31, 2022, we had cash of $4,785,797, compared to $50,714 as of March 31, 2021. We currently do not have sufficient cash to fund our operations for the next 12 months and we will require working capital to complete development, testing and marketing of our products and to pay for ongoing operating expenses. We anticipate adding consultants for technology development and the corresponding operations of the Company, but this will not occur prior to obtaining additional capital. Management is currently in the process of looking for additional investors. Currently, loans from banks or other lending sources for lines of credit or similar short-term borrowings are not available to us. We have been able to raise working capital to fund operations through the issuances of convertible notes or obtained through the issuance of our restricted common stock. As of March 31, 2022, our current liabilities exceeded our current assets by $7,610,707.

December 31, 2021 Compared to December 31, 2020

During the year ended December 31, 2021, we had $17,696,027 in new cash proceeds compared to year ended December 31, 2020, when we had $0 in new cash proceeds.

As of December 31, 2021, we had cash of $3,658,846, compared to $337 as of December 31, 2020. We currently do not have sufficient cash to fund our operations for the next 12 months and we will require working capital to complete development, testing and marketing of our products and to pay for ongoing operating expenses. We anticipate adding consultants for technology development and the corresponding operations of the Company, but this will not occur prior to obtaining additional capital. Management is currently in the process of looking for additional investors. Currently, loans from banks or other lending sources for lines of credit or similar short-term borrowings are not available to us. We have been able to raise working capital to fund operations through the issuances of convertible notes or obtained through the issuance of the Company’s restricted common stock. As of December 31, 2021, our current liabilities exceeded our current assets by $10,120,885.

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Cash Flows from Operating Activities

Three Months Ended March 31, 2022 Compared to March 31, 2021

During the three months ended March 31, 2022, net cash used by operating activities was $6,288,504, resulting from our net loss of $5,384,270 and an increase in expenses related to our convertible notes payables, including increase in inventory of $1,017,178 and operating lease liabilities of $440,171. These increases were offset by a decrease in derivative liability of $125,107, decrease in accounts payable and accrued expenses of $355,398 and an increase from the gain on the extinguishment of debt of $35,750, increase in accounts receivable of $2,523,210, decrease in unbilled revenue of $255,622 and increase in contract liability of $1,451,343.

By comparison, during the three months ended March 31, 2021, net cash used by operating activities was $161,173, resulting from our net loss of $51,874 partially offset by non-cash expenses totaling $126,580 and increases in accounts payable and accrued liabilities of $17,281.

December 31, 2021 Compared to December 31, 2020

During the year ended December 31, 2021, net cash used by operating activities was $11,715,101, resulting from our net loss of $4,826,320 and an increase in expenses related to our convertible notes payables, including amortization of debt discount of $515,975 and loan acquisition costs of $480,450, increase in stock-based compensation of $1,346,808, increase in inventory of $1,175,869 and operating lease liabilities of $2,451,692. These increases were offset by a decrease in derivative liability of $687,124, increase in accounts payable and accrued expenses of $2,041,588 and an increase from the gain on the extinguishment of debt of $3,488,860, increase in accounts receivable of $771,432, unbilled revenue of $822,031 and increase in contract liability of $922,631.

By comparison, during the year ended December 31, 2020, net cash used by operating activities was $8,192, resulting from our net loss of $275,842 partially offset by non-cash expenses totaling $14,445 and increases in accounts payable and accrued liabilities of $269,589.

Cash Flows from Investing Activities

Three Months Ended March 31, 2022 Compared to March 31, 2021

During the three months ended March 31, 2022, we had net cash used in investing activities of $64,980. During the three months ended March 31, 2021, net cash used by investing activities was $1,200, of capitalized patents costs of $1,200.

December 31, 2021 Compared to December 31, 2020

During the year ended December 31, 2021, we had net cash used in investing activities of $1,689,153. During the year ended December 31, 2020, net cash used by investing activities was $4,969, of capitalized patents costs of $4,969.

Cash Flows from Financing Activities

Three Months Ended March 31, 2022 Compared to March 31, 2021

During the three months ended March 31, 2022, net cash provided by financing activities was $7,700,000 which was comprised of proceeds from the sale of common stock from offering of $7,700,000. During the three months ended March 31, 2021, net cash used by financing activities was $212,750, which was comprised of proceeds from issuance of convertible notes payable of $212,750.

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December 31, 2021 Compared to December 31, 2020

During the year ended December 31, 2021, net cash provided by financing activities was $17,311,427, comprised of proceeds from the sale of common stock from offering of $14,593,327, the issuance of convertible debt in the amount of $1,102,700, the issuance of notes payable of $2,000,000 offset by payments on convertible debt of $384,600. During the year ended December 31, 2020, net cash used by financing activities was $4,096, comprised of proceeds from issuance of convertible notes payable of $40,000, offset by repayments of related party notes payable of $44,096.

Factors That May Affect Future Results

Management’s Discussion and Analysis contains information based on management’s beliefs and forward-looking statements that involve a number of risks, uncertainties, and assumptions. There can be no assurance that actual results will not differ materially from the forward-looking statements as a result of various factors, including but not limited to, our ability to obtain the equity funding or borrowings necessary to market and launch our products, our ability to successfully serially produce and market our products; our success establishing and maintaining collaborative licensing and supplier arrangements; the acceptance of our products by customers; our continued ability to pay operating costs; our ability to meet demand for our products; the amount and nature of competition from our competitors; the effects of technological changes on products and product demand; and our ability to successfully adapt to market forces and technological demands of our customers.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our consolidated financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity capital expenditures or capital resources.

Recent Accounting Pronouncements

We have provided a discussion of recent accounting pronouncements in Note 1 to the Condensed Financial Statements.

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BUSINESS

Organization

DarkPulse is a technology-security company incorporated in 1989 as Klever. One of our principal wholly-owned subsidiaries, DPTI, originally started as a technology spinout from the University of New Brunswick, Fredericton, Canada. DPI is comprised of multiple security platforms: Patented BOTDA Fiber Optic sensor systems and Satellite Communications services.

In December 2010, DPTI entered into an Assignment Agreement with the University, pursuant to which the University sold, transferred, and assigned to us Patents in exchange for the issuance of a debenture to the University in the amount of C$1,500,000 (Canadian dollars).  In April 2017, DPTI issued the Debenture.  The Patents and the Debenture were initially recorded in our accounts at $1,491,923, based upon the exchange rate between the U.S. dollar and the Canadian dollar on December 16, 2010, the date of the original debenture. In addition to the repayment of principal and interest, the Debenture requires DPTI to pay the University a 2% royalty on sales of any and all products or services which incorporate the Patents for a period of five years commencing on April 24, 2018, as well as to reimburse the University for its patent-related costs.

On April 27, 2018, Klever entered into an Merger involving Klever as the surviving parent corporation and acquiring DPTI as its wholly-owned subsidiary. On July 18, 2018, the parties closed the Merger Agreement, as amended on July 7, 2018, and the name of the Company was subsequently changed to “DarkPulse, Inc.” With the change of control of the Company, the Merger was accounted for as a recapitalization in a manner similar to a reverse acquisition.

On July 20, 2018, we filed a Certificate of Amendment to our Certificate of Incorporation with the State of Delaware, changing the name of the Company to “DarkPulse, Inc.” We filed a corporate action notification with FINRA, and our ticker symbol was changed to “DPLS.”

Our security and monitoring systems will be delivered in applications for critical infrastructure/ key resources such as but not limited to border security, pipelines, the oil and gas industry and mine safety. Current uses of fiber optic distributed sensor technology have been limited to quasi-static, long-term structural health monitoring due to the time required to obtain the data and its poor precision. Our patented BOTDA dark-pulse sensor technology allows for the monitoring of highly dynamic environments due to its greater resolution and accuracy.

Our Operating Units

Optilan

Founded in 1990, Optilan is a leading independent security and communications systems integrator worldwide. Providing specialist technologies and techniques Optilan helps to protect businesses and organizations from external threats. Telecommunications, Energy, Rail, Critical Network Infrastructure, Pipeline Integrity Systems, Renewables and Security. Headquartered in Warwick, United Kingdom with a 30-year pedigree, at Optilan our customers trust us to keep the integrity of their assets safe and secure, by managing the life cycle delivery risk of our solutions. By fostering a collaborative design approach to complex problems, we provide innovative solutions, custom fit to even the most demanding of sites and scale of projects. Importantly, our commitment to our safety culture remains unaverred, to ensure that everyone goes home safely every day. We orchestrate business resilience with a suite of end-to-end solutions, combined with connectivity and professional service at a global level. Today's business environment is more dynamic than ever, with continuous change and disruption accepted as the new normal. We complement our tailored, integrated expertise with a curated ecosystem of leading manufacturers, to achieve both high quality and enduring results. We are proud to foster a unique culture full of talented individuals. Our sector focus ensures that our account teams are fully accredited in their operational areas. We are committed to creating individually tailored solutions, using collaborative techniques and programming tools to deliver the networks of the future. Optilan has provided integrated solutions for leading Oil and Gas, Industrial and Energy companies around the world. As an industry leader in deploying communication networks with exceptional reliability, our reputation for delivering the highest quality products remains unsurpassed. This spans mobile, broadband, security systems and customer premise works. Our professionals have the skill to adopt and embed our expertise into existing platforms, processes, and cultures, delivering exceptional value for our clients. Beyond our operational scope, we strive to consider the impact of our global footprint and mitigate associated environmental and sustainability risks. These factors combined set Optilan apart and establish why customers continue to trust and invest in our services.

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Remote Intelligence

Remote Intelligence provides Unmanned Aerial Drone and UGC (unmanned ground crawler) Services to a variety of clients; from Industrial Mapping and Ecosystem Services, to Search and Rescue, to Pipeline Security, we provide sales and consulting services for all markets. Remote Intelligence started in 2013 with a simple vision; to use the new and developing field of unmanned aerial vehicles to produce higher quality, safer and more effective products for a variety of markets. We strive to Equip, Educate and Advance the use of the most advanced Unmanned Aerial Systems and Unmanned Ground Crawlers in the United States and around the world for commercial, government and domestic use. Our top priorities as we do that are to find safe and ethical ways to use this new and exciting field of technology to make life better. Providing holistic intelligence consultation and solutions including full-service Methane Detection and Monitoring. Quick, comprehensive site mapping and aerial inspection services. We specialize in fully integrated, geo-rectified, 3D modeled mapping and AI for industrial applications, specializing in the energy and environmental industries, with AI and live streaming capabilities anywhere in the world. Also providing aerial survey, video inspection services, emergency support services, wildlife and habitat surveys, and comprehensive system design, training, and sales for both the commercial and private sectors. Integrating the latest tech solutions like artificial intelligence. Globally connected with a base of operation in Wellsboro Pennsylvania.

TerraData Unmanned

Comprised of a team with more than 30 years cumulative experience in the unmanned industry, TerraData custom manufactures NDAA compliant drones and unmanned ground crawlers to meet the needs of its customers. TerraData has successfully delivered a custom drone platform per a customer’s specifications which exceeds current industry offering by more than 30 minutes. The team has manufactured, and successfully flight tested a Quad Copter drone with 1.5KG payload capabilities that delivers more than 60 minutes of continuous flight. This cutting-edge design is a combination of proprietary software and hardware. The custom platform offers NDAA compliant autopilot, communications links, TSO Certified GPS unit and ground control station. Future designs include integrating RTK for mapping, methane detectors, and true terrain following capabilities. There are also improvements scheduled that are intended to further extend the endurance and provide over 4KG of payload capacity, not including batteries. TerraData has also announced the research, development and successful testing of an autonomous crawler soon to be released to the market with Methane and Multi Gas Detection capabilities. Working seamlessly with its partners at DarkPulse and its subsidiary companies, TerraData can custom design, build and operate a system to meet our customers' needs 24 hours a day 365 days a year around the block or around the globe.

Wildlife Specialists

Wildlife Specialists, LLC was founded in 2007 to provide clients with comprehensive wildlife and environmental assessment, planning, and monitoring services. We currently maintain two regional offices located in north central and southeastern Pennsylvania and are available to provide services to clients nationwide and around the globe. Our staff are well-established professionals who have a wide range of experience in wildlife management, research, and monitoring at the local and statewide levels throughout the United States. In addition, we have specific expertise in providing the full range of sensitive species and habitat assessments necessary for your development projects. Wildlife Specialists’ mission is to provide consulting services that use the latest technology to produce the highest quality results compatible with our clients’ management goals and the appropriate protocols developed by state and federal wildlife management agencies. Wildlife Specialists is fully insured to industry standards and committed to the safety of our staff, our clients, and the public. We have maintained safety certification through ISNetWorld and other 3rd party certifiers. We are also officially PennDOT, GSA, Small Business and HUBZone Certified.

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TJM West Electronics

TJM West Electronics is an ISO9001 and AS9100 certified electronics and electro-mechanical assembly operation. We operate out of a high tech, 20,000 Sq ft facility in Tempe, Arizona. Our assembly team is trained to IPC 610 and J-STD-001 standards, Class 2 and 3. We have been in business since 1999. Our latest website was developed to be a customer interface for rapid costing, build scheduling, open order status, and complete manufacturing history data records. Registered users can enter build and fabrication parameters for quantities of 2-20 units. Our calculator provides itemized labor, PCB fabrication cost and delivery. Registered users can also access factory floor for the updated status and delivery date of open orders, a review of configuration, quotes and full quality history database.

As a U.S. manufacturer and test of advanced electronics, cables and sub-assemblies. we specialize in advanced package and complex CCA and hardware. Certified to space and flight AS9100D, TJM has over 20 years supplying ultra-high reliability, and fully documented electronic Hardware. Per AS9100D, TJM maintains all material certifications, process and measurement reports electronically as part of a complete quality history record. Manufacturing PCB Design services on the most popular platforms including Cadence, Altium, and Mentor. Design output data integrates seamlessly to our automated manufacturing line. Test Development ICT to functional and burn-in. We develop a test plan and hardware system to deliver your 100% verified product. Low Cost, High Reliability Manufacturing is the net result of quality planning, optimizing automation technology, operational efficiency, and communication. High value, low-cost domestic solution to replace offshore manufacturing. Protect your IP and keep direct line-of sight of manufacturing with products made in the USA. TJM West Is your one stop shop.

Acquisitions

On August 9, 2021, we entered into a Share Purchase Agreement with Optilan Guernsey Limited and Optilan Holdco 2 Limited, pursuant to which we purchased from the sellers all of the issued and outstanding equity interests of Optilan for £1.00 and also a commitment to enter into a subscription agreement. Optilan is now a wholly-owned subsidiary of the Company.

On August 9, 2021, we entered into a Subscription Agreement with Optilan, pursuant to which we agreed to purchase an aggregate of 4,000,000 Ordinary Shares of Optilan for an aggregate purchase price of £4,000,000.

On August 30, 2021, we closed two separate Membership Interest Purchase Agreements with RI and WS pursuant to which we agreed to pay to the majority shareholder of each of RI and WS an aggregate of 15,000,000 shares of our Common Stock, $500,000 to be paid on the closing date, and an additional $500,000 to be paid 12 weeks from closing date in exchange for 60% ownership of each of RI and WS. RI and WS are now subsidiaries of the Company.

On September 8, 2021, we entered into and closed the Stock Purchase Agreement with TJM and TJM’s shareholders, pursuant to which we agreed to purchase all of the equity interests in TJM in exchange for $450,000, subject to adjustments as defined in the Stock Purchase Agreement. TJM is now a wholly-owned subsidiary of the Company.

Effective October 1, 2021, we entered into and closed the Membership Purchase Agreement with TerraData and Justin Dee, the sole shareholder of TerraData, pursuant to which we agreed to purchase 60% of the equity interests in TerraData in exchange for 3,725,386 shares of our Common Stock and $400,000, subject to adjustments as defined in the Membership Purchase Agreement, to be paid within 12 weeks of closing. TerraData is now a subsidiary of the Company.

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Our Business

We offer a full suite of engineering, installation and security management solutions to industries and governments. Coupled with our patented DarkPulse Technology, we provide our customers   a comprehensive data stream of critical metrics for assessing the health and security of their infrastructure. Our comprehensive system provides for rapid, precise analysis and responsive activities predetermined by the end-user customer. These responses include the use of “smart” AI platformed cameras, facial recognition technologies and multiple drone platforms. Our User Interface (UI) is cloud based which offers end-users access to their systems on any device located anywhere in the world. Additional programming of the UI is being completed within a game engine that will also offer access via Virtual Reality headsets, allowing end-users to virtually inspection their assets.

Historically, distributed sensor systems have been too costly, slow and limited in their capabilities to attain widespread use. In addition, Brillouin-based sensors have been plagued with temperature and strain cross-sensitivity, i.e. the inability to distinguish between temperature and strain change along the same fiber. The loss of spatial resolution with an increase in fiber length has also limited the use of distributed sensor systems. Due to these shortcomings, existing technologies are unable to succeed within today’s dynamic environments, and needs for more advanced sensor technologies have remained unsatisfied.

By contrast to existing technologies, the DarkPulse Technology is a distributed-fiber sensing system, based on dark-pulse Brillouin scattering, which reports in real-time on conditions such as temperature, stress, strain corrosion and structural health monitoring of Critical Infrastructure/Key Resources including Bridges, Buildings, Roadways pipelines and mining installations.

DarkPulse Technology’s differentiators from and advantages over existing technologies:

•	Real-time Reporting: Higher data acquisition speeds allowing for structural monitoring of dynamic systems

•	Cost to Customer: Significantly lower acquisition and operating costs

•	Precision: A greater magnitude of precision and spatial resolution than other systems currently available

•	Applications: Wider range of capabilities than other systems currently available

•	Power Consumption: Lower power consumption than existing systems allowing for off-grid installations

•	Integration: Capable of integrating with existing systems

•	Central station monitoring/cloud based GUI

We believe that these key advantages should allow us not only to enter existing markets, but more importantly, to open new market opportunities with new applications. We intend to leverage new applications to target clients that have been unable to make use of distributed fiber optic technology to date.

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Revenue Generation

We intend to generate revenue from the following sources:

•	Hardware equipment sales, warranties, service contracts and licensing to large enterprises and governments;

•	Recurring subscription fees paid by enterprise/government users for access to our 24/7 monitoring services of their critical infrastructure;

•	Recurring subscription fees paid by enterprise/government users for access to our applications by enterprises/governments;

•	Recurring subscription fees paid by enterprise users for access to data stored in the cloud that may be integrated into large, third-party providers such as Oracle, Google Cloud; and Microsoft; among others; and

•	Recurring subscription fees paid by enterprise/government users who subscribe to bundled service offerings.

Our Market

Current uses of fiber optic distributed sensor technology have been limited to quasi-static, long-term structural health monitoring due to the time required to obtain the data and its poor precision. Our DarkPulse Technology allows for the monitoring of highly dynamic environments due to its magnitude of increased resolution and greater accuracy. The resulting high speed, real-time monitoring capabilities of our DarkPulse Technology should satisfy a broad range of existing and emerging requirements. Use of the DarkPulse Technology by our customers should result in lower production costs with increased sensing capabilities that can integrate with existing technology and be upgraded cost effectively.

Due to the characteristics of the fiber used in fiber optic sensing, the uses of our DarkPulse Technology are wide ranging. Optical fiber is hard-wearing, which allows it to be used in environments where other technologies fail (for example, at temperatures ranging from -40°C to 300°C and 1000psi). Additionally, DarkPulse Technology’s sensors allow for live sensing due to the speed at which the analysis takes place.

Our management team is continually identifying markets in which our DarkPulse Technology may be readily applied. Once these markets (as described below) have been addressed, our DarkPulse Technology may be adapted and applied to new markets.

Structural Monitoring

•	Buildings and Skyscrapers

•	Bridges, Tunnels and Dams

•	Roads and Railway tracks

Temperature Sensing

•	Fire Alarm and Environment control

•	Low cost and maintenance

•	Long life span

•	Ability to withstand harsh working environment

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Security & Defense

•	National Border Protection

•	Protection of Military and other sensitive installations

Consulting Services:

•	Consulting (as stand-alone or presales)

•	Post sales deployment and Support

•	Managed services (monitoring, etc.)

Additional Potential Markets:

•	Monitoring of composite structures in aircraft

•	Dynamic stress monitoring of runways

•	Dynamic ship hull stress monitoring, especially with a view to double-hull oil tankers

•	Smart grid and power conservation applications based on cooling and/or heat proximity – for instance, computer rooms, cell towers for heat soak

•	Monitor low temperatures as part of control systems

•	Monitoring of temperatures in extreme refrigeration environments

•	Avalanche early warning systems

•	Sea defense monitoring

Marketing

We utilize our DarkPulse Technology as the foundation of our ongoing marketing initiatives. Most notably, the greater magnitude of increased capabilities DarkPulse Technology versus existing bright-pulsing technologies. Existing bright-pulse Brillouin-based sensors have historically been plagued with temperature and strain cross-sensitivity, i.e. the inability to distinguish between temperature and strain change along the same fiber. The loss of spatial resolution with an increase in fiber length is also a limiting factor for the use of distributed sensor systems. Because of these shortcomings, existing bright-pulse Brillouin-based technologies are unable to succeed within today’s dynamic environments, which coincides with our DarkPulse Technology’s increased capabilities over bright-pulse systems. Our marketing initiatives include daily, broad-based social media engagement, management of our website, email campaigns, national television commercials, magazine ads, and other ongoing initiatives designed to increase awareness of our products and services and drive conversion and adoption rates.

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Competition

The overall optical sensing market is projected to reach USD $3.47 billion by 2023 from USD $1.13 billion in 2016, at a CAGR of 15.47% between 2017 and 2023.[1] We are active in the optical sensing market, including Oil & Gas pipeline health monitoring, National Border Security applications, and the mining industry. We believe that fiber sensing applications which incorporate our DarkPulse Technology may provide significant competitive advantages over structural health monitoring applications offered by the long-term leaders in the field, such as Schlumberger, Hewlett-Packard, and Yokogawa, which collectively account for a significant portion of industry sales. These companies, as well as others, have numerous differences in feature sets and functionality, but all share certain basic attributes: a bright-pulse technology as the core of their systems architecture. An architecture designed using bright-pulsing technology has limited sensing capabilities and resolutions of one meter allowing for mostly long-term quasi-static deployments.

However, we utilize our DarkPulse Technology allowing for multiple applications into those markets unavailable to companies using bright-pulse technology. While many of the companies using bright-pulse technology have attempted to incorporate various sensing techniques into a legacy technology, none have been able to offer the order of magnitude resolutions offered by our DarkPulse Technology. This magnitude in resolution coupled with the DarkPulse Technology’s increased data collection speeds allows our DarkPulse Technology to be installed into areas of the market that our competitors cannot. Our future financial condition and operating results depend on our ability to provide a high-quality solution as well as increased distribution of the solutions in each of the markets in which we compete or intend to compete within.

The markets for our products and services are highly competitive and we are confronted by aggressive competition. These markets are characterized by frequent product introductions and rapid technological advances. Our financial condition and operating results can be adversely affected by these and other industry-wide downward pressures on gross margins. Principal competitive factors important to us include price, product features, relative price and performance, product quality and reliability, marketing and distribution capability, service and support and corporate reputation.

Intellectual Property

Our policy is to protect our technology by, among other things, patents, trade secret protection and copyrights. We have taken security measures to protect our trade secrets and proprietary know-how, to the greatest extent possible. Our means of protecting our proprietary rights may not prove to be adequate and our competitors may independently develop technology or products that are similar to ours or that compete with ours. Trade secret, patent and copyright laws afford only certain protections for our technology and products. The laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the United States. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to obtain and use information that we regard as proprietary. Third parties may also design around our proprietary rights, which may render our protected technology and products less valuable, if the design around is favorably received in the marketplace.

In addition, any of our products or technology covered by patents or other intellectual property rights, could cause us to be subject to various legal actions. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement, invalidity, misappropriation, or other claims.

Through DPTI’s April 2017 Intellectual Property agreement with the University, DPTI was sold, transferred, and assigned U.S. Patent Nos. 7,245,790, 8,643,829, and 9,534,965, each of which are related to our BOTDA dark-pulse technology. In addition, Canadian Patent No. 2,502,275 was also assigned.

Suppliers

We currently rely on a full-time, dedicated, external team of experienced professionals for the coding and maintenance of our products.  We believe we have mitigated the associated risks of managing an external team of software and engineering development professionals by incorporating internal management and oversight, as well as appropriate systems, protocols, controls, and procedures and ensuring that we have access to additional qualified professionals to provide like or complementary services.

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Government Regulation

Government regulation is not of significant concern for our business nor is government regulation expected to become an impediment to the business in the near- or mid-term as management is currently unaware of any planned or anticipated government regulation that would have a material impact on our business. Our management believes it currently possesses all requisite authority to conduct our business as described in this Prospectus.

Employees

As of May 31, 2022, we had 182 full-time employee and no part-time employees.

Legal Proceedings

DarkPulse, Inc. v. Twitter, Inc.

As disclosed in greater detail in the Company’s Form 10-K, filed April 15, 2022, the Company’s investigation of the Investor News matter remains ongoing.

Carebourn Capital, L.P. v. DarkPulse, Inc.

As disclosed in greater detail in the Company’s Form 10-K, filed April 15, 2022, the Company remains in active litigation with Carebourn Capital, L.P. (“Carebourn”). The remainder of this disclosure will address all material updates since the aforementioned Form 10-K.

On April 11, 2022, the Court held a hearing on Carebourn’s Motion to Compel DarkPulse. As of the date hereof, no decision has been rendered on Carebourn’s motion. On April 14, 2022, the Court granted the Company’s Motion to Enforce the Protective Order, and simultaneously denied Carebourn’s request for reconsideration of Carebourn’s Motion for Dispositive Relief. On April 27, 2022, the Court awarded the Company $18,858.18 in attorneys’ fees from Carebourn in connection with the Court’s April 14, 2022 decision on the Company’s Motion to Compel Carebourn. Carebourn has been ordered to pay the $18,858.18 on or before July 26, 2022.

The Company remains committed to actively litigating its claims for relief under the Securities Exchange Act of 1934.

More Capital, LLC v. DarkPulse, Inc. et al

As disclosed in greater detail in the Company’s Form 10-K, filed April 15, 2022, the Company remains in active litigation with More Capital, LLC (“More”). The remainder of this disclosure will address all material updates since the aforementioned Form 10-K.

On April 11, 2014, the Court held a hearing on the Company’s Motion to Compel More and More’s Motion for Summary Judgment. As of the date hereof, no decision has been rendered on either of the aforesaid motions.

The Company remains committed to actively litigating its claims for relief under the Securities Exchange Act of 1934.

Goodman et al. v. DarkPulse, Inc.

As disclosed in greater detail in the Company’s Form 10-K, filed April 15, 2022, the Company remains in active litigation with Stephen Goodman (“Goodman”), Mark Banash (“Banash”), and David Singer (“Singer”) (Goodman, Banash, and Singer together, the “Series D Plaintiffs”). As of April 15, 2022, there has been no material updates to this litigation.

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The Company remains committed to actively litigating its claims and defenses against the Series D Plaintiffs.

DarkPulse, Inc. v. FirstFire Global Opportunities Fund, LLC, and Eli Fireman (SDNY)

As disclosed in greater detail in the Company’s Form 10-K, filed April 15, 2022, the Company remains in active litigation with FirstFire Global Opportunities Fund, LLC (“FirstFire”), and Eli Fireman (“Fireman”) (FirstFire and Fireman together, the “FirstFire Parties”). The remainder of this disclosure will address all material updates since the aforementioned Form 10-K.

On May 5, 2022, the Company filed its amended complaint (“FirstFire Amended Complaint”). Accordingly, the FirstFire Parties’ answer or motion in response to the FirstFire Amended Complaint is due on or before May 19, 2022.

FirstFire Global Opportunities Fund, LLC v. DarkPulse, Inc. (Del. Chancery Court)

As disclosed in greater detail in the Company’s Form 10-K, filed April 15, 2022, there are no material updates to this litigation and the Company maintains its view that the FirstFire Delaware Chancery matter is fully disclosed. Absent any future material developments, no further disclosures will be made about the FirstFire Delaware Chancery matter.

DarkPulse, Inc. v. EMA Financial, LLC et al

As disclosed in greater detail in the Company’s Form 10-K, filed April 15, 2022, the Company remains in active litigation with EMA Financial, LLC (“EMA”), EMA Group, Inc. (“EMA Group”), and Felicia Preston (“Preston”) (EMA, EMA Group, and Preston together, the “EMA Parties”). The remainder of this disclosure will address all material updates since the aforementioned Form 10-K.

On March 28, 2022, the Company filed its first amended complaint against the EMA Parties (the “EMA Amended Complaint”). On April 22, 2022, the Company and the EMA Parties entered into a Stipulation, which the Court so ordered on May 3, 2022, and established the EMA Parties were required to file and serve their answer and/or pre-motion letter for a motion under Rule 12 to the EMA Amended Complaint on or before June 21, 2022.

The Company remains committed to actively litigating its claims for relief under the Exchange Act.

In addition to the foregoing Legal Proceedings, the Company is also actively investigating potential legal claims, including but not limited to stock fraud, market manipulation, and/or defamation, against certain Twitter accounts, websites, and social media channels. The investigation is ongoing and should potential claims be identified, the Company will evaluate commencing formal litigation proceedings.

From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on our business, financial condition and operating results.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table sets forth the name, age, and position of each executive officer and director of the Company:

Director's Name	Age	Position
Dennis O’Leary	59	Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary & Treasurer

Dr. Anthony Brown	48	Director

Carl Eckel	63	Director

Bill Bayliss	59	Chief Executive Officer of Optilan

Dennis M. O’Leary, Chairman, CEO, President, CFO. Mr. O’Leary was appointed as the Company’s Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board in April 2018. Mr. O’Leary is a serial entrepreneur with significant international experience having founded Sulu Electric Power and Light Corp (Philippines), a firm with expertise in utility scale power generation and solar energy. In 2010, Mr. O’Leary co-founded DarkPulse Technologies Inc., a wholly-owned subsidiary of the Company, which is developing specialized devices that monitor activities along national borders and provide structural health and safety monitoring of oil and gas pipelines. He holds extensive start-up experience including multiple exit strategies. Mr. O’Leary is an Ambassador for the Province of New Brunswick, Canada, and a Research Member of the NATO Science and Technology Organization. He served as a member of the Board at Arizona State University’s School of Engineering, Global Resolve as Chair of the Impact Committee. His previous employment includes the NYPD where he worked as a member of the Manhattan North Tactical Narcotics Team, which prosecuted establishments involved in the illegal distribution of narcotics. He was a member of a joint taskforce working with the DEA and USINS in the execution of warrants related to narcotics trafficking. While at the NYPD, he was assigned to the Department of Justice as a member of the FBI’s investigative team with internal designation C14. He is a licensed private pilot with turbine experience. Mr. O’Leary was appointed as a Director due to his extensive experience in the industries in which we operate. Mr. O’Leary is not, and has not been during the past five years, the director of any other public companies.

Dr. Anthony Brown, Director. Dr. Brown has served as a Director of the Company since April 2019. He is a physicist and scientist with extensive experience in the development of Brillouin scattering-based distributed fiber optic sensing. In 2010, Dr. Brown co-founded DarkPulse Technologies, Inc., a wholly-owned subsidiary of the Company. Dr. Brown has more than 25 years of research and lecturing experience gained at the University of New Brunswick (“UNB”), focusing primarily on the development of Brillouin scattering-based distributed fiber optic sensor technology. From 2001 to 2012, Dr. Brown served as an assistant professor and research associate at UNB. During Dr. Brown’s tenure at UNB, he was instrumental in developing numerous patents in the field of fiber optic sensing. From 2012 to 2015, Dr. Brown served as an Adjunct Professor at UNB. From 2013 through the present, Dr. Brown has served as a data scientist for Xplornet Communications, Inc. From 2018 through the present, Dr. Brown has served as a consultant for the Company. Dr. Brown received a Bachelor of Science degree in Physics from UNB in 1995, and a PhD in Physics from UNB in 2001. Dr. Brown was appointed as a Director due to his extensive experience in the development of Brillouin scattering-based distributed fiber optic sensing. Dr. Brown is not, and has not been during the past five years, the director of any other public companies.

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Carl Eckel, Director. Mr. Eckel has served as a Director of the Company since April 2019. He is a U.S. military veteran with over 35 years of defense communications system development and support experience. Mr. Eckel’s career began in the field of telecommunications operations and continued to evolve with the rapid advancements in telecommunications technologies. While serving in the United States Air Force from 1977 to 1985, Mr. Eckel was responsible for managing leased communications accounting, planning, user requirement changes, and system upgrades and replacements for critical Air Force Satellite Control Network (“AFSCN”) Programs at Onizuka AFS, until his honorable discharge in 1985. As a private civilian, from 1985 to 1992, Mr. Eckel served as a Database Systems Administrator and Site Integrator for Ford Aerospace / Loral where he was responsible for into customer communications requirements analysis and development of training for operations and maintenance of the classified and unclassified systems supporting all Space Shuttle and satellite activities. In 1993 recognizing the government’s need for quality affordable training for operations and maintenance of complex software and hardware communications systems, Mr. Eckel started a successful training development and delivery business that provided training to Washington D.C. area clients such as the Pentagon 7th CG, the White House Communications Agency. and PACAF based in Hawaii. Mr. Eckel worked for Allied Signal/Honeywell in 1995-96 as a Group Field Engineer maintaining critical Control Center and Remote Tracking Communications Equipment around the world, and then rejoining communications systems support with Lockheed from 1997 to 1998. From 1999 to 2000, Mr. Eckel resumed support on the government side of the AFSCN serving initially in Network Security and Systems Integration. From 2000 to 2001, Mr. Eckel served as a Deputy Maintenance Manager for ITT where he was responsible for maintenance of AFSCN mission control communications systems. From 2001 to 2013, Mr. Eckel served as a Site Manager, Program Manager, and Program Director for IITC / Nortel / PEC / Avaya Government Solutions where he held a team leadership role transitioning back into program management. With this transition Mr. Eckel was a part of establishing and delivering contract performance that netted 99-100% contract satisfaction award fees. Mr. Eckel advanced to program director level managing contract team activities, including subcontractors, at multiple locations supporting programs for the Air Force, Army, and NOAA/NWS. In early 2014, Mr. Eckel transitioned into the Oil and Gas Industry as a safety professional in support of pipeline integrity work, station work, and mainline projects for clients including Enbridge, Hess, Tesoro, MarkWest, TransCanada, Kinder Morgan, and Shell. From 2014 through the present, Mr. Eckel has served as a Safety Manager for Minnesota Limited, LLC where he is responsible for safety compliance, including field safety inspections, incident and accident investigation, and reporting. Mr. Eckel received a diploma in Communications Systems from the USAF Technical School in Shepherd AFB, TX. Mr. Eckel holds numerous certifications, including OSHA 500 – Authorized OSHA 10 and 30 hour trainer, OSHA 510 HAZWOPER, CPR/AED/First aid, DOT – CSA & HAZMAT Driver Training. Mr. Eckel was appointed as a Director due to his extensive management experience within the government and the private sectors in such areas and industries where our technology systems may be advantageously utilized. Mr. Eckel is not, and has not been during the past five years, the director of any other public companies.

Bill Bayliss, CEO, Optilan. Mr. Bayliss has served as the CEO of Optilan since February 2020. Mr. Bayliss has been actively involved in leadership positions in both the public and private industrial/energy sector; including living and working in North America, Middle East and Norway. Mr. Bayliss started his career in support to the power generation and petrochemical businesses in a wide range of roles including project management, sales and commercial. He entered the oil and gas business with Brown and Root (B&R) in both London and Aberdeen. He subsequently moved to Norway with Kvaerner Engineering and returned back to UK with Kellogg B&R (KBR) fulfilling various roles including Senior Manager for the Hibernia Development in Canada, Business Manager for the Conoco Southern North Sea operations, maintenance and major project work before being promoted to KBR Global Operations and Maintenance Director. In 2004, Mr. Bayliss moved to Petrofac to set up an engineering, procurement, construction and commissioning support business that grew significantly from an initial seed corn start up investment, and within his role as Vice President, developed the business into five divisional areas with an annual turnover of circa $300 million and a support staff of 1,800. In 2009, he moved to Dubai as Chief Operating Officer of Topaz Engineering and was accountable for four business units with a circa $300 million turnover and over 4000 personnel. Mr. Bayliss joined Viking Seatech in September 2011 as Group CEO to take the business through financial and organizational restructuring and professionalization. Mr. Bayliss led the sale of this HSBC private equity backed debt leveraged business which was sold in August 2013 for £150million to USA trade buyer Actuant. At the end of 2014 Mr. Bayliss moved to work as an independent consultant helping a number of Private Equity houses including Bluewater Energy and Energy Ventures in their due diligence activities for the acquisition of various targets covering are Operational, Commercial (including financial elements), HSEQ, the supply chain, organizational structures and general management support. In mid-2016 Bill joined ICR. As Group CEO, he developed and executed a comprehensive strategy with the “end in mind” that delivered valuable change not only in terms of EBITDA but attractiveness in terms of exit multiples with the addition of new organic product lines and geographies. At its peak under Bills guidance the business nearly doubled in size. During late 2019, Mr. Bayliss decided to pursue other activities and was appointed as the CEO of Optilan. Mr. Bayliss has a Master of Science Degree in Engineering and Risk Management.

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Legal Proceedings

During the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors or executive officers, and none of these persons has been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, or any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Audit Committee

As of December 31, 2021, we did not have a functioning Audit Committee. Our management is currently reviewing our SEC filings and relying on outside experts to assist with this process.

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EXECUTIVE COMPENSATION

Summary Compensation for Named Executive Officers

The following table shows the executive compensation paid to our named executive officers for the years ended December 31, 2021 and 2020.

Name and Principal Position	Year Ended Dec 31,	Salary	All Other Compensation	Total
Dennis O’Leary	2021	$60,000	$–	$60,000
Chairman/CEO and Director	2020	$–	$–	$–
Bill Bayliss	2021	$343,918	$68,782	$412,700
CEO, Optilan	2020	$321,655	$12,866	$334,521

Summary Compensation for Directors

The following table shows the executive compensation paid to our directors (excluding named executive officers) for the year ended December 31, 2021.

Name and Principal Position	Year Ended Dec 31,	Salary	Total
Dr. Anthony Brown, Director	2021	$–	$–
Carl Eckel, Director	2021	$60,000	$60,000

Equity Awards

As of December 31, 2021, there were no outstanding equity awards.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The table below sets forth information as to our directors, named executive officers, and executive officers and each person owning of record or was known by the Company to own beneficially shares of stock greater than 5% of the 5,483,955,262 (5,483,867,027 common plus 88,235 preferred) shares as of May 31, 2022. The table includes preferred stock that is convertible into common stock and information as to the ownership of the Company's Stock by each of its directors, named executive officers, and executive officers and by the directors and executive officers as a group. There were no stock options outstanding as of May 31, 2022.  Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially owned by them. The address for each of our directors, named executive officers, and executive officers is 815 Walker Street, Suite 1155, Houston, TX 77002.

Name and Position	Shares of Common Stock Owned	Shares of Series D Preferred Stock Owned(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Beneficial Ownership Before Offering(3)	Percentage of Beneficial Ownership Assuming 1,800,000,000 Shares are Sold
Dennis O’Leary, CEO and Director	–	67,647	135,294	*	*
Dr. Anthony Brown, Director	–	5,882	11,764	*	*
Carl Eckel, Director	–	–	–	–	–
Total named executive officers, executive officers, and directors (three persons)	–	73,529	147,058	*	*

*Less than 1%

(1)	Each share of Series D Preferred Stock is convertible, at the option of the holder, into two shares of our Common Stock.

(2)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Except as disclosed below, for transactions with our executive officers and directors, please see the disclosure under “EXECUTIVE COMPENSATION” above.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

We currently have not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Company has the authority to issue is: 20,002,000,000. These shares shall be divided into two classes with 20,000,000,000 shares designated as common stock at $0.0001 par value (the “Common Stock”) and 2,000,000 shares designated as preferred stock at $0.01 par value (the “Preferred Stock”).The Preferred Stock of the Company is issuable by authority of the Board of Director(s) of the Company in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as our Board of Directors may determine, from time to time. We have 5,483,867,027 common shares and 88,235 preferred shares outstanding as of the date of this prospectus.

Common Stock

Our Certificate of Incorporation authorize us to issue 20,000,000,000 shares of common stock, par value $0.0001 per share. The holders of outstanding common shares are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common shares are not entitled to pre-emptive rights and are not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common shares after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding common share is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Our Certificate of Incorporation authorize us to issue 2,000,000 shares of preferred stock, par value $0.01 per share. Our Board of Directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of and number of shares to be included in each such series. Our Board of Directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions of the shares of each such series.

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Unless our Board of Directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

On July 12, 2018, we filed a Certificate of Designation with the State of Delaware amending the designation of its previously designated “Class D Voting Preferred Stock,” designating 100,000 shares of the Company’s preferred stock as “Series D Preferred Stock.” As of July 18, 2018, all shares of the Company’s Class A Voting Preferred Stock, Class B Voting Preferred Stock, and Class C Voting Preferred Stock had been returned to the Company and cancelled. There are presently 88,235 shares of Series D Preferred Stock outstanding.

On December 23, 2021, we amended the Certificate of Designation for the Series D Preferred Stock. Pursuant to the amendment, Section 4 was changed to the following:

4.	Conversion. Each share of Series D Stock shall be convertible, at the sole and exclusive election of the holder of such share of Series D Preferred Stock, into two (2) shares of Common Stock of the Corporation.

Each share of Series D Preferred Stock entitles the holder to 6,000 votes on all matters submitted to a vote of our stockholders and is convertible at the election of the holder into two shares of Common Stock.

Stock Options

We currently have no outstanding stock options.

Dividend Policy

We have never declared a cash dividend on our common stock and our Board of Directors does not anticipate that we will pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, restrictions contained in our agreements and other factors which our Board of Directors deems relevant.

Transfer Agent

We have appointed Standard Registrar and Transfer Company, 440 East 400 South, Suite 200, Salt Lake City, UT 84111, to act as transfer agent for the common stock.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Bylaws

Certain provisions of our charter documents and Delaware law could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of our common stock.

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Charter and Bylaws

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors, including, among other things:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•	the requirement that a special meeting of stockholders may be called only by a majority vote of our board of directors or by stockholders holding shares of our common stock representing in the aggregate a majority of votes then outstanding, which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

the ability of our board of directors, by majority vote, to amend our bylaws, which may allow our board of directors to take additional actions to prevent a hostile acquisition and inhibit the ability of an acquirer to amend our by-laws to facilitate a hostile acquisition.

Delaware Anti-Takeover Statute

Under Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or (i) our board of directors approves the transaction prior to the stockholder acquiring the 15% ownership position, (ii) upon consummation of the transaction that resulted in the stockholder acquiring the 15% ownership position, the stockholder owns at least 85% of the outstanding voting stock (excluding shares owned by directors or officers and shares owned by certain employee stock plans) or (iii) the transaction is approved by the board of directors and by the stockholders at an annual or special meeting by a vote of 66 2/3% of the outstanding voting stock (excluding shares held or controlled by the interested stockholder). In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person.

A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or by-laws approved by its stockholders. We have opted out of Section 203.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and Preferred Stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitations on Liability and Indemnification of Officers and Directors

Under our Certificate of Incorporation, our directors have no personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derives an improper personal benefit.

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PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offering by the Selling Security Holder. The common stock may be sold or distributed from time to time by the Selling Share Holder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market price prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices , or at fixed prices, which may be changed .. The Selling Security Holder may use any one or more of the following methods when selling securities:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters may act solely as agents;

•	“at the market” into an existing market for the common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

GHS has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the EFA. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. GHS has informed us that each such broker-dealer will receive commissions from GHS that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Security Holder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor GHS can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between GHS or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the Selling Security Holder, and any other required information.

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We will pay the expenses incident to the registration, offering, and sale of the shares to GHS. We have agreed to indemnify GHS and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. GHS has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by GHS specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

GHS has represented to us that at no time prior to the EFA has GHS or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction , which establishes a net short position with respect to our common stock. GHS agreed that during the term of the EFA, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised GHS that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by GHS or November 9, 2023, whichever occurs sooner.

Our common stock is quoted on the OTC Markets under the symbol “DPLS.”

The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Security Holder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Security Holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Because the Selling Security Holder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Security Holder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Security Holder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Security Holder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Security Holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Security Holder or any other person. We will make copies of this prospectus available to the Selling Security Holder and have informed the Selling Security Holder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial number of shares of our Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our Common Stock. In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate. If and when this Registration Statement becomes effective, we might elect to adopt a stock option plan and file a Registration Statement under the Securities Act registering the shares of Common Stock reserved for issuance thereunder. Following the effectiveness of any such Registration Statement, the shares of Common Stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

The sale of shares of our Common Stock which are not registered under the Securities Act, known as “restricted” shares, typically are effected under Rule 144. As of May 31, 2022, we had outstanding an aggregate of 5,483,867,027 shares of Common Stock of which approximately 116,972,640 shares are restricted Common Stock. All our shares of Common Stock might be sold under Rule 144 after having been held for six months. No prediction can be made as to the effect, if any, that future sales of “restricted” shares of our Common Stock, or the availability of such shares for future sale, will have on the market price of our Common Stock or our ability to raise capital through an offering of our equity securities.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of December 31, 2021, the Company had no securities authorized for issuance under equity compensation plans either approved or not approved by the Company’s shareholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Dismissal of Principal Independent Accountant

On January 24, 2022, we informed Boyle CPA, the Company’s independent registered public accounting firm (“Boyle”), of our decision (approved by the Board of Directors) to dismiss Boyle as our independent registered public accounting firm effective as of January 24, 2022. Boyle was not dismissed for any cause.

None of the reports of Boyle on our financial statements for the year ended December 31, 2020 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, other than all such reports contained statements indicating there is substantial doubt about our ability to continue as a going concern.

There were no disagreements between the Company and Boyle, for the fiscal year ended December 31, 2020 and any subsequent interim period through January 24, 2022 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Boyle, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

Engagement of New Principal Independent Accountant

On January 24, 2022, we engaged Urish Popeck & Co., LLC (“Urish”) our independent registered public accounting firm for the year ended December 31, 2021.

During our two most recent fiscal years, and any subsequent interim period prior to engaging Urish, neither we nor anyone on our behalf consulted Urish regarding either: (i) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter regarding the Company that was either the subject of a disagreement or a reportable event.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements will require us to indemnify our directors to the fullest extent permitted by Delaware law. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The legality of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon for us by Business Legal Advisors, LLC of Draper, Utah.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements of DarkPulse, Inc. as of December 31, 2020, which include an explanatory paragraph relating to our ability to continue as a going concern, included in this Prospectus have been audited by Boyle, an independent auditor, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the reports of such firm given its authority as experts in accounting and auditing.

The financial statements of DarkPulse, Inc. as of December 31, 2021, which include an explanatory paragraph relating to our ability to continue as a going concern, included in this Prospectus have been audited by Urish Popeck & Co., LLC, an independent auditor, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the reports of such firm given its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act (SEC File No. 333-261453) relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of DarkPulse, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

Upon the effective date of the registration statement of which this prospectus is a part, we will be required to file reports and other documents with the SEC. We do not presently intend to voluntarily furnish you with a copy of our Prospectus. You may read and copy any materials we file with the SEC at the public reference room of the SEC at 100 F Street, NE., Washington, DC 20549, between the hours of 10:00 a.m. and 3:00 p.m., except federal holidays and official closings, at the Public Reference Room. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the Internet website for the SEC at http://www.sec.gov.

51

INDEX TO FINANCIAL STATEMENTS

As of March 31, 2022 and 2021

and for the Three-Months Ended March 31, 2022 and 2021

(Unaudited)

As of December 31, 2021 and 2020

and for the Years Ended December 31, 2021 and 2020

(Audited)

F-1

DARKPULSE, INC.

Consolidated Balance Sheets

	March 31,	December 31,
	2022	2021
ASSETS

CURRENT ASSETS:
Cash	$4,785,797	$3,658,846
Accounts receivable, net	6,747,200	4,223,990
Inventory	1,882,197	865,019
Unbilled revenue	242,151	497,773
Other current assets	138,227	181,000
TOTAL CURRENT ASSETS	13,795,572	9,426,628

NON-CURRENT ASSETS:
Property and equipment, net	1,781,788	1,787,824
Operating lease right-of-use assets	3,061,164	2,620,993
Patents, net	330,205	342,962
Intangible assets	3,738,087	3,886,588
Goodwill	16,801,192	17,088,501
Other assets, net	347,864	282,884
TOTAL NON-CURRENT ASSETS	26,060,300	26,009,752

TOTAL ASSETS	$39,855,872	$35,436,380

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$7,154,765	$7,844,271
Convertible notes, net of discount $0 and $35,525 respectively	378,263	378,263
Notes payable	2,000,000	2,000,000
Customer deposits	4,667,905	2,802,809
Derivative liability	408,646	533,753
Contract liabilities	4,136,809	3,216,562
Operating lease liabilities - current	360,270	364,105
Other current liabilities	2,299,617	2,407,750

TOTAL CURRENT LIABILITIES	21,406,275	19,547,513

NON-CURRENT LIABILITIES:
Secured debenture	1,201,661	1,172,364
Operating lease liabilities – non-current	3,158,040	2,474,530
Other liabilities – non-current	428,093	676,331
TOTAL NON-CURRENT LIABILITIES	4,787,794	4,323,225

TOTAL LIABILITIES	26,194,069	23,870,738

Commitments and contingencies	–	–

STOCKHOLDERS’ DEFICIT:
Convertible preferred stock - Class D (par value $0.01; 100,000 shares authorized; 88,235 issued and outstanding at March 31, 2022 and December 31, 2021, respectively)	883	883
Common stock (par value $0.0001), 20,000,000,000 shares authorized, 5,397,942,946 and 5,197,821,885 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	539,794	519,782
Treasury stock, 100,000 shares at March 31, 2022 and December 31, 2021	(1,000)	(1,000)
Paid-in capital in excess of par value	27,928,691	20,248,703
Non-controlling interest in variable interest entity and subsidiary	2,358,227	2,358,227
Accumulated other comprehensive income	(504,032)	(284,463)
Accumulated deficit	(16,660,760)	(11,276,490)

TOTAL STOCKHOLDERS’ DEFICIT	13,661,803	11,565,642

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$39,855,872	$35,436,380

See accompanying notes to consolidated financial statements.

F-2

DARKPULSE, INC.

Consolidated Statements of Operations

	For the Three Months Ended
	March 31,
	2022	2021
REVENUES	$2,018,333	$–
COST OF GOODS SOLD	2,348,567	–
GROSS LOSS	(330,234)	–

OPERATING EXPENSES:
Selling, general and administrative	978,208	29,688
Salaries, wages and payroll taxes	1,972,067	–
Professional fees	1,538,103	74,354
Depreciation and amortization	228,614	12,757
Debt transaction expenses	–	42,750
TOTAL OPERATING EXPENSES	4,716,992	159,549

OPERATING LOSS	(5,047,226)	(159,549)

OTHER INCOME (EXPENSE):
Interest expense	(517,754)	(31,662)
Gain (Loss) on change in fair market value of derivative liabilities	125,107	(30,944)
Gain (Loss) on convertible notes	–	170,281
Gain on forgiveness of debt	35,750	–
Foreign currency exchange rate variance	19,853	–

TOTAL OTHER INCOME (EXPENSE)	(337,044)	107,675

NET LOSS	(5,384,270)	(51,874)
Net loss attributable to non-controlling interests in variable interest entity and subsidiary	113,681	–
Net loss attributable to Company stockholders	$(5,270,589)	$(51,874)

LOSS PER SHARE
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	5,290,107,585	4,457,294,486
Diluted	5,290,107,585	4,457,294,486

See accompanying notes to consolidated financial statements.

F-3

DARKPULSE, INC.

Consolidated Statements of Comprehensive Loss

	For the Three Months Ended
	March 31,
	2022	2021

NET LOSS	$(5,270,589)	$(51,874)

OTHER COMPREHENSIVE LOSS
Unrealized Gain (Loss) on Foreign Exchange	(219,569)	(17,909)
COMPREHENSIVE LOSS	$(5,490,158)	$(69,783)

See accompanying notes to consolidated financial statements.

F-4

DARKPULSE, INC.

Consolidated Statement of Stockholders' Deficit

For the Three Months Ended March 31, 2022 and 2021

	Preferred Stock		Common Stock		Treasury	Paid in Capital in Excess of Par	Non- Controlling Interest in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Stock	Value	Subsidiary	Income	Deficit	Deficit

Balance, December 31, 2021	88,235	$883	5,197,821,885	$519,782	$(1,000)	$20,248,703	$2,358,227	$(284,463)	$(11,276,490)	$11,565,642
Common stock issued for cash	–	–	200,121,061	20,012		7,679,988		–	–	7,700,000
Foreign currency adjustment	–	–	–	–	-	–	–	(219,569)	–	(219,569)
Net loss	–	–	–	–		–	–	–	(5,384,270)	(5,384,270)
Balance, March 31, 2022	88,235	$883	5,397,942,946	$539,794	$(1,000)	$27,928,691	$2,358,227	$(504,032)	$(16,660,760)	$13,661,803

Balance, December 31, 2020	88,235	$883	4,088,762,156	$408,876	$(1,000)	$1,805,813	$(12,439)	$315,832	$(6,450,170)	$(3,932,205)
Conversion of convertible notes	–	–	600,999,995	60,100	–	189,839	–	–	–	249,939
Foreign currency adjustment	–	–	–	–	–	–	–	(17,909)	–	(17,909)
Net loss	–	–	–	–	–	–	–	–	(51,874)	(51,874)
Balance, March 31, 2021	88,235	$883	4,689,762,151	$468,976	$(1,000)	$1,995,652	$(12,439)	$297,923	$(6,502,044)	$(3,752,049)

See accompanying notes to consolidated financial statements.

F-5

DARKPULSE, INC.

Consolidated Statements of Cash Flows

	For the Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,384,270)	$(51,874)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	228,615	12,757
Loan acquisition costs	–	(212,750)
Gain on extinguishment of debt	(35,750)	–
Operating lease expense	(440,171)	–
Amortization of debt discount	–	42,469
Derivative liability	(125,107)	30,977
Changes in operating assets and liabilities:
Accounts receivable	(2,523,210)	–
Inventory	(1,017,178)	–
Unbilled revenue	255,622	–
Contract liability	1,451,343	–
Customer deposits	1,334,000	–
Accounts payable and accrued expenses	(355,697)	17,281
Operating lease liabilities	679,675	–
Other current liabilities	(356,372)	–
Net cash used by operating activities	(6,288,500)	(161,173)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized patents	–	(1,200)
Deposits	(64,980)	–
Net cash used by investing activities	(64,980)	(1,200)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	7,700,000	–
Proceeds from convertible debentures	–	212,750
Net cash provided by financing activities	7,700,000	212,750
NET INCREASE (DECREASE) IN CASH	1,346,520	50,377
Effect of exchange rate on cash	(219,569)	–
CASH, beginning of year	3,658,846	337
CASH, end of year	$4,785,797	$50,714
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the three months ended March 31:
Interest	$–	$–
Income taxes	$–	$–

See accompanying notes to consolidated financial statements.

F-6

DARKPULSE, INC.

Notes to the Consolidated Financial Statements

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements and do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The information furnished reflects all adjustments, consisting only of normal recurring items which are, in the opinion of management, necessary in order to make the financial statements not misleading. The consolidated financial statements as of December 31, 2021 have been audited by an independent registered public accounting firm. The accounting policies and procedures employed in the preparation of these condensed consolidated financial statements have been derived from the audited financial statements of the Company for the year ended December 31, 2021, which are contained in Form 10-K as filed with the Securities and Exchange Commission on April 15, 2022. The consolidated balance sheet as of December 31, 2021 was derived from those financial statements.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles of the United States of America (“U.S. GAAP”) and the rules and regulations of the U.S Securities and Exchange Commission for Interim Financial Information. The condensed consolidated financial statements of the Company include the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated. All adjustments (consisting of normal recurring items) necessary to present fairly the Company’s financial position as of March 31, 2022, and the results of operations for three months and cash flows for the three months ended March 31, 2022 have been included. The results of operations for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the full year.

Description of Business

DarkPulse, Inc. (“DPI” or “Company”) is a technology-security company incorporated in 1989 as Klever Marketing, Inc. (“Klever”). Its’ wholly-owned subsidiary, DarkPulse Technologies Inc. (“DPTI”), originally started as a technology spinout from the University of New Brunswick, Fredericton, Canada. The Company’s security and monitoring systems will initially be delivered in applications for border security, pipelines, the oil and gas industry and mine safety. Current uses of fiber optic distributed sensor technology have been limited to quasi-static, long-term structural health monitoring due to the time required to obtain the data and its poor precision. The Company’s patented BOTDA dark-pulse sensor technology allows for the monitoring of highly dynamic environments due to its greater resolution and accuracy.

On April 27, 2018, Klever entered into an Agreement and Plan of Merger (the “Merger Agreement” or the “Merger”) involving Klever as the surviving parent corporation and acquiring a privately held New Brunswick corporation known as DarkPulse Technologies Inc. as its wholly owned subsidiary. On July 18, 2018, the parties closed the Merger Agreement, as amended on July 7, 2018, and the name of the Company was subsequently changed to DarkPulse, Inc. With the change of control of the Company, the Merger is being be accounted for as a recapitalization in a manner similar to a reverse acquisition.

On July 20, 2018, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the State of Delaware, changing the name of the Company to DarkPulse, Inc. The Company filed a corporate action notification with the Financial Industry Regulatory Authority (FINRA), and the Company's ticker symbol was changed to DPLS.

Reclassifications

Certain amounts in the Company’s prior period consolidated financial statements have been reclassified to conform to the current period presentation. These reclassifications have not changed the results of operations of prior periods.

F-7

Going Concern Uncertainty

As shown in the accompanying financial statements, during the three months ended March 31, 2022, the Company reported a net loss of $5,384,270. As of March 31, 2022, the Company’s current liabilities exceeded its current assets by $7,610,707. As of March 31, 2022, the Company had $4,785,797 of cash.

The Company will require additional funding during the next twelve months to finance the growth of its current operations and achieve its strategic objectives. These factors, as well as the uncertain conditions that the Company faces relative to capital raising activities, create substantial doubt as to the Company’s ability to continue as a going concern. The Company is seeking to raise additional capital principally through private placement offerings and is targeting strategic partners in an effort to finalize the development of its products and begin generating revenues. The ability of the Company to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements or expansion of its operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations through calendar year 2022. However, management cannot make any assurances that such financing will be secured.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, preferred deemed dividend and common stock issued for services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Foreign Currency Translation

The Company’s reporting currency is US Dollars. The accounts of one of the Company’s subsidiaries is maintained using the appropriate local currency, British Pound (“GBP”) as the functional currency. The accounts of one of the Company’s subsidiaries is maintained using the appropriate local currency, Canadian Dollar (“CAD”) as the functional currency. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders' equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are reported as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) gain. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the three months ended March 31, 2022 closing rate at 1.31524 US$:GBP, average rate at 1.342089 US$:GBP and for the year ended December 31, 2021 closing rate at 1.353583 US$: GBP, average rate at 1.375671 US$:GBP.

The relevant translation rates are as follows: for the three months ended March 31, 2022 closing rate at 1.2484 US$:CAD, average rate at 1.2614 US$:CAD and for the year ended December 31, 2021 closing rate at 1.2794 US$: CAD, average rate at 1.2534 US$:CAD.

F-8

Long-Lived Assets and Goodwill

In accordance with ASC 350-30-65, “Intangibles - Goodwill and Others”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Factors the Company considers to be important which could trigger an impairment review include the following:

•	Significant underperformance relative to expected historical or projected future operating results;

•	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

•	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Property and Equipment

Property and equipment are carried at historical cost less accumulated depreciation. Depreciation is based on the estimated service lives of the depreciable assets and is calculated using the straight-line method. Expenditures that increase the value or productive capacity of assets are capitalized. Fully depreciated assets are retained in the property and equipment, and accumulated depreciation accounts until they are removed from service. When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Repairs and maintenance are expensed as incurred.

The estimated useful lives of property and equipment are generally as follows:

Years
Office furniture and fixtures	4
Plant and equipment	4-8
Leasehold Improvements	10
Motor Vehicles	3

Revenue Recognition

The Company’s revenues are generated primarily from the sale of our products, which consist primarily of advanced technology solutions for integrated communications and security systems. At contract inception, we assess the goods and services promised in the contract with customers and identify a performance obligation for each. To determine the performance obligation, we consider all products and services promised in the contract regardless of whether they are explicitly stated or implied by customary business practices. The timing of satisfaction of the performance obligation is not subject to significant judgment. We measure revenue as the amount of consideration expected to be received in exchange for transferring goods and services. We generally recognize product revenues at the time of shipment, provided that all other revenue recognition criteria have been met.

F-9

The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which we expect to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, we perform the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) we satisfy a performance obligation. The five-step model is applied to contracts when it is probable that we will collect the consideration we are entitled to in exchange for the goods or services transferred to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, we assess the goods or services promised within each contract and determine those that are performance obligations and assess whether each promised good or service is distinct. We then recognize revenue in the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

In accordance with ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedient, which is to (1) clarify the objective of the collectability criterion for applying paragraph 606-10-25-7; (2) permit an entity to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price; (3) specify that the measurement date for noncash consideration is contract inception; (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations; (5) clarify that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application, and (6) clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. The amendments of this ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. There was no impact as a result of adopting this ASU on the financial statements and related disclosures. Based on the terms and conditions of the product arrangements, the Company believes that its products and services can be accounted for separately as its products and services have value to the Company’s customers on a stand-alone basis. When a transaction involves more than one product or service, revenue is allocated to each deliverable based on its relative fair value; otherwise, revenue is recognized as products are delivered or as services are provided over the term of the customer contract.

Contract liabilities is shown separately in the unaudited consolidated balance sheets as current liabilities. At March 31, 2022 and December 31, 2021, we had contract liabilities of $4,667,905 and $3,216,562, respectively.

Cost of Product Sales and Services

Cost of sales consists primarily of materials, airtime and overhead costs incurred internally and amounts incurred to contract manufacturers to produce our products, airtime and other implementation costs incurred to install our products and train customer personnel, and customer service and third-party original equipment manufacturer costs to provide continuing support to our customers. There are certain costs which are deferred and recorded as prepaids, until such revenue is recognized. Refer to revenue recognition above as to what constitutes deferred revenue.

Concentration of Credit Risk

The Company has no significant concentrations of credit risk.

F-10

Related Parties

The Company accounts for related party transactions in accordance with ASC 850 (“Related Party Disclosures”). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Leases

Effective January 1, 2019, the Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right of use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.

In calculating the right of use asset and lease liability, the Company has elected to combine lease and non-lease components. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election, and recognizes rent expense on a straight-line basis over the lease term.

Derivative Financial Instruments

The Company evaluates the embedded conversion feature within its convertible debt instruments under ASC 815-15 and ASC 815-40 to determine if the conversion feature meets the definition of a liability and, if so, whether to bifurcate the conversion feature and account for it as a separate derivative liability. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a lattice model, in accordance with ASC 815-15 “Derivative and Hedging” to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument could be required within 12 months after the balance sheet date.

Beneficial Conversion Features

The Company evaluates the conversion feature for whether it was beneficial as described in ASC 470-30. The intrinsic value of a beneficial conversion feature inherent to a convertible note payable, which is not bifurcated and accounted for separately from the convertible note payable and may not be settled in cash upon conversion, is treated as a discount to the convertible note payable. This discount is amortized over the period from the date of issuance to the date the note is due using the effective interest method. If the note payable is retired prior to the end of its contractual term, the unamortized discount is expensed in the period of retirement to interest expense. In general, the beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments included in the financing transaction, if any, to the fair value of the shares of common stock at the commitment date to be received upon conversion.

F-11

Fair Value of Financial Instruments

The carrying amounts of the Company's financial assets and liabilities, such as cash, prepaid expenses, and accruals approximate their fair values because of the short maturity of these instruments. The Company believes the carrying value of its secured debenture payable approximates fair value because the terms were negotiated at arm’s length.

Stock-based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 718, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. Further, ASC Topic 718, provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718, such as the repricing of share options, which would revalue those options and the accounting for the cancellation of an equity award whether a replacement award or other valuable consideration is issued in conjunction with the cancellation. If not, the cancellation is viewed as a replacement and not a modification, with a repurchase price of $0.

Income (Loss) Per Common Share

The Company accounts for earnings per share pursuant to ASC 260, Earnings per Share, which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year. In periods where the Company has a net loss, all dilutive securities are excluded.

For the three months ended March 31, 2021, there were no stock options outstanding. For the three months ended March 31, 2021, common stock equivalents related to convertible preferred stock and convertible debt have not been included in the calculation of diluted loss per common share because they are anti-dilutive. Therefore, basic loss per common share is the same as diluted loss per common share. There are 1,970,029,676 common shares reserved for the potential conversion of the Company's convertible debt.

Recently Issued Accounting Pronouncements

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory”, which eliminates the exception that prohibits the recognition of current and deferred income tax effects for intra-entity transfers of assets other than inventory until the asset has been sold to an outside party. The updated guidance is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption of the update is permitted. The adoption of ASU 2016-16 did not have a material impact on the consolidated financial statements.

F-12

In January 2017, the FASB issued ASU 2017-04 Intangibles-Goodwill and Other (“ASC 350”): Simplifying the Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. In computing the implied fair value of goodwill under Step 2, an entity had to perform procedures to determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Instead, under ASU 2017-04, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. ASU 2017-04 is effective for annual or any interim goodwill impairment tests for fiscal years beginning after December 15, 2019. The adoption of ASU 2017-04 did not have a material impact on the consolidated financial statements.

In July 2021, the FASB issued ASU No. 2021-05, Lessors—Certain Leases with Variable Lease Payments (Topic 842), Which requires a lessor to classify a lease with variable lease payments that do not depend on an index or rate (hereafter referred to as “variable payments”) as an operating lease on the commencement date of the lease if specified criteria are met. ASU 2021-05 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company expects that there would be no material impact on the Company’s condensed consolidated financial statements upon the adoption of this ASU.

In November 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, issued by the Financial Accounting Standards Board. This ASU requires entities to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The update will generally result in the recognition of contract assets and contract liabilities at amounts consistent with those recorded by the acquiree immediately before the acquisition date rather than at fair value. The Company expects that there would be no material impact on the Company’s condensed consolidated financial statements upon the adoption of this ASU.

Although there are several other new accounting pronouncements issued or proposed by the FASB, which the Company has adopted or will adopt, as applicable, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its financial position or results of operations.

NOTE 2 – REVENUE

The following table is a summary of the Company’s timing of revenue recognition for the three months ended March 31, 2022 and 2021:

	Three Months Ended
	March 31,
	2022	2021
Timing of revenue recognition:
Services and products transferred at a point in time	$2,018,333	$–
Services and products transferred over time	–	–
Total revenue	$2,018,333	$–

The Company disaggregates revenue by source and geographic destination to depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

F-13

Revenue by source consisted of the following for the three months ended March 31, 2022 and 2021:

	Three Months Ended
	March 31,
	2022	2021
Revenue by products and services:
Products	$397,627	$–
Services	1,620,706	–
Total revenue	$2,018,333	$–

Revenue by geographic destination consisted of the following for the three months ended March 31, 2022 and 2021:

	Three Months Ended
	March 31,
	2022	2021
Revenue by geography:
North America	$161,372	$–
International	1,856,961	–
Total revenue	$2,018,333	$–

Contract Balances

The Company records contract assets when it has a right to consideration and records accounts receivable when it has an unconditional right to consideration. Contract liabilities consist of cash payments received (or unconditional rights to receive cash) in advance of fulfilling performance obligations. As of March 31, 2022, the Company did not have a contract assets balance.

The following table is a summary of the Company’s opening and closing balances of contract liabilities related to contracts with customers.

Total
Balance at December 31, 2021	$3,216,562
Additions through advance billings to or payments from vendors	3,308,304
Revenue recognized from current period advance billings to or payments from vendors	(1,856,961)
Balance at March 31, 2022	$4,667,905

F-14

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of March 31, 2022 and December 31, 2021:

	March 31,	December 31,
	2022	2021
Accounts receivable	$6,747,200	$4,223,990
Less: Allowance for doubtful accounts	–	–
Total accounts receivable	$6,747,200	$4,223,990

NOTE 4 – INVENTORY

Inventory consisted of the following as of March 31, 2022 and December 31, 2021:

	March 31,	December 31,
	2022	2021
Raw materials	$525,516	$416,180
Work in progress	1,310,470	436,891
Finished goods	46,211	11,948
Total inventory	1,882,197	865,019
Reserve	–	–
Total inventory, net	$1,882,197	$865,019

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of March 31, 2022 and December 31, 2021:

	March 31,	December 31,
	2022	2021
Property and equipment	$2,114,106	$1,867,794
Leasehold improvements	46,934	42,396
	2,067,172	1,910,190
Less - accumulated depreciation	(285,384)	(122,366)
	$1,781,788	$1,787,824

F-15

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of March 31, 2022 and December 31, 2021:

	March 31,	December 31,
	2022	2021
Accounts payable	$6,470,247	$7,209,945
Accrued liabilities	684,523	634,326
Total accounts payable and accrued expenses	$7,154,770	$7,844,271

NOTE 7 – LEASES

We adopted ASC 842 “Leases” using the modified retrospective approach, electing the practical expedient that allows us not to restate our comparative periods prior to the adoption of the standard on January 1, 2019. As such, the disclosures required under ASC 842 are not presented for periods before the date of adoption.

The following was included in our balance sheet as of March 31, 2022:

Operating leases	March 31, 2022

Assets
ROU operating lease assets	$3,061,164

Liabilities
Current portion of operating lease	$360,270
Operating lease, net of current portion	$3,158,040
Total operating lease liabilities	$3,518,310

The weighted average remaining lease term and weighted average discount rate at March 31, 2022 were as follows:

Weighted average remaining lease term (years)	March 31, 2022
Operating leases	8.03
Weighted average discount rate
Operating leases	6.00%

Operating Leases

On March 9, 2022, the Company entered into an operating lease agreement to rent office space in Houston, Texas. This ten-year agreement commenced March 9. 2022 with an annual rent of approximately $81,000 with the first twelve months rent free.

F-16

The following table reconciles future minimum operating lease payments to the discounted lease liability as of March 31, 2022:

2022	300,939
2023	558,317
2024	538,312
2025	549,128
2026 and later	2,274,688
Total lease payments	4,221,384
Less imputed interest	(703,074)
Total lease obligations	3,518,310
Less current obligations	(360,270)
Long-term lease obligations	$3,158,040

NOTE 8 – GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

The following table sets forth the changes in the carrying amount of goodwill for the three months ended March 31, 2022:

Total
Balance at December 31, 2021	$17,088,501
Exchange rate variation	(287,309)
Balance at March 31, 2022	$16,801,192

Intangible Assets - Intrusion Detection Intellectual Property

The Company relies on patent laws and restrictions on disclosure to protect its intellectual property rights. As of March 31, 2022, the Company held three U.S. and foreign patents on its intrusion detection technology, which expire in calendar years 2025 through 2034 (depending on the payment of maintenance fees).

The DPTI issued patents cover a System and Method for Brillouin Analysis, a System and Method for Resolution Enhancement of a Distributed Sensor, and a Flexible Fiber Optic Deformation System Sensor and Method. Maintenance of intellectual property rights and the protection thereof is important to our business. Any patents that may be issued may not sufficiently protect the Company's intellectual property and third parties may challenge any issued patents. Other parties may independently develop similar or competing technology or design around any patents that may be issued to the Company. The Company cannot be certain that the steps it has taken will prevent the misappropriation of its intellectual property, particularly in foreign countries where the laws may not protect proprietary rights as fully as in the United States. Further, the Company may be required to enforce its intellectual property or other proprietary rights through litigation, which, regardless of success, could result in substantial costs and diversion of management's attention. Additionally, there may be existing patents of which the Company is unaware that could be pertinent to its business, and it is not possible to know whether there are patent applications pending that the Company's products might infringe upon, since these applications are often not publicly available until a patent is issued or published.

F-17

For the three months ended March 31, 2022 and 2021, the Company amortized $12,757 and $12,757, respectively. Future amortization of intangible assets is as follows:

2022	$38,271
2023	51,028
2024	51,028
2025	51,028
2026	51,028
Thereafter	87,822
Total	$330,205

NOTE 9 – DEBT AGREEMENTS

Secured Debenture

DPTI issued a convertible Debenture to the University in exchange for the Patents assigned to the Company, in the amount of Canadian $1,500,000, or US $1,491,923 on December 16, 2010, the date of the Debenture. On April 24, 2017 DPTI issued a replacement secured term Debenture in the same C$1,500,000 amount as the original Debenture. The interest rate is the Bank of Canada Prime overnight rate plus 1% per annum. The Debenture had an initial required payment of Canadian $42,000 (US$33,385) due on April 24, 2018 for reimbursement to the University of its research and development costs, and this has been paid. Interest-only maintenance payments are due annually starting after April 24, 2018. Payment of the principal begins on the earlier of (a) three years following two consecutive quarters of positive earnings before interest, taxes, depreciation and amortization, (b) six years from April 24, 2017, or (c) in the event DPTI fails to raise defined capital amounts or secure defined contract amounts by April 24 in the years 2018, 2019, and 2020. The Company has raised funds in excess of the amount required by April 24, 2018. The principal repayment amounts will be due quarterly over a six-year period in the amount of Canadian Dollars $62,500. Based on the exchange rate between the Canadian Dollar and the U.S. Dollar on March 31, 2022, the quarterly principal repayment amounts will be US$49,750. The Debenture is secured by the Patents assigned by the University to DPTI by an Assignment Agreement on December 16, 2010. DPTI has pledged the Patents, and granted a lien on them pursuant to an Escrow Agreement dated April 24, 2017, between DPTI and the University.

The Debenture was initially recorded at the $1,491,923 equivalent US Dollar amount of Canadian $1,500,000 as of December 16, 2010, the date of the original Debenture. The liability is being adjusted quarterly based on the current exchange value of the Canadian dollar to the US dollar at the end of each quarter. The adjustment is recorded as unrealized gain or loss in the change of the value of the two currencies during the quarter. The amounts recorded as an unrealized loss for the three months ended March 31, 2022 and 2021, were $29,297 and $17,909 respectively. These amounts are included in Accumulated Other Comprehensive Loss in the Equity section of the consolidated balance sheet, and as Unrealized Loss on Foreign Exchange on the consolidated statement of comprehensive loss. The Debenture also includes a provision requiring DPTI to pay the University a 2% royalty on sales of any and all products or services which incorporate the Patents for a period of five years from April 24, 2018.

For the three months ended March 31, 2022, and 2021, the Company recorded interest expense of $12,617 and $13,283, respectively.

As of March 31, 2022 the debenture liability totaled $1,201,661, all of which was long term.

F-18

Future minimum required payments over the next 5 years and thereafter are as follows:

Period ending March 31,
2023	$–
2024	–
2025	–
2026	–
2027 and after	1,201,661
Total	$1,201,661

Convertible Debt Securities

The Company uses the Black-Scholes Model to calculate the derivative value of its convertible debt. The valuation result generated by this pricing model is necessarily driven by the value of the underlying common stock incorporated into the model. The values of the common stock used were based on the price at the date of issue of the debt security as of March 31, 2022. Management determined the expected volatility of 172.27%, a risk-free rate of interest of 1.63%, and contractual lives of the debt varying from six months to two years. The table below details the Company's four outstanding convertible notes, with totals for the face amount, amortization of discount, initial loss, change in the fair market value, and the derivative liability.

	Face	Debt	Initial	Change	Derivative Balance
	Amount	Discount	Loss	in FMV	12/31/2021
	$90,228	$–	$58,959	$(29,258)	$99,112
	162,150	–	74,429	(52,579)	178,116
	72,488	–	11,381	(23,505)	79,625
	53,397	–	7,850	(19,765)	51,796
Subtotal	378,263	–	152,619	(125,107)	408,649
Transaction expense	–	–	–	–	–
	$378,263	$–	$152,619	$(125,107)	$408,649

As of March 31, 2022 and December 31, 2021 respectively, there was $378,263 and $931,158 of convertible debt outstanding, net of debt discount of $0, and $35,525. As of March 31, 2022 and December 31, 2021 respectively, there was derivative liability of $533,753 and $1,220,880 related to convertible debt securities.

NOTE 10 - STOCKHOLDERS' DEFICIT

As of March 31, 2022, there were 5,397,942,946 shares of common stock and 88,235 shares of preferred stock issued and outstanding.

F-19

Preferred Stock

In accordance with the Company’s Certificate of Incorporation, the Company has authorized a total of 2,000,000 shares of preferred stock, par value $0.01 per share, for all classes. As of March 31, 2022, and December 31, 2021, there were 88,235 total preferred shares issued and outstanding for all classes.

During the three months ended March 31, 2022, the Company issued no shares of preferred stock.

Common Stock

In accordance with the Company’s bylaws, the Company has authorized a total of 20,000,000,000 shares of common stock, par value $0.0001 per share. As of March 31, 2022 and December 31, 2021, there were 5,397,942,946 and 5,197,821,885 common shares issued and outstanding.

During the three months ended March 31, 2022, the Company issued the following shares of common stock:

On January 12, 2022, the Company issued 23,372,430 shares of common stock for $1,150,000.

On January 21, 2022, the Company issued 33,454,988 shares of common stock for $1,150,000.

On February 7, 2022, the Company issued 16,040,411 shares of common stock for $500,000.

On March 3, 2022, the Company issued 16,579,569 shares of common stock for $500,000.

On March 7, 2022, the Company issued 75,798,921 shares of common stock for $2,500,000.

On March 14, 2022, the Company issued 5,617,347 shares of common stock for $400,000.

On March 23, 2022, the Company issued 29,257,395 shares of common stock for $1,500,000.

Stock Options

During the three months ended March 31, 2022, the Company did not issue any stock options and had no stock options outstanding at March 31, 2022.

Public Offerings

On November 9, 2021, we entered an Equity Financing Agreement (the “Equity Financing Agreement”) and Registration Rights Agreement (the “GHS Registration Rights Agreement”) with GHS, pursuant to which GHS agreed to purchase up to $30,000,000 in shares of our Common Stock, from time to time over the course of 24 months (the “Contract Period”) after effectiveness of a registration statement on Form S-1 (the “Registration Statement”) of the underlying shares of Common Stock.

The GHS Registration Rights Agreement provides that we shall (i) use our best efforts to file with the SEC a Registration Statement within 45 days of the date of the GHS Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the SEC within 30 days after the date the GHS Registration Statement is filed with the SEC, but in no event more than 90 days after the GHS Registration Statement is filed.

Pursuant to the Equity Financing Agreement, on January 12, 2022, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 23,372,430 shares of Common Stock for total proceeds to us, net of discounts, of $1,150,000, at an effective price of $0.054124 per share (the “Second EFA Closing”). We received approximately $1,033,975 in net proceeds from the Second EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Second EFA Closing for working capital and for general corporate purposes.

F-20

Pursuant to the Equity Financing Agreement, on January 21, 2022, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 33,454,988 shares of Common Stock for total proceeds to us, net of discounts, of $1,150,000, at an effective price of $0.037812 per share (the “Third EFA Closing”). We received approximately $1,033,975 in net proceeds from the Third EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Third EFA Closing for working capital and for general corporate purposes.

Pursuant to the Equity Financing Agreement, on February 7, 2022, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 16,040,411 shares of Common Stock for total proceeds to us, net of discounts, of $500,000, at an effective price of $0.0342884 per share (the “Fourth EFA Closing”). We received approximately $448,975 in net proceeds from the Fourth EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Fourth EFA Closing for working capital and for general corporate purposes.

On February 21, 2022, we sold 75,798,921 shares of our Common Stock at $0.032982 per share for total consideration of $2,500,000.

On March 3, 2022, we sold 16,579,569 shares of our Common Stock at $0.0301576 per share for total consideration of $500,000.

On March 14, 2022, we sold 5,617,347 shares of our Common Stock at $0.071208 per share for total consideration of $400,000.

Pursuant to the Equity Financing Agreement, on March 23, 2022, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 29,257,395 shares of Common Stock for total proceeds to us, net of discounts, of $1,500,000, at an effective price of $0.056396 per share (the “Fifth EFA Closing”). We received approximately $1,348,975 in net proceeds from the Fifth EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Fifth EFA Closing for working capital and for general corporate purposes.

NOTE 11 – RELATED PARTY TRANSACTIONS

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 the related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests. The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

During the three months ended March 31, 2022 and 2021, the Company’s Chief Executive Officer advanced personal funds in the amount of $0 and $329 for Company expenses. As of March 31, 2022, the Company’s Chief Executive Officer is owed a total of $0 for advanced personal funds.

F-21

NOTE 12 - COMMITMENTS & CONTINGENCIES

Potential Royalty Payments

The Company, in consideration of the terms of the debenture to the University of New Brunswick, shall pay to the University a two percent royalty on sales of any and all products or services which incorporate the Company's patents for a period of five years from April 24, 2018.

Legal Matters

DarkPulse, Inc. v. Twitter, Inc.

As disclosed in greater detail in the Company’s Form 10-K, filed April 15, 2022, the Company’s investigation of the Investor News matter remains ongoing.

Carebourn Capital, L.P. v. DarkPulse, Inc.

As disclosed in greater detail in the Company’s Form 10-K, filed April 15, 2022, the Company remains in active litigation with Carebourn Capital, L.P. (“Carebourn”). The remainder of this disclosure will address all material updates since the aforementioned Form 10-K.

On April 11, 2022, the Court held a hearing on Carebourn’s Motion to Compel DarkPulse. As of the date hereof, no decision has been rendered on Carebourn’s motion. On April 14, 2022, the Court granted the Company’s Motion to Enforce the Protective Order, and simultaneously denied Carebourn’s request for reconsideration of Carebourn’s Motion for Dispositive Relief. On April 27, 2022, the Court awarded the Company $18,858.18 in attorneys’ fees from Carebourn in connection with the Court’s April 14, 2022 decision on the Company’s Motion to Compel Carebourn. Carebourn has been ordered to pay the $18,858.18 on or before July 26, 2022.

The Company remains committed to actively litigating its claims for relief under the Securities Exchange Act of 1934.

More Capital, LLC v. DarkPulse, Inc. et al

As disclosed in greater detail in the Company’s Form 10-K, filed April 15, 2022, the Company remains in active litigation with More Capital, LLC (“More”). The remainder of this disclosure will address all material updates since the aforementioned Form 10-K.

On April 11, 2014, the Court held a hearing on the Company’s Motion to Compel More and More’s Motion for Summary Judgment. As of the date hereof, no decision has been rendered on either of the aforesaid motions.

The Company remains committed to actively litigating its claims for relief under the Securities Exchange Act of 1934.

F-22

Goodman et al. v. DarkPulse, Inc.

As disclosed in greater detail in the Company’s Form 10-K, filed April 15, 2022, the Company remains in active litigation with Stephen Goodman (“Goodman”), Mark Banash (“Banash”), and David Singer (“Singer”) (Goodman, Banash, and Singer together, the “Series D Plaintiffs”). As of April 15, 2022, there has been no material updates to this litigation.

The Company remains committed to actively litigating its claims and defenses against the Series D Plaintiffs.

DarkPulse, Inc. v. FirstFire Global Opportunities Fund, LLC, and Eli Fireman (SDNY)

As disclosed in greater detail in the Company’s Form 10-K, filed April 15, 2022, the Company remains in active litigation with FirstFire Global Opportunities Fund, LLC (“FirstFire”), and Eli Fireman (“Fireman”) (FirstFire and Fireman together, the “FirstFire Parties”). The remainder of this disclosure will address all material updates since the aforementioned Form 10-K.

On May 5, 2022, the Company filed its amended complaint (“FirstFire Amended Complaint”). Accordingly, the FirstFire Parties’ answer or motion in response to the FirstFire Amended Complaint is due on or before May 19, 2022.

FirstFire Global Opportunities Fund, LLC v. DarkPulse, Inc. (Del. Chancery Court)

As disclosed in greater detail in the Company’s Form 10-K, filed April 15, 2022, there are no material updates to this litigation and the Company maintains its view that the FirstFire Delaware Chancery matter is fully disclosed. Absent any future material developments, no further disclosures will be made about the FirstFire Delaware Chancery matter.

DarkPulse, Inc. v. EMA Financial, LLC et al

As disclosed in greater detail in the Company’s Form 10-K, filed April 15, 2022, the Company remains in active litigation with EMA Financial, LLC (“EMA”), EMA Group, Inc. (“EMA Group”), and Felicia Preston (“Preston”) (EMA, EMA Group, and Preston together, the “EMA Parties”). The remainder of this disclosure will address all material updates since the aforementioned Form 10-K.

On March 28, 2022, the Company filed its first amended complaint against the EMA Parties (the “EMA Amended Complaint”). On April 22, 2022, the Company and the EMA Parties entered into a Stipulation, which the Court so ordered on May 3, 2022, and established the EMA Parties were required to file and serve their answer and/or pre-motion letter for a motion under Rule 12 to the EMA Amended Complaint on or before June 21, 2022.

The Company remains committed to actively litigating its claims for relief under the Securities Exchange Act of 1934.

From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on our business, financial condition and operating results.

NOTE 13 – SUBSEQUENT EVENTS

On April 8, 2022, the Company issued 23,746,816 shares of common stock for $1,000,000.

On May 3, 2022, the Company issued 29,522,276 shares of common stock for $1,000,000.

F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Of DarkPulse, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of DarkPulse, Inc. and its subsidiaries (the “Company”) as of December 31, 2021, the related consolidated statements of operations, comprehensive loss, stockholders’ deficit, and cash flows for the year ended December 31, 2021, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern – See also Critical Audit Matters Section Below

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency at December 31, 2021. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

F-24

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate) to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Accounting for Embedded Derivative Liabilities Related to Convertible Debentures

As described in Note 6 to the financial statements, the Company had convertible debentures that required accounting considerations and significant estimates.

The Company determined that variable conversion features issued in connection with certain convertible debentures required derivative liability classification. These variable conversion features were initially measured at fair value and subsequently have been remeasured to fair value at each reporting period. The Company determined the fair value of the embedded derivatives using the Black-Scholes-Merton option pricing model. The value of the embedded derivative liabilities related to the convertible debentures was $533,753 at December 31, 2021.

We identified the accounting considerations and related valuations, including the related fair value determinations of the embedded derivative liabilities of such as a critical audit matter.

Our audit procedures related to the Company’s accounting considerations and significant estimate included the following, among others:

•	We reviewed the accounting considerations made by the Company in determining the nature of the various features;
•	We evaluated of the potential derivatives and potential bifurcation in the instruments;
•	We evaluated the determination of the fair value of the various debt and equity instruments and the conversion features that include valuation models and assumptions utilized by management against current accounting guidance.
•	We tested the mathematical accuracy of management’s calculations related to the estimate.

Auditing these elements is especially challenging and requires auditor judgement due to the nature and extent of audit effort required to address these matters, including the extent of specialized skill or knowledge needed.

Going Concern Uncertainty – See also Going Concern Uncertainty explanatory paragraph above

As described further in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and does not have an established source of revenues sufficient to cover its operating costs. The ability of the Company to continue as a going concern is dependent on executing its business plan and ultimately to attain profitable operations. Accordingly, the Company has determined that these factors raise substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. Management intends to continue to fund its business by way of public or private offerings of the Company’s stock or through loans from private investors, in order satisfy the Company’s obligations as they come due for at least one year from the financial statement issuance date. However, the Company has not concluded that these plans alleviate the substantial doubt related to its ability to continue as a going concern.

F-25

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s available capital and the risk of bias in management’s judgments and assumptions in their determination. Our audit procedures related to the Company’s assertion on its ability to continue as a going concern included the following, among others:

•	We performed testing procedures such as analytical procedures to identify conditions and events that indicate that there could be substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
•	We reviewed and evaluated management's plans for dealing with adverse effects of these conditions and events.
•	We inquired of Company management and reviewed company records to assess whether there are additional factors that contribute to the uncertainties disclosed.
•	We assessed whether the Company’s determination that there is substantial doubt about its ability to continue as a going concern was adequately disclosed.

Revenue Recognition

The Company recognizes revenue upon transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services.

Significant judgment is exercised by the Company in determining revenue recognition for customer agreements, and include the pattern of delivery (i.e., timing of when revenue is recognized) for each distinct performance obligation.

The related audit effort in evaluating management’s judgments in determining revenue recognition for customer agreements required a high degree of auditor judgment.

Our principal audit procedures related to the Company’s revenue recognition for customer agreements included the following:

•	We gained an understanding of internal controls related to revenue recognition.
•	We evaluated management’s significant accounting policies for reasonableness.
•	We selected a sample of revenues recognized and performed the following procedures:
o	Obtained and read contract source documents for each selection and other documents that were part of the agreement, if applicable.
o	Assessed the terms in the customer agreement and evaluated the appropriateness of management’s application of their accounting policies, along with their use of estimates, in the determination of revenue recognition conclusions.
o	We tested the mathematical accuracy of management’s calculations of revenue and the associated timing of revenue recognized in the financial statements.

Business Combinations – Valuation of Intangible Assets

As described in note 4 of the Consolidated Financial Statements, the Company completed the acquisitions of 100% of Optilan Guernsey Limited and Optilan Holdco 2 Limited (Optilan) and TJM Electronics West for $694,527 and $450,000, respectively and 60% of Wildlife Specialists LLC, Remote Intelligence, LLC and TerraData Unmanned, PLLC for $1,478,000 and $1,478,000, and $600,000 respectively (collectively referred to as the “Acquisitions”) and accounted for as business combinations. The acquired intangible assets included Optilan Holdco 3, Limited tradename for valued at $4,033,638. The Company recorded the acquired intangible assets at fair value on the date of acquisition considering a discounted cash flow methodology. The methods used to estimate the fair value of acquired intangible assets involve assumptions. The assumptions applied by management in estimating the fair value of acquired intangible assets included income projections and discount rates.

F-26

The principal considerations for our determination that performing procedures relating to the valuation of intangible assets in the Acquisitions is a critical audit matter are (1) there was a degree in significant auditor judgement and subjectivity in applying procedures to the fair value of the intangible assets acquired due to the judgment by management when developing estimates and (2) audit effort was required relating to the estimates, projections, discount rates, and weighted average cost of capital utilized by the Company. In addition, the audit effort involved the use of professionals with specialized skill and knowledge to assist in performing these procedures and evaluating the conclusions.

Our principal audit procedures to evaluate the valuation of intangible assets included the following:

•	We read the purchase agreements used in the underlying acquisitions and utilized by the Company to allocate the purchase price.
•	We obtained the valuation reports prepared by management’s third-party expert.
•	Utilized professionals with specialized skill and knowledge to evaluate the reasonableness of the methodology, assumptions, including the discount rate and weighted average cost of capital, as compared to their experience and publically available market data.
•	Considered the reasonableness of the overall allocation of the total purchase price.

/s/ Urish Popeck & Co., LLC

We have served as the Company's auditor since 2021.

Pittsburgh, PA

April 15, 2022

F-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

DarkPulse, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of DarkPulse, Inc. (the “Company”) as of December 31, 2020, the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 3 to the consolidated financial statements, the Company’s net losses, lack of revenues, and working capital deficiency raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. Management’s plans are also described in Note 3. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor from 2019 through 2022

Bayville, NJ

April 15, 2021

F-28

DARKPULSE, INC.

Consolidated Balance Sheets

	December 31,
	2021	2020
ASSETS

CURRENT ASSETS:
Cash	$3,658,846	$337
Accounts receivable, net	4,223,990	–
Inventory	865,019	–
Unbilled revenue	497,773	–
Other current assets	181,000	–
TOTAL CURRENT ASSETS	9,426,628	337

NON-CURRENT ASSETS:
Property and equipment, net	2,370,711	–
Operating lease right-of-use assets	2,038,106	–
Patents, net	342,962	393,990
Intangible assets	3,886,588	–
Goodwill	17,088,501	–
Other assets, net	282,884	91,464
TOTAL NON-CURRENT ASSETS	26,009,752	485,454

TOTAL ASSETS	$35,436,380	$485,791

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$7,844,271	$1,089,869
Convertible notes, net of discount $0 and $35,525 respectively	378,263	931,158
Notes payable	2,000,000	–
Customer deposits	2,802,809	–
Derivative liability	533,753	1,220,877
Contract liabilities	3,216,562	–
Operating lease liabilities - current	747,422	–
Other current liabilities	2,024,433	–

TOTAL CURRENT LIABILITIES	19,547,513	3,241,904

NON-CURRENT LIABILITIES:
Secured debenture	1,172,364	1,176,092
Operating lease liabilities – non-current	2,474,530	–
Other liabilities – non-current	676,331	–
TOTAL NON-CURRENT LIABILITIES	4,323,225	1,176,092

TOTAL LIABILITIES	23,870,738	4,417,996

Commitments and contingencies	–	–

STOCKHOLDERS’ DEFICIT:
Convertible preferred stock - Class D (par value $0.01; 100,000 shares authorized; 88,235 issued and outstanding at December 31, 2021 and, 2020, respectively)	883	883
Common stock (par value $0.0001), 20,000,000,000 shares authorized, 5,197,821,885 and 4,088,762,151 shares issued and outstanding at December 31, 2021 and, 2020, respectively	519,782	408,876
Treasury stock, 100,000 shares at December 31, 2021 and 2020	(1,000)	(1,000)
Paid-in capital in excess of par value	20,248,703	1,805,813)
Non-controlling interest in variable interest entity and subsidiary	2,358,227	(12,439)
Accumulated other comprehensive income	(284,463)	315,832
Accumulated deficit	(11,276,490)	(6,450,170)

TOTAL STOCKHOLDERS’ DEFICIT	11,565,642	(3,932,205)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$35,436,380	$485,791

See accompanying notes to consolidated financial statements.

F-29

DARKPULSE, INC.

Consolidated Statements of Operations

	For the Year Ended
	December 31,
	2021	2020
REVENUES	$7,783,340	$–
COST OF GOODS SOLD	6,685,210	–
GROSS PROFIT	1,098,130	–

OPERATING EXPENSES:
Selling, general and administrative	3,918,967	149,259
Salaries, wages and payroll taxes	2,653,683	187
Professional fees	2,930,245	50,415
Depreciation and amortization	258,306	51,028
Debt transaction expenses	184,950	7,850
TOTAL OPERATING EXPENSES	9,946,150	258,739

OPERATING LOSS	(8,848,020)	(258,739)

OTHER INCOME (EXPENSE):
Interest expense	(130,359)	(135,064)
Gain (Loss) on change in fair market value of derivative liabilities	687,124	54,623
Gain (Loss) on convertible notes	(35,525)	(3,889)
Gain on forgiveness of debt	3,488,860	67,227
Foreign currency exchange rate variance	11,600	–

TOTAL OTHER INCOME (EXPENSE)	4,021,700	(17,103)

NET LOSS	(4,826,320)	(275,842)
Net loss attributable to non-controlling interests in variable interest entity and subsidiary	133,702	–
Net loss attributable to Company stockholders	$(4,692,618)	$(275,842)
LOSS PER SHARE
Basic and Diluted	$(0.00)	$(0.00)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and Diluted	4,775,929,690	2,323,180,245

See accompanying notes to consolidated financial statements.

F-30

DARKPULSE, INC.

Consolidated Statements of Comprehensive Loss

	For the Year Ended
	December 31,
	2021	2020

NET LOSS	$(4,692,618)	$(275,842)

OTHER COMPREHENSIVE LOSS
Unrecognized Gain (Loss) on Foreign Exchange	26,539	(20,943)
COMPREHENSIVE LOSS	$(4,666,079)	$(296,785)

See accompanying notes to consolidated financial statements.

F-31

DARKPULSE, INC.

Consolidated Statement of Stockholders' Deficit

For the Years Ended December 31, 2021 and 2020

	Preferred Stock		Common Stock		Treasury	Paid in Capital in Excess of Par	Non- Controlling Interest in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Stock	Value	Subsidiary	Income	Deficit	Deficit

Balance, December 31, 2019	88,235	$883	1,392,042,112	$13,920,421	$(1,000)	$(11,877,864)	$(12,439)	$336,775	$(6,174,328)	$(3,807,552)
Conversion of convertible notes	–	–	2,696,720,039	26,967,200	–	(26,794,968)	–	–	–	172,232
Change to Par Value	–	–	–	(40,478,745)		40,478,745	–	–	–	–
Closing of DarkPulse East LLC	–	–	–	–	–	(100)	–	–	–	(100)
Foreign currency adjustment	–	–	–	–	–	–	–	(20,943)	–	(20,943)
Net loss	–	–	–	–	–	–	–	–	(275,842)	(275,842)
Balance, December 31, 2020	88,235	$883	4,088,762,151	$408,876	$(1,000)	$1,805,813	$(12,439)	$315,832	$(6,450,170)	$(3,932,205)
Conversion of convertible notes	–	–	908,659,678	90,866	–	1,610,853	–	–	–	1,701,719
Common stock issued for cash	–	–	179,974,598	17,997		14,575,330		–	–	14,593,327
Common stock issued for acquisitions	–	–	15,000,000	1,500		1,654,500	2,370,666	–	–	4,026,666
Stock based compensation	–	–	5,425,453	543		602,207		–	–	602,750
Foreign currency adjustment	–	–	–	–		–	–	(600,295)	–	(600,295)
Net loss	–	–	–	–		–	–	–	(4,826,320)	(4,826,320)
Balance, December 31, 2021	88,235	$883	5,197,821,885	$519,782	$(1,000)	$20,248,703	$2,358,227	$(284,463)	$(11,276,490)	$11,565,642

See accompanying notes to consolidated financial statements.

F-32

DARKPULSE, INC.

Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,826,320)	$(275,842)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	129,493	86,607
Loan acquisition costs	(480,450)	7,850
Stock based compensation	602,750	–
Gain on reduction of loan default penalty	–	(9,900)
Gain on extinguishment of debt	(3,488,860)	(67,227)
Operating lease expense	(1,346,808)	–
Amortization of debt discount	515,975	51,739
Derivative liability	(687,124)	(54,624)
Changes in operating assets and liabilities:
Accounts receivable	771,432	–
Inventory	1,175,869	–
Unbilled revenue	822,031	–
Contract liability	(922,631)	–
Customer deposits	(365,684)	–
Accounts payable and accrued expenses	(2,041,131)	269,589
Operating lease liabilities	2,451,692	–
Other current liabilities	(3,672,703)	–
Net cash used by operating activities	(11,363,470)	8,192
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(754,961)	–
Business acquisitions, net of cash received	(583,319)	–
Capitalized patents	(191,420)	(4,969)
Deposits	(159,453)	–
Net cash used by investing activities	(1,689,153)	(4,969)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	14,593,327	–
Proceeds from convertible debentures	1,102,700	40,000
Repayments of convertible debentures	(384,600)	–
Proceeds from related party notes payable	–	(44,096)
Proceeds from notes payable	2,000,000	–
Net cash provided by financing activities	17,311,427	(4,096)
NET INCREASE (DECREASE) IN CASH	4,258,804	(873)
Effect of exchange rate on cash	(600,295)	–
CASH, beginning of year	337	1,210
CASH, end of year	$3,658,846	$337
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year ended December 31:
Interest	$–	$–
Income taxes	$–	$–
Non-cash finance and investing activities during the year ended December 31:
Issuance of common stock for convertible notes payable and interest	181,560	–
Issuance of common stock for Wildlife Specialists and Remote Intelligence	1,654,500	–
Non-controlling interest for Wildlife Specialists and Remote Intelligence	2,370,666	–

See accompanying notes to consolidated financial statements.

F-33

DARKPULSE, INC.

Notes to the Consolidated Financial Statements

For the Years ended December 31, 2021 and 2020

NOTE 1 – BASIS OF FINANCIAL STATEMENT PRESENTATION

Organization and Description of Business

DarkPulse, Inc. (“DPI” or “Company”) is a technology-security company incorporated in 1989 as Klever Marketing, Inc. (“Klever”). Its’ wholly-owned subsidiary, DarkPulse Technologies Inc. (“DPTI”), originally started as a technology spinout from the University of New Brunswick, Fredericton, Canada. The Company’s security and monitoring systems will initially be delivered in applications for border security, pipelines, the oil and gas industry and mine safety. Current uses of fiber optic distributed sensor technology have been limited to quasi-static, long-term structural health monitoring due to the time required to obtain the data and its poor precision. The Company’s patented BOTDA dark-pulse sensor technology allows for the monitoring of highly dynamic environments due to its greater resolution and accuracy.

On April 27, 2018, Klever entered into an Agreement and Plan of Merger (the “Merger Agreement” or the “Merger”) involving Klever as the surviving parent corporation and acquiring a privately held New Brunswick corporation known as DarkPulse Technologies Inc. as its wholly owned subsidiary. On July 18, 2018, the parties closed the Merger Agreement, as amended on July 7, 2018, and the name of the Company was subsequently changed to DarkPulse, Inc. With the change of control of the Company, the Merger is being be accounted for as a recapitalization in a manner similar to a reverse acquisition.

On July 20, 2018, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the State of Delaware, changing the name of the Company to DarkPulse, Inc. The Company filed a corporate action notification with the Financial Industry Regulatory Authority (FINRA), and the Company's ticker symbol was changed to DPLS.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”). The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Our consolidated financial statements as of December 31, 2021 and 2020 include the accounts of DarkPulse Inc. and its subsidiaries:

DarkPulse Technologies Inc. (“DPTI”), a New Brunswick, Canada corporation, a wholly owned subsidiary, incorporated December 16, 2010.

DPTI owns 100% of DarkPulse Technology Holdings Inc., a New York corporation, incorporated July 6, 2017.

DPTI indirectly owns 37.572% of DarkPulse Technologies International Inc., ("DPTINY") a New York corporation, incorporated on September 7, 2017. On or about September 18, 2017, DPTI entered into a shareholder agreement with three investors, whereby DPTI would own 50.2% of DPTINY and the investors would own 49.8%. On or about October 3, 2017, another investor entered into an agreement with DPTINY to fund it $37,500 for a 0.5% equity interest in DPTINY. On December 26, 2017, DPTI’s CEO incorporated another corporation named DarkPulse Technologies International Inc., ("DPTIDel") in the State of Delaware. On or about April 16, 2018, seven investors and DPTI entered into a new agreement whereby it was agreed that the investors would own 62.428% of DPTIDel, and the September 18, 2017 agreement with respect to DPTINY was considered null and void. Accordingly, the funding of $37,500 to DPTINY in October 2017 has been converted to an equity interest in DPTIDel as of April 2018. As of April 16, 2018, DPTI owns approximately 37.572% of the shares of common stock of DPTIDel and 100% of the issued shares of Series A Preferred Stock of DPTIDel, pursuant to which the Company controls both DPTIDel and DPTINY.

F-34

On August 9, 2021, the Company entered into a Share Purchase Agreement with Optilan Guernsey Limited and Optilan Holdco 2 Limited (the “Sellers”), pursuant to which the Company purchased from the Sellers all of the issued and outstanding equity interests of Optilan HoldCo 3 Limited, a private company incorporated in England and Wales (“Optilan”) for £1.00 and also a commitment to enter into the Subscription (as defined below). As of August 9, 2021, the Company owns all of the equity interests of Optilan.

On August 30, 2021, the Company closed two separate Membership Interest Purchase Agreements with Remote Intelligence, Limited Liability Company, a Pennsylvania limited liability company (“RI”) and Wildlife Specialists, LLC, a Pennsylvania limited liability company (“WS”) pursuant to which the Company agreed to pay to the majority shareholder of each of RI and WS an aggregate of 15,000,000 shares of the Company’s Common Stock and $1,000,000 in exchange for 60% ownership of each of RI and WS.

On September 8, 2021, the Company entered into and closed the Stock Purchase Agreement with TJM Electronics West, Inc., an Arizona corporation (“TJM”), and TJM’s shareholders, pursuant to which we agreed to purchase all of the equity interests in TJM in exchange for $450,000.

Effective October 1, 2021 the Company entered into and closed the Membership Purchase Agreement with TerraData Unmanned, PLLC, a Florida limited liability company (“TerraData”), and Justin Dee, the sole shareholder of TerraData, pursuant to which the Company agreed to purchase 60% of the equity interests in TerraData in exchange for 3,725,386 shares of the Company’s Common Stock and $400,000.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, preferred deemed dividend and common stock issued for services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Foreign Currency Translation

The Company’s reporting currency is US Dollars. The accounts of one of the Company’s subsidiaries is maintained using the appropriate local currency, British Pound (“GBP”) as the functional currency. The accounts of one of the Company’s subsidiaries is maintained using the appropriate local currency, Canadian Dollar (“CAD”) as the functional currency. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders' equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are reported as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) gain. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the year ended December 31, 2021 closing rate at 1.353583 US$: GBP, average rate at 1.375671 US$:GBP and for the Optilan acquisition closing rate at 1.38138 US$: GBP.

The relevant translation rates are as follows: for the year ended December 31, 2021 closing rate at 1.2794 US$: CAD, average rate at 1.2534 US$:CAD and for the year ended December 31, 2020 closing rate at 1.2754 US$: CAD, average rate at 1.3388 US$:CAD.

F-35

Long-Lived Assets and Goodwill

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35, Property, Plant and Equipment, Impairment or Disposal of Long-lived Assets. This accounting standard requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The Company accounts for goodwill and intangible assets in accordance with ASC 350, Intangibles – Goodwill and Other. Goodwill represents the excess of the purchase price of an entity over the estimated fair value of the assets acquired and liabilities assumed. ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. During the fourth quarter of 2020, the Company adopted ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This guidance simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The adoption of this standard had no material impact on the Consolidated Financial Statements. During fiscal 2021 and 2020, the Company recorded no impairments.

Intangible Assets - Intrusion Detection Intellectual Property

The Company relies on patent laws and restrictions on disclosure to protect its intellectual property rights. As of December 31, 2021, the Company held three U.S. and foreign patents on its intrusion detection technology, which expire in calendar years 2025 through 2034 (depending on the payment of maintenance fees).

The DPTI issued patents cover a System and Method for Brillouin Analysis, a System and Method for Resolution Enhancement of a Distributed Sensor, and a Flexible Fiber Optic Deformation System Sensor and Method. Maintenance of intellectual property rights and the protection thereof is important to our business. Any patents that may be issued may not sufficiently protect the Company's intellectual property and third parties may challenge any issued patents. Other parties may independently develop similar or competing technology or design around any patents that may be issued to the Company. The Company cannot be certain that the steps it has taken will prevent the misappropriation of its intellectual property, particularly in foreign countries where the laws may not protect proprietary rights as fully as in the United States. Further, the Company may be required to enforce its intellectual property or other proprietary rights through litigation, which, regardless of success, could result in substantial costs and diversion of management's attention. Additionally, there may be existing patents of which the Company is unaware that could be pertinent to its business, and it is not possible to know whether there are patent applications pending that the Company's products might infringe upon, since these applications are often not publicly available until a patent is issued or published.

For the year ended December 31, 2021, the Company had patent amortization costs on its intrusion detection technology totaling $51,028. Patents costs are being amortized over the remaining life of each patent, which is from 7 to 16 years.

The DPTI issued patents cover a System and Method for Brillouin Analysis, a System and Method for Resolution Enhancement of a Distributed Sensor, and a Flexible Fiber Optic Deformation System Sensor and Method. Maintenance of intellectual property rights and the protection thereof is important to our business. Any patents that may be issued may not sufficiently protect the Company's intellectual property and third parties may challenge any issued patents. Other parties may independently develop similar or competing technology or design around any patents that may be issued to the Company. The Company cannot be certain that the steps it has taken will prevent the misappropriation of its intellectual property, particularly in foreign countries where the laws may not protect proprietary rights as fully as in the United States. Further, the Company may be required to enforce its intellectual property or other proprietary rights through litigation, which, regardless of success, could result in substantial costs and diversion of management's attention. Additionally, there may be existing patents of which the Company is unaware that could be pertinent to its business, and it is not possible to know whether there are patent applications pending that the Company's products might infringe upon, since these applications are often not publicly available until a patent is issued or published.

F-36

The following is a summary of activity related to the DPTI patents for the year ended December 31, 2021:

Balance at January 1, 2021	$393,990
Additions	–
Amortization	(51,028)
Balance at December 31, 2021	$342,962

The following is a summary of the DPTI patents as of December 31, 2021:

2021
Historical cost	$904,269
Accumulated amortization	(561,307)
Carrying Value	$342,962

Future expected amortization of intangible assets is as follows:

Year Ending December 31,
2022	$51,028
2023	51,028
2024	51,028
2025	51,028
2026	51,028
Thereafter	87,822
$342,962

Property and Equipment

Property and equipment are carried at historical cost less accumulated depreciation. Depreciation is based on the estimated service lives of the depreciable assets and is calculated using the straight-line method. Expenditures that increase the value or productive capacity of assets are capitalized. Fully depreciated assets are retained in the property and equipment, and accumulated depreciation accounts until they are removed from service. When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Repairs and maintenance are expensed as incurred.

The estimated useful lives of property and equipment are generally as follows:

Years
Office furniture and fixtures	4
Plant and equipment	4-8
Leasehold Improvements	10
Motor Vehicles	3

F-37

Revenue Recognition

The Company’s revenues are generated primarily from the sale of our products, which consist primarily of advanced technology solutions for integrated communications and security systems. At contract inception, we assess the goods and services promised in the contract with customers and identify a performance obligation for each. To determine the performance obligation, we consider all products and services promised in the contract regardless of whether they are explicitly stated or implied by customary business practices. The timing of satisfaction of the performance obligation is not subject to significant judgment. We measure revenue as the amount of consideration expected to be received in exchange for transferring goods and services. We generally recognize product revenues at the time of shipment, provided that all other revenue recognition criteria have been met.

The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which we expect to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, we perform the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) we satisfy a performance obligation. The five-step model is applied to contracts when it is probable that we will collect the consideration we are entitled to in exchange for the goods or services transferred to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, we assess the goods or services promised within each contract and determine those that are performance obligations and assess whether each promised good or service is distinct. We then recognize revenue in the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

In accordance with ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedient, which is to (1) clarify the objective of the collectability criterion for applying paragraph 606-10-25-7; (2) permit an entity to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price; (3) specify that the measurement date for noncash consideration is contract inception; (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations; (5) clarify that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application, and (6) clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. The amendments of this ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. There was no impact as a result of adopting this ASU on the financial statements and related disclosures. Based on the terms and conditions of the product arrangements, the Company believes that its products and services can be accounted for separately as its products and services have value to the Company’s customers on a stand-alone basis. When a transaction involves more than one product or service, revenue is allocated to each deliverable based on its relative fair value; otherwise, revenue is recognized as products are delivered or as services are provided over the term of the customer contract.

Contract liabilities is shown separately in the unaudited consolidated balance sheets as current liabilities. At December 31, 2021 and December 31, 2020, we had contract liabilities of $3,216,562 and $0, respectively.

Cost of Product Sales and Services

Cost of sales consists primarily of materials, airtime and overhead costs incurred internally and amounts incurred to contract manufacturers to produce our products, airtime and other implementation costs incurred to install our products and train customer personnel, and customer service and third-party original equipment manufacturer costs to provide continuing support to our customers. There are certain costs which are deferred and recorded as prepaids, until such revenue is recognized. Refer to revenue recognition above as to what constitutes deferred revenue.

F-38

Concentration of Credit Risk

The Company has no significant concentrations of credit risk.

Related Parties

The Company accounts for related party transactions in accordance with ASC 850 (“Related Party Disclosures”). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Leases

Effective January 1, 2019, the Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right of use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.

In calculating the right of use asset and lease liability, the Company has elected to combine lease and non-lease components. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election, and recognizes rent expense on a straight-line basis over the lease term.

Derivative Financial Instruments

The Company evaluates the embedded conversion feature within its convertible debt instruments under ASC 815-15 and ASC 815-40 to determine if the conversion feature meets the definition of a liability and, if so, whether to bifurcate the conversion feature and account for it as a separate derivative liability. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a lattice model, in accordance with ASC 815-15 “Derivative and Hedging” to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument could be required within 12 months after the balance sheet date.

Beneficial Conversion Features

The Company evaluates the conversion feature for whether it was beneficial as described in ASC 470-30. The intrinsic value of a beneficial conversion feature inherent to a convertible note payable, which is not bifurcated and accounted for separately from the convertible note payable and may not be settled in cash upon conversion, is treated as a discount to the convertible note payable. This discount is amortized over the period from the date of issuance to the date the note is due using the effective interest method. If the note payable is retired prior to the end of its contractual term, the unamortized discount is expensed in the period of retirement to interest expense. In general, the beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments included in the financing transaction, if any, to the fair value of the shares of common stock at the commitment date to be received upon conversion.

F-39

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 820, “Fair Value Measurements and Disclosures”. As defined in FASB ASC 820, the fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilized the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 established a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement) as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”) which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

F-40

The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

The Company's U.S. subsidiaries were incorporated in 2017, and tax returns have not yet been filed. The Company does not anticipate a tax liability for the years 2021 and 2020. The Company has filed tax returns in Canada for the year ended December 31, 2018, and they are still subject to audit.

Stock-based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 718, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. Further, ASC Topic 718, provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718, such as the repricing of share options, which would revalue those options and the accounting for the cancellation of an equity award whether a replacement award or other valuable consideration is issued in conjunction with the cancellation. If not, the cancellation is viewed as a replacement and not a modification, with a repurchase price of $0.

Income (Loss) Per Common Share

The Company accounts for earnings per share pursuant to ASC 260, Earnings per Share, which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year. In periods where the Company has a net loss, all dilutive securities are excluded.

	December 31, 2021	December 31, 2020
Convertible preferred stock	–	–
Stock Options	–	–
Stock Warrants	–	–

F-41

Recently Issued Accounting Pronouncements

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory”, which eliminates the exception that prohibits the recognition of current and deferred income tax effects for intra-entity transfers of assets other than inventory until the asset has been sold to an outside party. The updated guidance is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption of the update is permitted. The adoption of ASU 2016-16 did not have a material impact on the consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04 Intangibles-Goodwill and Other (“ASC 350”): Simplifying the Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. In computing the implied fair value of goodwill under Step 2, an entity had to perform procedures to determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Instead, under ASU 2017-04, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. ASU 2017-04 is effective for annual or any interim goodwill impairment tests for fiscal years beginning after December 15, 2019. The adoption of ASU 2017-04 did not have a material impact on the consolidated financial statements.

In July 2021, the FASB issued ASU No. 2021-05, Lessors—Certain Leases with Variable Lease Payments (Topic 842), Which requires a lessor to classify a lease with variable lease payments that do not depend on an index or rate (hereafter referred to as “variable payments”) as an operating lease on the commencement date of the lease if specified criteria are met. ASU 2021-05 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company expects that there would be no material impact on the Company’s condensed consolidated financial statements upon the adoption of this ASU.

In November 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, issued by the Financial Accounting Standards Board. This ASU requires entities to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The update will generally result in the recognition of contract assets and contract liabilities at amounts consistent with those recorded by the acquiree immediately before the acquisition date rather than at fair value. The Company expects that there would be no material impact on the Company’s condensed consolidated financial statements upon the adoption of this ASU.

Although there are several other new accounting pronouncements issued or proposed by the FASB, which the Company has adopted or will adopt, as applicable, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its financial position or results of operations.

F-42

NOTE 3 – GOING CONCERN

As shown in the accompanying financial statements, the Company generated net losses of $4,826,320 and $275,842 during the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021, the Company’s current liabilities exceeded its current assets by $10,120,885. As of December 31, 2021, the Company had $3,658,846 of cash.

The Company will require additional funding during the next twelve months to finance the growth of its current operations and achieve its strategic objectives. These factors, as well as the uncertain conditions that the Company faces relative to capital raising activities, create substantial doubt as to the Company’s ability to continue as a going concern. The Company is seeking to raise additional capital principally through private placement offerings and is targeting strategic partners in an effort to finalize the development of its products and begin generating revenues. The ability of the Company to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements or expansion of its operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations through calendar year 2022. However, management cannot make any assurances that such financing will be secured.

NOTE 4 – BUSINESS ACQUISITIONS

Optilan Holdco 3 Limited

On August 9, 2021, the Company entered into a Share Purchase Agreement with Optilan Guernsey Limited and Optilan Holdco 2 Limited (the “Sellers”), pursuant to which the Company purchased from the Sellers all of the issued and outstanding equity interests of Optilan HoldCo 3 Limited, a private company incorporated in England and Wales (“Optilan”) for £1.00 and also a commitment to enter into the Subscription (as defined below). As of August 9, 2021, the Company owns all of the equity interests of Optilan.

The Company has accounted for the purchase using the acquisition method of accounting for business combinations under ASC 805. Accordingly, the purchase price has been allocated to the underlying assets and liabilities in proportion to their respective fair values. The excess of the consideration transferred over the estimated fair values of the net assets acquired was recorded as goodwill. The following table summarizes the acquired assets and assumed liabilities for the fair value of the assets and liabilities recognized in the Condensed Consolidated Balance Sheet at December 31, 2021:

(Amounts in US$’s)	Amounts Recognized as of Acquisition Date	Measurement Period Adjustments (1)	Fair Value
Cash	$736,177	$(6,000)	$730,177
Accounts receivable	4,619,381	–	4,619,381
Inventory	2,040,887	–	2,040,887
Property & equipment	1,393,274	–	1,393,274
Right-of-use assets	1,385,825	(694,527)	691,298
Unbilled revenue	540,321	779,483	1,319,804
Intangible assets:
Trade name	–	4,033,638	4,033,638
Goodwill	12,181,350	(1,830,489)	10,350,861
Total assets	22,891,215	2,288,105	25,179,320
Accounts payable	11,622,018	(174,846)	11,447,172
Contract deposits	3,168,493	–	3,168,493
Contract liabilities, current	4,139,193	–	4,139,193
Lease liabilities, current	141,730	–	141,730
Other current liabilities	2,496,725	3,157,478	5,654,203
Lease liabilities, noncurrent	628,529	–	628,529
Total purchase consideration	$694,527	$(694,527)	$–

F-43

Wildlife Specialists, LLC and Remote Intelligence, LLC

On August 30, 2021, the Company closed two separate Membership Interest Purchase Agreements (the “MPAs”) with Remote Intelligence, Limited Liability Company, a Pennsylvania limited liability company (“RI”) and Wildlife Specialists, LLC, a Pennsylvania limited liability company (“WS”) pursuant to which the Company agreed to pay to the majority shareholder of each of RI and WS an aggregate of 15,000,000 shares of the Company’s Common Stock, $500,000 to be paid on the closing date, and an additional $500,000 to be paid 12 weeks from closing date in exchange for 60% ownership of each of RI and WS. RI and WS are now subsidiaries of the Company.

The Company has accounted for the purchase using the acquisition method of accounting for business combinations under ASC 805. Accordingly, the purchase price has been allocated to the underlying assets and liabilities in proportion to their respective fair values. The excess of the consideration transferred over the estimated fair values of the net assets acquired was recorded as goodwill. The following table summarizes the acquired assets and assumed liabilities for the fair value of the assets and liabilities recognized in the Condensed Consolidated Balance Sheet at December 31, 2021:

WILDLIFE SPECIALISTS
Consideration
Cash	$500,000
Common stock	978,000
Purchase price	$1,478,000

The allocation of the total purchase price to the tangible and intangible assets acquired and liabilities assumed by DarkPulse based on the estimated fair values as of August 29, 2021 was as follows:

WILDLIFE SPECIALISTS	Amounts	Measurement
(Amounts in US$’s)	Recognized as of Acquisition Date	Period Adjustments (1)	Fair Value
Cash	$33,910	$(6,098)	$27,812
Accounts receivable	161,866	170,486	332,352
Other current assets	600	20,947	21,547
Property & equipment	99,490	(77,945)	21,545
Goodwill	1,191,085	1,597,593	2,788,678
Total assets	1,486,951	1,704,983	3,191,934
Assumed liabilities	393,651	334,950	728,601
Non-controlling interest	–	985,333	985,333
Total Consideration for 60% of equity interests	$1,478,000	$–	$1,478,000

REMOTE INTELLIGENCE
Consideration
Cash	$500,000
Common stock	978,000
Purchase price	$1,478,000

F-44

The allocation of the total purchase price to the tangible and intangible assets acquired and liabilities assumed by the Company based on the estimated fair values as of August 29, 2021 was as follows:

REMOTE INTELLIGENCE	Amounts
(Amounts in US$’s)	Recognized as of Acquisition Date	Measurement Period Adjustments (1)	Fair Value
Cash	$6,158	$(5,800)	$358
Accounts receivable	24,036	16,024	40,060
Property & equipment	111,636	76,710	188,346
Goodwill	1,729,800	1,080,103	2,809,903
Total assets	1,871,630	1,167,037	3,038,667
Assumed liabilities	393,630	181,704	575,334
Non-controlling interest	–	985,333	985,333
Total Consideration for 60% of equity interests	$1,478,000	$–	$1,478,000

TJM Electronics West, Inc.

On September 8, 2021, the Company entered into and closed the Stock Purchase Agreement with TJM Electronics West, Inc., an Arizona corporation (“TJM”), and TJM’s shareholders, pursuant to which we agreed to purchase all of the equity interests in TJM in exchange for $450,000. TJM is now a wholly-owned subsidiary of the Company.

The Company has accounted for the purchase using the acquisition method of accounting for business combinations under ASC 805. Accordingly, the purchase price has been allocated to the underlying assets and liabilities in proportion to their respective fair values. The excess of the consideration transferred over the estimated fair values of the net assets acquired was recorded as goodwill. The following table summarizes the acquired assets and assumed liabilities for the fair value of the assets and liabilities recognized in the Condensed Consolidated Balance Sheet at December 31, 2021:

Fair Value
Accounts receivable	$3,400
Property & equipment	91,051
Goodwill	355,549
Total assets	450,000
Total Consideration	$450,000

TerraData Unmanned, PLLC.

Effective October 1, 2021 the Company entered into and closed the Membership Purchase Agreement (the “TerraData MPA”) with TerraData Unmanned, PLLC, a Florida limited liability company (“TerraData”), and Justin Dee, the sole shareholder of TerraData, pursuant to which the Company agreed to purchase 60% of the equity interests in TerraData in exchange for 3,725,386 shares of the Company’s Common Stock and $400,000, subject to adjustments as defined in the TerraData MPA, to be paid within 12 weeks of closing. TerraData is now a subsidiary of the Company.

F-45

The Company has accounted for the purchase using the acquisition method of accounting for business combinations under ASC 805. Accordingly, the purchase price has been allocated to the underlying assets and liabilities in proportion to their respective fair values. The excess of the consideration transferred over the estimated fair values of the net assets acquired was recorded as goodwill. The following table summarizes the acquired assets and assumed liabilities for the fair value of the assets and liabilities recognized in the Condensed Consolidated Balance Sheet at December 31, 2021:

Consideration
Cash	$400,000
Common stock	200,000
Purchase price	$600,000

The allocation of the total purchase price to the tangible and intangible assets acquired and liabilities assumed by the Company based on the estimated fair values as of October 1, 2021 was as follows:

(Amounts in US$'s)	Fair Value
Cash	$8,691
Goodwill	992,049
Total assets	1,000,740
Assumed liabilities	740
Non-controlling interest	400,000
Total Consideration for 60% of equity interests	$600,000

Unaudited Supplemental Pro Forma Data

Unaudited pro forma results of operations for the nine months ended December 31, 2021 and 2020 as though the Company acquired Optilan, Wildlife Specialists, Remote Intelligence, TJM Electronic West and TerraData Unmanned (the “Acquired Companies”) on the first day of each fiscal year are set forth below.

	Year Ended December 31,
	2021	2020
Pro forma revenues	$23,329,213	$45,344,847
Pro forma operating income (loss)	$11,477,923	$(16,627,266)
Pro forma net income (loss)	$11,264,238	$(11,308,866)
Pro forma net income (loss) attributable to DarkPulse	$11,912,054	$(11,367,321)

F-46

NOTE 5 – REVENUE

The following table is a summary of the Company’s timing of revenue recognition for the years ended December 31, 2021 and 2020:

	Years Ended
	December 31,
	2021	2020
Timing of revenue recognition:
Services and products transferred at a point in time	$7,783,340	$–
Services and products transferred over time	–	–
Total revenue	$7,783,340	$–

The Company disaggregates revenue by source and geographic destination to depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Revenue by source consisted of the following for the years ended December 31, 2021 and 2020:

	Years Ended
	December 31,
	2021	2020
Revenue by products and services:
Products	$1,533,378	$–
Services	6,249,962	–
Total revenue	$7,783,340	$–

Revenue by geographic destination consisted of the following for the for the years ended December 31, 2021 and 2020:

	Years Ended
	December 31,
	2021	2020
Revenue by geography:
North America	$535,407	$–
International	7,247,933	–
Total revenue	$7,783,340	$–

F-47

Contract Balances

The Company records contract assets when it has a right to consideration and records accounts receivable when it has an unconditional right to consideration. Contract liabilities consist of cash payments received (or unconditional rights to receive cash) in advance of fulfilling performance obligations. As of December 31, 2021, the Company did not have a contract assets balance.

The following table is a summary of the Company’s opening and closing balances of contract liabilities related to contracts with customers.

Total
Balance at December 31, 2020	$–
Additions through advance billings to or payments from vendors	–
Additions through business acquisition	4,139,193
Revenue recognized from current period advance billings to or payments from vendors	–
Revenue recognized from amounts acquired through business acquisition	(922,631)
Balance at December 31, 2021	$3,216,562

F-48

NOTE 6 – CONVERTIBLE DEBT SECURITIES

The Company uses the Black-Scholes Model to calculate the derivative value of its convertible debt. The valuation result generated by this pricing model is necessarily driven by the value of the underlying common stock incorporated into the model. The values of the common stock used were based on the price at the date of issue of the debt security as of December 31, 2021. Management determined the expected volatility between 475.55-624.25%, a risk free rate of interest between 0.10-0.13%, and contractual lives of the debt varying from zero months to eight months. Management made the determination to use an expected life rather than contractual life for the calculations for the matured debt as of December 31, 2021. The expected life is equal to the contractual life extended by one year which vary from two to seven months. The table below details the Company's outstanding convertible notes, with totals for the face amount, amortization of discount, initial loss, change in the fair market value, and the derivative liability.

	Face	Debt	Initial	Change	Derivative Balance
	Amount	Discount	Loss	in FMV	12/31/2021
	$90,228	$–	$58,959	$19,840	$128,370
	162,150	–	74,429	35,654	230,692
	72,488	–	11,381	15,938	103,130
	53,397	–	7,850	(16,767)	71,561
Subtotal	378,263	–	152,619	54,665	533,753
Transaction expense	–	–	–	–	–
	$378,263	$–	$152,619	$54,665	$533,753

Financings

On October 7, 2020, the Company entered into a securities purchase agreement with Geneva Roth Remark Holdings, Inc. (“Geneva”) issuing to Geneva a convertible promissory note in the aggregate principal amount of $47,850 with a $4,350 original issue discount and $3,500 in transactional expenses due to Geneva and its counsel. The note bears interest at 9% per annum and may be converted into common shares of the Company's common stock at a conversion price equal to 70% of the lowest trading price of the Company's common stock during the 20 prior trading days. The Company received $40,000 net cash. On April 16, 2021, Geneva converted $47,850 of principal and $2,153 into 8,065,040 shares of common stock.

On January 4, 2021, the Company entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $42,350 with a $3,850 original issue discount and $3,500 in transactional expenses due to Geneva and its counsel. The note bears interest at 8% per annum and may be converted into common shares of the Company's common stock at a conversion price equal to 70% of the lowest trading price of the Company's common stock during the 20 prior trading days. The Company received $35,000 net cash. On July 12, 2021, Geneva converted $42,350 of principal and $1,540 into 1,784,146 shares of common stock.

On February 3, 2021, the Company entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $94,200 with a $15,700 original issue discount and $3,500 in transactional expenses due to Geneva and its counsel. The note bears interest at 4.5% per annum and may be converted into common shares of the Company's common stock at a conversion price equal to 81% of the lowest two trading prices of the Company's common stock during the 10 prior trading days. The Company received $75,000 net cash. On July 14, 2021, the Company repaid $94,200 of principal.

On February 18, 2021, the Company entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $76,200 with a $12,700 original issue discount and $3,500 in transactional expenses due to Geneva and its counsel. The note bears interest at 4.5% per annum and may be converted into common shares of the Company's common stock at a conversion price equal to 81% of the lowest two trading prices of the Company's common stock during the 10 prior trading days. The Company received $60,000 net cash. On July 14, 2021, the Company repaid $76,200 of principal.

F-49

On April 5, 2021, the Company entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $64,200 with a $10,700 original issue discount and $3,500 in transactional expenses due to Geneva and its counsel. The note bears interest at 4.5% per annum and may be converted into common shares of the Company's common stock at a conversion price equal to 81% of the lowest two trading prices of the Company's common stock during the 10 prior trading days. The Company received $50,000 net cash. On July 14, 2021, the Company repaid $64,200 of principal.

On April 26, 2021, the Company entered a Securities Purchase Agreement and Registration Rights with FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC, a Delaware limited liability company (the “FirstFire”), pursuant to which the Company issued to FirstFire a Convertible Promissory Note in the principal amount of $825,000 (the “FirstFire Note”). The purchase price of the FirstFire Note is $750,000. The FirstFire Note matures on January 26, 2022 upon which time all accrued and unpaid interest will be due and payable. Interest accrues on the FirstFire Note at 10% per annum guaranteed until the FirstFire Note becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The FirstFire Note is convertible at any time after 180 days from issuance, upon the election of the FirstFire, into shares of the Company’s Common Stock at $0.015 per share. The FirstFire Note is subject to various “Events of Default,” which are disclosed in the FirstFire Note. Upon the occurrence of an “Event of Default,” the conversion price would become $0.005. On November 17, 2021, FirstFire converted $825,000 of principal and $61,875 of interest into 177,375,000 shares of common stock.

On December 31, 2021, the Company commenced an action against FirstFire Global Opportunities Fund, LLC, and Eli Fireman (“Fireman”) in the United States District Court for the Southern District of New York. The complaint alleges that FirstFire is an unregistered dealer acting in violation of Section 15(a) of the Securities Exchange Act of 1934 (the “Act”), and that the Company is entitled to rescissionary relief from certain convertible promissory notes and securities purchase agreements entered into by the Company and FirstFire pursuant to Section 29(b) of the Act. The complaint also asserts claims against Fireman for control person liability under Section 20(a) of the Act, unjust enrichment of FirstFire, and constructive trust against FirstFire.

On May 19, 2021, the Company entered into a Stipulation of Settlement with four note holders pursuant to which the Company agreed to pay $173,000 to the note holders.

On June 3, 2021, the Company entered into a Settlement and Mutual Release Agreement with Auctus Fund, LLC. Pursuant to the Agreement, the Auctus agreed to convert the Promissory Note issued on September 25, 2018 by the Company to the Lender in the principal amount of $100,000 (the “Auctus Note”) into 12,500,000 shares of the Company’s Common stock (the “Auctus Shares”) as consideration for full and complete satisfaction of and settlement of the Auctus Note, which also terminates all obligations owing under both the Auctus Note and the corresponding Securities Purchase Agreement dated September 25, 2018 between the Company and Auctus. Auctus also agreed to limit the resales of the Auctus Shares in the public market to no more than 2,500,000 shares per calendar week until all of the Auctus Shares have been sold.

On July 14, 2021, the Company entered a Securities Purchase Agreement (the “GS SPA”) with GS Capital Partners, LLC pursuant to which the Company issued to the Lender a 6% Redeemable Note in the principal amount of $2,000,000 (the “GS Note”). The purchase price of the GS Note is $1,980,000. The GS Note matures on July 14, 2022 upon which time all accrued and unpaid interest will be due and payable. Interest accrues on the GS Note at 6% per annum until the GS Note becomes due and payable. The GS Note is subject to various “Events of Default,” which are disclosed in the GS Note. Upon the occurrence of an “Event of Default,” the interest rate on the GS Note will be 18%. The GS Note is not convertible into shares of the Company’s Common Stock and is not dilutive to existing or future shareholders and the Company used a portion of the proceeds of the GS Note to retire convertible debt. As of December 31, 2021, $2,000,000 remains outstanding.

As of December 31, 2021 and 2020 respectively, there was $378,263 and $931,158 of convertible debt outstanding, net of debt discount of $0, and $35,525. As of December 31, 2021 and 2020 respectively, there was derivative liability of $533,753 and $1,220,880 related to convertible debt securities.

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NOTE 7 - DEBENTURE

DPTI issued a convertible Debenture to the University (see Note 1) in exchange for the Patents assigned to the Company, in the amount of Canadian $1,500,000, or US $1,491,923 on December 16, 2010, the date of the Debenture. On April 24, 2017 DPTI issued a replacement secured term Debenture in the same C$1,500,000 amount as the original Debenture. The interest rate is the Bank of Canada Prime overnight rate plus 1% per annum. The Debenture had an initial required payment of Canadian $42,000 (US$33,385) due on April 24, 2018 for reimbursement to the University of its research and development costs, and this has been paid. Interest-only maintenance payments are due annually starting after April 24, 2018. Payment of the principal begins on the earlier of (a) three years following two consecutive quarters of positive earnings before interest, taxes, depreciation and amortization, (b) six years from April 24, 2017, or (c) in the event DPTI fails to raise defined capital amounts or secure defined contract amounts by April 24 in the years 2018, 2019, and 2020. The Company has raised funds in excess of the amount required for 2020, 2019 and 2018. The principal repayment amounts will be due quarterly over a six year period in the amount of Canadian Dollars $62,500. Based on the exchange rate between the Canadian Dollar and the U.S. Dollar on December 31, 2018, the quarterly principal repayment amounts will be US$48,447. The Debenture is secured by the Patents assigned by the University to DPTI by an Assignment Agreement on December 16, 2010. DPTI has pledged the Patents, and granted a lien on them pursuant to an Escrow Agreement dated April 24, 2017, between DPTI and the University.

The Debenture was initially recorded at the $1,491,923 equivalent US Dollar amount of Canadian $1,500,000 as of December 16, 2010, the date of the original Debenture. The liability is being adjusted quarterly based on the current exchange value of the Canadian dollar to the US dollar at the end of each quarter. The adjustment is recorded as unrealized gain or loss in the change of the value of the two currencies during the quarter. The amounts recorded as an unrealized gain (loss) for the years ended December 31, 2021 and 2020, were $20,941 and $20,941 respectively. These amounts are included in Accumulated Other Comprehensive Loss in the Equity section of the consolidated balance sheet, and as Unrealized Loss on Foreign Exchange on the consolidated statement of comprehensive loss. The Debenture also includes a provision requiring DPTI to pay the University a 2% royalty on sales of any and all products or services which incorporate the Patents for a period of five years from April 24, 2018.

For the years ended December 31, 2021 and 2020, the Company recorded interest expense of $52,538 and $52,538, respectively.

As of December 31, 2021, the debenture liability totaled $1,172,364, all of which was long term.

Future minimum required payments over the next 5 years and thereafter are as follows:

Period ending December 31,
2022	$–
2023	–
2024	–
2025	–
2026 and after	1,172,364
Total	$1,172,364

F-51

NOTE 8 – LEASES

The Company adopted ASC 842 “Leases” using the modified retrospective approach, electing the practical expedient that allows the Company not to restate its comparative periods prior to the adoption of the standard on January 1, 2019. As such, the disclosures required under ASC 842 are not presented for periods before the date of adoption.

The following was included in our balance sheet as of December 31, 2021 and 2020:

	December 31,
Operating leases	2021	2020

Assets
ROU operating lease assets	$2,038,106	$–

Liabilities
Current portion of operating lease	$747,422	$–
Operating lease, net of current portion	$2,474,530	$–
Total operating lease liabilities	$3,221,952	$–

The weighted average remaining lease term and weighted average discount rate at December 31, 2021 were as follows:

Weighted average remaining lease term (years)	December 31, 2021
Operating leases	8.25
Weighted average discount rate
Operating leases	6.00%

Operating Leases

On January 12, 2021, the Company’s newly acquired subsidiary entered into an operating lease agreement to rent office space in Mumbai, India. This three-year agreement commenced January 12, 2021 with an annual rent of approximately $50,000.

On May 27, 2021, the Company’s newly acquired subsidiary entered into an operating lease agreement to rent office space in Warwick, United Kingdom. This ten-year agreement commenced May 27, 2021 with an annual rent of approximately $85,000 with the first six months rent free.

On August 31, 2021, the Company’s newly acquired subsidiary entered into an operating lease agreement to rent office space in Tempe, Arizona. This five-year agreement commenced August 31, 2021 with an annual rent of approximately $192,000.

On October 20, 2021, the Company’s newly acquired subsidiary entered into an operating lease agreement to rent office space in Warwick, United Kingdom. This ten-year agreement commenced October 20, 2021 with an annual rent of approximately $200,000 with the first six months rent free.

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The following table reconciles future minimum operating lease payments to the discounted lease liability as of December 31, 2021:

2022	$405,924
2023	498,401
2024	463,402
2025	472,343
2026 and later	1,751,345
Total lease payments	3,591,415
Less imputed interest	(369,463)
Total lease obligations	3,221,952
Less current lease obligations	(747,422)
Long-term lease obligations	$2,474,530

NOTE 9 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accrued liabilities consist of the following as of December 31:

	2021	2020
Accounts payable	$7,227,129	$519,899
Accrued liabilities	617,142	569,970
	$7,844,271	$1,089,869

NOTE 10 – INCOME TAXES

The domestic and foreign components of loss before (benefit) provision for income taxes were as follows:

	2021	2020
Domestic:	$(4,285,237)	$(169,282)
Foreign:	(541,083)	(106,560)
	$(4,826,320)	$(275,842)

The provision (benefit) for income taxes for the years ended December 31, 2021 and 2020 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to the valuation allowance to fully reserve net deferred tax assets.

The following table summarizes the significant differences between statutory rates for the years ended December 31, 2021 and 2020:

	2021	2020
Statutory tax rate:
U.S.	21.00%	21.00%
State taxes	2.19%	3.63%
Foreign rate differential	0.46%	0.00%
Other	(1.81)%	0.00%
Change in valuation allowance:	(21.84)%	(24.63)%
	–%	–%

F-53

The Company’s deferred tax assets and liabilities as of December 31, 2021 and 2020 are as follows:

	2021	2020
Deferred Tax (Liabilities):
Net operating losses	$2,356,871	$1,351,897
Intangible assets	(170,119)	–
Right of use asset	(319,752)	–
Stock based compensation	498,571	–
Less: Valuation allowance	(2,365,571)	(1,351,897)
	$–	$–

The Company has approximately $7,448,199 of federal and state net operating loss carryforwards as of December 31, 2021, which will not expire but will be limited to 80% utilization. The company also has net operating losses in the United Kingdom of $1,414,454 which will not expire and $636,852 of net operating loss carryforwards in Canada which will begin to expire in 2038.

The Company records a tax valuation allowance when it is more likely than not that it will not be able to recover the value of its deferred tax assets. For the years ended December 31, 2021 and 2020, the Company calculated its estimated annualized effective tax rate at 0% and 0%, respectively, for both the United States, Canada and the United Kingdom. The Company had no income tax expense on its losses for the years ended December 31, 2021 and 2020, respectively.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company recognizes interest accrued on uncertain tax positions as well as interest received from favorable tax settlements within interest expense. The Company recognizes penalties accrued on unrecognized tax benefits within selling, general and administrative expenses. As of December 31, 2021 and 2020, the Company had no uncertain tax positions.

The Company does not anticipate any significant changes to the total amounts of unrecognized tax benefits in the next twelve months. The Company files income tax returns in New Brunswick, Canada, and the U.S. federal, New York, and Delaware jurisdictions and the United Kingdom jurisdictions. Tax years 2011 to current remain open to examination by Canadian authorities; the tax year 2018 remains open to examination by U.S. authorities.

NOTE 11 – PREFERRED STOCK

In accordance with the Company’s bylaws, the Company has authorized a total of 2,000,000 shares of preferred stock, par value $0.01 per share, for all classes. As of December 31, 2021 and 2020 respectively, there were 88,235 and 88,235 total preferred shares issued and outstanding for all classes.

On December 23, 2021, pursuant to the approval of the Board of Directors and a majority vote of the holders of Series D Preferred Stock, the Company amended the Certificate of Designation for the Series D Preferred Stock so that each share of Series D Stock is convertible, at the sole and exclusive election of the holder, into two shares of Common Stock of the Company.

NOTE 12 – COMMON STOCK

In accordance with the Company’s bylaws, the Company has authorized a total of 20,000,000,000 shares of common stock, par value $0.0001 per share. As of December 31, 2021 and 2020, there were 5,197,821,885 and 4,088,762,156 common shares issued and outstanding.

On February 18, 2020, the majority stockholders holding a majority of the issued and outstanding voting shares of the Company amended the Company’s Certificate of Incorporation to amend the par value of the Company’s common stock from $0.01 to $0.0001.

On January 14, 2021, the Company issued an aggregate of 100,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $28,000.

F-54

On January 25, 2021, the Company issued an aggregate of 150,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $42,000.

On February 1, 2021, the Company issued an aggregate of 30,999,995 shares of common stock upon the conversion of convertible debt, as issued on February 12, 2019, in the amount of $8,116.

On February 11, 2021, the Company issued an aggregate of 100,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $56,000.

On February 18, 2021, the Company issued an aggregate of 220,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $75,436 for principal and $39,638 for interest.

On April 15, 2021, the Company issued an aggregate of 8,065,040 shares of common stock upon the conversion of convertible debt, as issued on October 7, 2020, in the amount of $47,850 and interest of $2,153.25.

On April 30, 2021, the Company issued 60,000,000 shares of common stock as compensation for loan acquisition costs associated with the note issued on the same date for the amount of $825,000.

On June 4, 2021, the Company issued an aggregate of 12,500,000 shares of common stock upon the conversion of convertible debt, as issued on September 25, 2018, in the amount of $76,656.83 and interest of $260.61.

On July 12, 2021, the Company issued an aggregate of 1,784,146 shares of common stock upon the conversion of convertible debt, as issued on January 12, 2021, in the amount of $42,350.

On July 14, 2021, the Company issued an aggregate of 45,037,115 shares of common stock upon the conversion of convertible debt, as issued on October 7, 2020, in the amount of $93,864 and interest of $26,246.

On July 19, 2021, the Company issued an aggregate of 2,898,382 shares of common stock upon the conversion of convertible debt, as issued on October 7, 2020, in the amount of $10,497 and interest of $6,748.

On August 25, 2021, the Company issued 31,799,260 shares of common stock for $3,000,000.

On August 31, 2021, the Company issued 27,297,995 shares of common stock for $3,000,000.

On September 22, 2021, the Company issued 25,630,272 shares of common stock for $2,000,000.

On September 30, 2021, the Company issued 15,000,000 shares of common stock pursuant to two separate Membership Interest Purchase Agreements with Remote Intelligence, and Wildlife Specialists, LLC.

F-55

On September 30, 2021, the Company issued 3,194,081 shares of common stock as compensation valued at $250,000 for loan acquisition costs associated with proceeds raised.

On October 1, 2021, the Company issued 37,187,289 shares of common stock for $3,000,000.

On October 15, 2021, the Company issued 14,282,304 shares of common stock for $1,055,000.

On October 22, 2021, the Company issued 1,596,594 shares of common stock as compensation valued at $250,000 for loan acquisition costs associated with proceeds raised.

On October 25, 2021, the Company issued 634,778 shares of common stock as compensation valued at $250,000 for loan acquisition costs associated with proceeds raised.

On November 17, 2021, the Company issued an aggregate of 177,375,000 shares of common stock upon the conversion of convertible debt, as issued on April 30, 2021, in the amount of $825,000 and interest of $61,875.

On December 21, 2021, the Company issued an aggregate of 43,777,478 shares of common stock for $2,538,327.

At December 31, 2021, the Company had 1,589,257,888 in common shares reserved for issuance for convertible debt securities.

NOTE 13 – STOCK OPTIONS

As of December 31, 2021 and 2020, the Company had no outstanding stock options.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Potential Royalty Payments

The Company, in consideration of the terms of the debenture to the University of New Brunswick, shall pay to the University a two percent royalty on sales of any and all products or services, which incorporate the Company's patents for a period of five years from April 24, 2018.

Legal Matters

DarkPulse, Inc. v. Twitter, Inc.

On January 24, 2022, the Company filed a petition in the Supreme Court of the State of New York County of New York to compel a disclosure from Twitter, Inc. The petition sought to compel Twitter, Inc. to disclose the owner and operator of the “Investor News” Twitter account (@newsfilterio) so the Company could commence an action for damages arising from false, misleading, and untrue statements made by the Investor News.

On February 23, 2022, the Court ordered Twitter to release information concerning the owner and operator of the Investor News account to the Company. The Company will continue to pursue and expose the identities of those individuals or groups and shall take any and all legal action to pursue the violators.

F-56

Carebourn Capital, L.P. v. DarkPulse, Inc.

As disclosed in greater detail in the Company’s Form 10-Q, filed November 15, 2021, the Company remains in active litigation with Carebourn Capital, L.P. (“Carebourn”). The remainder of this disclosure will address all material updates since the aforementioned Form 10-Q.

On November 1, 2021, the Company filed a motion to compel Carebourn to produce certain documents and supplement its responses to certain interrogatories.

On September 27, 2021, Carebourn filed a declaratory judgment and a motion for declaratory judgment, dismissal of the Company’s claims, and summary judgment (“Dispositive Motion”).

On February 15, 2022, the Court rendered its decision on the aforesaid motions, denying the Dispositive Motion in its entirety and granting in part, and denying in part, the Company’s motion to compel. Pursuant to the Court’s ruling in the Company’s favor on its motion to compel, the Court has awarded the Company attorneys’ costs and fees in connection with the successful portions of its motion to compel.

On January 19, 2022, the Company filed a motion for enforcement of a protective order. It is the Company’s position that Carebourn has violated a protective order that was entered into by the parties and seeks to protect confidential information exchanged during the litigation. The Court has not yet rendered a decision on this motion.

On March 24, 2022, Carebourn filed a Motion to Compel against DarkPulse, alleging that DarkPulse failed to fulfill its discovery obligations by not producing a privilege log. DarkPulse contends that Carebourn’s motion is meritless and premature.

The Company remains committed to actively litigating its claims for relief under the Securities Exchange Act of 1934.

More Capital, LLC v. DarkPulse, Inc. et al

As disclosed in greater detail in the Company’s Form 10-Q, filed November 15, 2021, the Company remains in active litigation with More Capital, LLC (“More”). The remainder of this disclosure will address all material updates since the aforementioned Form 10-Q.

On October 27, 2021, the Company served its initial discovery requests, consisting of interrogatories, requests for admission, and requests for production, on More.

On November 24, 2021, More served its responses to the Company’s initial discovery requests. After reviewing More’s responses, it is the Company’s position that More’s responses are false, misleading, untrue, and/or evasive.

On February 28, 2022, the Company filed its motion to compel More to produce certain documents and supplement or otherwise modify its responses to certain interrogatories and requests for admission. DarkPulse’s motion will be heard on April 14, 2022.

On March 9, 2022, More filed a motion for summary judgment against the Company. The Company’s opposition is being filed on or before March 23, 2022, and More’s motion will be heard on April 6, 2022.

The Company remains committed to actively litigating its claims for relief under the Securities Exchange Act of 1934.

F-57

Goodman et al. v. DarkPulse, Inc.

As disclosed in greater detail in the Company’s Form 10-Q, filed November 15, 2021, the Company remains in active litigation with Stephen Goodman (“Goodman”), Mark Banash (“Banash”), and David Singer (“Singer”) (Goodman, Banash, and Singer together, the “Series D Plaintiffs”). The remainder of this disclosure will address all material updates since the aforementioned Form 10-Q.

On August 20, 2021, the Company and the Series D Plaintiffs entered into a stipulation, pursuant to which the Company withdrew its motion to dismiss and the Company was provided with an extended period of time to respond to the complaint.

On September 8, 2021, the Company filed its Answer and Counterclaims, wherein the Company alleges counterclaims arising from various breaches of fiduciary duties by the Series D Plaintiffs while they were employed as officers of the Company.

On December 9, 2021, the parties participated in private mediation. No understanding of settlement was reached at the conclusion thereof.

The Company remains committed to actively litigating its claims and defenses against the Series D Plaintiffs.

DarkPulse, Inc. v. FirstFire Global Opportunities Fund, LLC, and Eli Fireman (SDNY)

On December 31, 2021, the Company commenced an action against FirstFire Global Opportunities Fund, LLC (“FirstFire”), and Eli Fireman (“Fireman”) (FirstFire and Fireman together, the “FirstFire Parties”) in the United States District Court for the Southern District of New York. The complaint alleges that FirstFire is an unregistered dealer acting in violation of Section 15(a) of the Securities Exchange Act of 1934 (the “Act”), and that the Company is entitled to rescissionary relief from certain convertible promissory notes and securities purchase agreements entered into by the Company and FirstFire pursuant to Section 29(b) of the Act. The complaint also asserts claims against Fireman for control person liability under Section 20(a) of the Act, unjust enrichment of FirstFire, and constructive trust against FirstFire.

On January 14, 2022, the Company moved for entry of a temporary restraining order and award of a preliminary injunction against FirstFire to enjoin them from selling or attempting to sell, transfer, or otherwise dispose of the 177,275,000 common shares the Company believed were in FirstFire’s possession pursuant to a certain note.

On January 14, 2022, the Court denied the Company’s order to show cause seeking a temporary restraining order.

Following expedited briefing by the parties, on January 21, 2022, the Court denied the Company’s motion for preliminary injunction.

On March 14, 2022, the FirstFire Parties filed their letter request for a motion to dismiss the Company’s complaint. The Company responded to the FirstFire Parties’ letter on March 17, 2022. As of the filing date, the Court has not yet issued a decision on the FirstFire Parties letter request to file its motion to dismiss.

F-58

FirstFire Global Opportunities Fund, LLC v. DarkPulse, Inc. (Del. Chancery Court)

On December 13, 2021, FirstFire Global Opportunities Fund, LLC (“FirstFire”) commenced an action against the Company in the Court of Chancery of the State of Delaware. The complaint seeks declaratory judgment of the issuance of 177,375,000 shares of Company common stock pursuant to a certain convertible promissory note.

On January 4, 2022, the Company filed a motion to dismiss FirstFire’s complaint.

On February 11, 2022, the Company filed its opening memorandum of law in support of its motion to dismiss. The Company’s memorandum argues that FirstFire the certain convertible promissory note that the issuance was made under is void ab initio as it violates New York’s criminal usury laws, and that FirstFire improperly amended the governing law provision of the void convertible note to evade being declared void ab initio and, instead, continue to enforce the unlawful transaction.

On March 14, 2022, FirstFire filed a notice of voluntary dismissal of its complaint.

As of December 31, 2021, DarkPulse views the aforesaid FirstFire Delaware Chancery matter as fully closed.

DarkPulse, Inc. v. EMA Financial, LLC et al

On January 4, 2022, the Company commenced an action against EMA Financial, LLC (“EMA”), EMA Group, Inc. (“EMA Group”), and Felicia Preston (“Preston”) (EMA, EMA Group, and Preston together, the “EMA Parties”) in the United States District Court for the Southern District of New York. The complaint alleges that EMA is an unregistered dealer acting in violation of Section 15(a) of the Securities Exchange Act of 1934 (the “Act”), and that the Company is entitled to rescissionary relief from certain convertible promissory notes and securities purchase agreements entered into by the Company and EMA pursuant to Section 29(b) of the Act. The complaint also asserts claims against Preston for control person liability under Section 20(a) of the Act, unjust enrichment of EMA, EMA Group, and Preston, and constructive trust against the EMA Parties.

On March 28, 2022, the Company filed its first amended complaint against the EMA Parties. The amended complaint alleges the same causes of action asserted in the initial complaint—(1) that EMA is an unregistered dealer acting in violation of Section 15(a) of the Act and, pursuant to Section 29(b) of the Act, the Company is entitled to rescissionary relief from certain convertible promissory notes and securities purchase agreements entered into by the Company and EMA, (2) that Preston is liable pursuant to Section 20(a) of the Act, and (3) unjust enrichment—along with two claims: that the EMA Parties, first, violated and, second conspired to violate the Racketeer Influenced and Corrupt Organizations (RICO) Act for engaging in the collection of an unlawful debt.

The Company remains committed to actively litigating its claims for relief under the Securities Exchange Act of 1934.

From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on our business, financial condition and operating results.

F-59

COVID-19

On March 11, 2020, the World Health Organization announced that infections of the novel Coronavirus (COVID-19) had become pandemic, and on March 13, the U.S. President announced a National Emergency relating to the disease. There is a possibility of continued widespread infection in the United States and abroad, with the potential for catastrophic impact. National, state and local authorities have required or recommended social distancing and imposed or are considering quarantine and isolation measures on large portions of the population, including mandatory business closures. These measures, while intended to protect human life, are expected to have serious adverse impacts on domestic and foreign economies of uncertain severity and duration. Some economists are predicting the United States will soon enter a recession. The sweeping nature of the coronavirus pandemic makes it extremely difficult to predict how the Company’s business and operations will be affected in the longer run, but we expect that it may materially affect our business, financial condition and results of operations. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Moreover, the coronavirus outbreak has begun to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that this coronavirus or any other epidemic harms the global economy generally and/or the markets in which we operate specifically. Any of the foregoing factors, or other cascading effects of the coronavirus pandemic that are not currently foreseeable, could materially increase our costs, negatively impact our revenues and damage the Company’s results of operations and its liquidity position, possibly to a significant degree. The duration of any such impacts cannot be predicted.

NOTE 15 – RELATED PARTY TRANSACTIONS

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 the related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests. The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

During the years ended December 31, 2021 and 2020, the Company’s Chief Executive Officer advanced personal funds in the amount of $593 and $68,254 for Company expenses.

NOTE 16 – SUBSEQUENT EVENTS

On January 12, 2022, the Company issued 23,372,430 shares of common stock for $1,150,000.

On January 21, 2022, the Company issued 33,454,988 shares of common stock for $1,150,000.

On February 7, 2022, the Company issued 16,040,411 shares of common stock for $500,000.

On March 7, 2022, the Company issued 75,798,921 shares of common stock for $2,500,000.

On March 23, 2022, the Company issued 29,257,395 shares of common stock for $1,500,000.

On April 11, 2022, the Company issued 23,746,816 shares of common stock for $1,000,000.

F-60

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13 - Other Expenses of Issuance and Distribution

We estimate that expenses in connection with the distribution described in this Registration Statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the Selling Security Holder) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee, are estimates.

Amount to Be Paid
SEC registration fee	$4,347.00
State filing fees	500.00
Edgarizing costs	500.00
Accounting fees and expenses	1,000.00
Legal fees and expenses	7,500.00
Total	$13,847.00

Item 14 - Indemnification of Directors and Officers

Under our Certificate of Incorporation, our directors have no personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derives an improper personal benefit.

We do not maintain any policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

Item 15 - Recent Sales of Unregistered Securities

Convertible Notes

On January 10, 2019, we entered into a Securities Purchase Agreement with GS Capital Partners, LLC, (“GS Capital”) issuing a convertible redeemable note in the principal amount of $65,000. The note may be converted into common shares of our common stock at a conversion price equal to the lower of $0.25, or 70% of the lowest trading price of our common stock during the 20 prior trading days.

On February 12, 2019, we entered into a securities purchase agreement with Crown Bridge Partners, LLC (“Crown”) issuing a convertible promissory note in the aggregate principal amount of up to $35,000. The note may be converted into common shares of our common stock at a conversion price equal 70% of the lowest trading price of our common stock during the 20 prior trading days.

On April 23, 2019, we entered into a securities purchase agreement with GS Capital issuing to GS Capital a convertible promissory note in the aggregate principal amount of $40,000. The note bears interest at 8% per annum and may be converted into common shares of our common stock at a conversion price equal to 70% of the average of the three lowest trading prices of our common stock during the 20 prior trading days.

On May 3, 2019, we entered into a securities purchase agreement with Geneva Roth Remark Holdings, Inc. (“Geneva”) issuing to Geneva a convertible promissory note in the aggregate principal amount of $64,000. The note bears interest at 9% per annum and may be converted into common shares of our common stock at a conversion price equal to 70% of the lowest trading price of our common stock during the 20 prior trading days.

II-1

On January 10, 2019, we entered into a Securities Purchase Agreement with GS Capital issuing a convertible redeemable note in the principal amount of $65,000. The note may be converted into common shares of our common stock at a conversion price equal to the lower of $0.25, or 70% of the lowest trading price of our common stock during the 20 prior trading days.

On February 12, 2019, we entered into a securities purchase agreement with Crown issuing a convertible promissory note in the aggregate principal amount of up to $35,000. The note may be converted into common shares of our common stock at a conversion price equal 70% of the lowest trading price of our common stock during the 20 prior trading days.

On April 23, 2019, we entered into a securities purchase agreement with GS Capital issuing to GS Capital a convertible promissory note in the aggregate principal amount of $40,000. The note bears interest at 8% per annum and may be converted into common shares of our common stock at a conversion price equal to 70% of the average of the three lowest trading prices of our common stock during the 20 prior trading days.

On May 3, 2019, we entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $64,000. The note bears interest at 9% per annum and may be converted into common shares of our common stock at a conversion price equal to 70% of the lowest trading price of our common stock during the 20 prior trading days.

On October 7, 2020, we entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $47,850. The note bears interest at 9% per annum and may be converted into common shares of our common stock at a conversion price equal to 70% of the lowest trading price of our common stock during the 20 prior trading days.

On September 2, 2020, we entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $47,850. The note bears interest at 9% per annum and may be converted into common shares of our common stock at a conversion price equal to 70% of the lowest trading price of our common stock during the 20 prior trading days.

On January 4, 2021, we entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $42,350. The note bears interest at 8% per annum and may be converted into common shares of our common stock at a conversion price equal to 70% of the lowest trading price of our common stock during the 20 prior trading days.

On February 3, 2021, we entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $94,200. The note bears interest at 4.5% per annum and may be converted into common shares of our common stock at a conversion price equal to 81% of the lowest two trading prices of our common stock during the 10 prior trading days.

On February 18, 2021, we entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $76,200. The note bears interest at 4.5% per annum and may be converted into shares of our common stock at a conversion price equal to 81% of the lowest two trading prices of our common stock during the 10 prior trading days.

On April 26, 2021, we entered a Securities Purchase Agreement with FirstFire Global Opportunities Fund LLC, (“FirstFire”) pursuant to which we issued to FirstFire a Convertible Promissory Note in the principal amount of $825,000. The note matures on January 26, 2022 upon which time all accrued and unpaid interest will be due and payable. Interest accrues on the note at 10% per annum guaranteed until the note becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The note is convertible at any time after 180 days from issuance, upon the election of FirstFire, into shares of our Common Stock at $0.015 per share. A finder’s fee of $15,000 was paid to J.H. Darbie Co. pursuant to our agreement.

Each of the notes above were sold in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of the investor. Unless stated above, there were no sales commissions paid pursuant to this transaction and general solicitation was not used in connection with the offers and sales of these securities.

II-2

Note Conversions

On April 29, 2020, we issued an aggregate of 68,571,429 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $4,800.

On May 4, 2020, we issued an aggregate of 72,857,143 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $5,100.

On June 9, 2020, we issued an aggregate of 75,714,286 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $5,300.

On July 9, 2020, we issued an aggregate of 80,000,000 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $5,600.

On July 16, 2020, we issued an aggregate of 82,857,143 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $5,800.

On July 28, 2020, we issued an aggregate of 82,857,143 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $5,800.

On August 3, 2020, we issued an aggregate of 91,428,571 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $6,400.

On August 6, 2020, we issued an aggregate of 91,428,571 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $6,400.

On August 10, 2020, we issued an aggregate of 91,428,571 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $6,400.

On August 13, 2020, we issued an aggregate of 91,428,571 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $6,400.

On August 18, 2020, we issued an aggregate of 110,000,000 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $7,700.

On August 20, 2020, we issued an aggregate of 115,714,286 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $8,100.

On August 31, 2020, we issued an aggregate of 115,714,286 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $8,100.

On September 1, 2020, we issued an aggregate of 115,714,286 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $8,100.

On September 1, 2020, we issued an aggregate of 119,157,924 shares of common stock upon the conversion of interest of convertible debt, as issued on July 17, 2018, in the amount of $6,315.

II-3

On September 1, 2020, we issued an aggregate of 85,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $7,000.

On September 2, 2020, we issued an aggregate of 123,474,262 shares of common stock upon the conversion of interest of convertible debt, as issued on September 24, 2018, in the amount of $4,439.

On September 3, 2020, we issued an aggregate of 115,714,286 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $8,100.

On September 11, 2020, we issued an aggregate of 115,714,286 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $8,100.

On September 30, 2020, we issued an aggregate of 158,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 25, 2018, in the amount of $5,257.

On October 7, 2020, we issued an aggregate of 161,428,571 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $11,800.

On October 7, 2020, we issued an aggregate of 169,000,000 shares of common stock upon the conversion of convertible debt, as issued on February 12, 2019, in the amount of $6,855.

On October 7, 2020, we issued an aggregate of 143,519,000 shares of common stock upon the conversion of convertible debt, as issued on September 25, 2018, in the amount of $4,677.

On October 12, 2020, we issued an aggregate of 142,374,429 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $600 in principal and $9,366 in interest.

On October 22, 2020, we issued an aggregate of 77,623,000 shares of common stock upon the conversion of convertible debt, as issued on September 25, 2018, in the amount of $2,041.

On January 14, 2021 we issued an aggregate of 100,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $28,000.

On January 25, 2021, we issued an aggregate of 150,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $42,000.

On February 1, 2021, we issued an aggregate of 30,999,995 shares of common stock upon the conversion of convertible debt, as issued on February 12, 2019, in the amount of $8,116.

On February 11, 2021, we issued an aggregate of 100,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $56,000.

On February 18, 2021, we issued an aggregate of 220,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $75,436 for principal and $39,638 for interest.

On April 15, 2021, we issued an aggregate of 8,065,040 shares of common stock upon the conversion of convertible debt, as issued on October 7, 2020, in the amount of $47,850 and interest of $2,153.25.

II-4

On June 3, 2021, we entered into a Settlement and Mutual Release Agreement with Auctus Fund, LLC, (“Auctus”) pursuant to which Auctus agreed to convert the note issued on September 25, 2018 by us to it in the principal amount of $100,000 into 12,500,000 shares of our Common stock as consideration for full and complete satisfaction of and settlement of the note, which also terminates all obligations owing under both the Note and the corresponding Securities Purchase Agreement dated September 25, 2018 between the Company and Auctus.

On July 12, 2021, the Company issued an aggregate of 1,784,146 shares of common stock upon the conversion of convertible debt, as issued on January 12, 2021, in the amount of $42,350.

On July 14, 2021, the Company issued an aggregate of 45,037,115shares of common stock upon the conversion of convertible debt, as issued on October 7, 2020, in the amount of $93,864 and interest of $26,246.

On July 19, 2021, we issued an aggregate of 2,898,382 shares of common stock upon the conversion of convertible debt, as issued on October 7, 2020, in the amount of $10,497 and interest of $6,748.

On November 17, 2021, we issued an aggregate of 177,375,000 shares of common stock upon the conversion of convertible debt, as issued on April 26, 2021, which converted all principal and accrued and unpaid interest. The lender has agreed to return 118,254,000 shares due to an error in the conversion.

The shares issued pursuant to the note conversions were issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of the investor. There were no sales commissions paid pursuant to this transaction.

Shares Issued Under Equity Financing Agreement

Equity Finance Agreement with GHS

On November 9, 2021, we entered an Equity Financing Agreement with GHS, pursuant to which GHS agreed to purchase up to $30,000,000 in shares of our Common Stock, from time to time over the Contract Period after effectiveness of the Registration Statement of the underlying shares of Common Stock.

Pursuant to the Equity Financing Agreement, on December 21, 2021, we and GHS agreed that we would issue and sell to GHS, and GHS would purchase from us 43,777,478 shares of Common Stock for total proceeds to us, net of discounts, of $2,548,326, at an effective price of $0.0696 per share (the “First EFA Closing”). We received approximately $2,296,469 in net proceeds from the First EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Second Closing for working capital and for general corporate purposes. 251857

Pursuant to the Equity Financing Agreement, on January 12, 2022, we and GHS agreed that we would issue and sell to GHS, and GHS would purchase from us 23,372,430 shares of Common Stock for total proceeds to us, net of discounts, of $1,150,000, at an effective price of $0.054124 per share (the “Second EFA Closing”). We received approximately $1,033,975 in net proceeds from the Second EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Second EFA Closing for working capital and for general corporate purposes. 116025

Pursuant to the Equity Financing Agreement, on January 21, 2022, we and GHS agreed that we would issue and sell to GHS, and GHS would purchase from us 33,454,988 shares of Common Stock for total proceeds to us, net of discounts, of $1,150,000, at an effective price of $0.037812 per share (the “Third EFA Closing”). We received approximately $1,033,975 in net proceeds from the Third EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Third EFA Closing for working capital and for general corporate purposes. 116025

II-5

Pursuant to the Equity Financing Agreement, on February 7, 2022, we and GHS agreed that we would issue and sell to GHS, and GHS would purchase from us 16,040,411 shares of Common Stock for total proceeds to us, net of discounts, of $500,000, at an effective price of $0.0342884 per share (the “Fourth EFA Closing”). We received approximately $448,975 in net proceeds from the Fourth EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Fourth EFA Closing for working capital and for general corporate purposes.51025

Pursuant to the Equity Financing Agreement, on March 23, 2022, we and GHS agreed that we would issue and sell to GHS, and GHS would purchase from us 29,257,395 shares of Common Stock for total proceeds to us, net of discounts, of $1,500,000, at an effective price of $0.056396 per share (the “Fifth EFA Closing”). We received approximately $1,348,975 in net proceeds from the Fifth EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Fifth EFA Closing for working capital and for general corporate purposes.151025

Pursuant to the Equity Financing Agreement, on April 11, 2022, we and GHS agreed that we would issue and sell to GHS, and GHS would purchase from us 23,746,816 shares of Common Stock for total proceeds to us, net of discounts, of $1,000,000, at an effective price of $0.04211091 per share (the “Sixth EFA Closing”). We received approximately $898,975 in net proceeds from the Sixth EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Sixth EFA Closing for working capital and for general corporate purposes.

Pursuant to the Equity Financing Agreement, on May 3, 2022, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 29,522,276 shares of Common Stock for total proceeds to us, net of discounts, of $1,000,000, at an effective price of $0.03387273 per share (the “Seventh EFA Closing”). We received approximately $898,975 in net proceeds from the Seventh EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Seventh EFA Closing for working capital and for general corporate purposes.

Pursuant to the Equity Financing Agreement, on May 13, 2022, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 26,100,979 shares of Common Stock for total proceeds to us, net of discounts, of $556,750, at an effective price of $0.0213306 per share (the “Eighth EFA Closing”). We received approximately $500,050 in net proceeds from the Eighth EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Eighth EFA Closing for working capital and for general corporate purposes.

Pursuant to the Equity Financing Agreement, on May 23, 2022, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 25,025,540 shares of Common Stock for total proceeds to us, net of discounts, of $556,750, at an effective price of $0.0222473 per share (the “Ninth EFA Closing”). We received approximately $500,050 in net proceeds from the Ninth EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Ninth EFA Closing for working capital and for general corporate purposes.

Pursuant to the Equity Financing Agreement, on June 1, 2022, we and GHS agreed that the Company would issue and sell to GHS, and GHS would purchase from us, 25,901,921 shares of Common Stock for total proceeds to us, net of discounts, of $556,750, at an effective price of $0.02149454 per share (the “Tenth EFA Closing”). We received approximately $500,050 in net proceeds from the Tenth EFA Closing after deducting the fees and other estimated offering expenses payable by us. We used the net proceeds from the Tenth EFA Closing for working capital and for general corporate purposes.

The shares issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of the investor. There were $1,054,007 in sales commissions paid to J.H. Darbie & Co., Inc. (“J.H. Darbie”) pursuant to these transactions.

II-6

Private Sales

On February 21, 2022, we sold 75,798,921 shares of our Common Stock at $0.032982 per share to a single investor for total consideration of $2,500,000.

On March 3, 2022, we sold 16,579,569 shares of our Common Stock at $0.0301576 per share to a single investor for total consideration of $500,000.

On March 14, 2022, we sold 5,617,347 shares of our Common Stock at $0.071208 per share to a single investor for total consideration of $400,000.

The shares issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of the investor.

Shares Issued for Services

On February 16, 2021, we entered into a Consulting Agreement effective December 23, 2020 with Kenneth Brooks Davidson. Pursuant to the agreement, we have engaged Mr. Davidson as our Director, U.S. Operations for Oil and Gas & Renewables. During the term of the Agreement, the Consultant is entitled to monthly awards of 6,250 shares of our Common Stock and, after at least 24 months from the effective date of the Agreement the possibility of a bonus award of up to 75,000 shares of our Common Stock.

The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Shares Issued for Acquisitions

On August 30, 2021, the Company closed the MPAs with RI and WS pursuant to which the Company agreed to pay to the majority shareholder of each of RI and WS an aggregate of 15,000,000 shares of the Company’s Common Stock, in exchange for 60% ownership of each of RI and WS.

The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Miscellaneous Issuances

Pursuant to a Finder’s Fee Agreement with J.H. Darbie, from October 4, 2021 to October 25, 2021, we issued to J.H. Darbie an aggregate of 5,425,453 shares of common stock.

These issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

II-7

Item 16 - Exhibits

The following exhibits are included with this Prospectus:

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
2.1	Form of Agreement and Plan of Merger by and between Klever Marketing, Inc., DarkPulse Technologies Inc. and DPTH Acquisition Corporation dated April 27, 2018	8-K	000-18730	2.1	5/1/18
2.2	Form of Amendment No. 1 to Agreement and Plan of Merger by and between Klever Marketing, Inc., DarkPulse Technologies Inc. and DPTH Acquisition Corporation dated June 29, 2018	8-K/A	000-18730	2.1	7/13/18
2.3	Form of Amendment No. 2 to Agreement and Plan of Merger by and between Klever Marketing, Inc., DarkPulse Technologies Inc. and DPTH Acquisition Corporation dated August 17, 2018, effective as of July 18, 2018	8-K	000-18730	2.1	8/21/18
3.1	Restated Certificate of Incorporation of Klever Marketing, Inc. a Delaware corporation	10-KSB	000-18730	3.01	6/20/97
3.2	Bylaws	10-KSB	000-18730	3.02	6/20/97
3.3	Amended Bylaws	10-KSB	000-18730	3.03	3/29/01
3.4	Certificate of Amendment to Certificate of Incorporation	8-K	000-18730	3.1	7/24/18
3.5	Certificate of Designation of Series D Preferred Stock	8-K	000-18730	3.2	7/24/18
3.6	Certificate of Amendment to Certificate of Incorporation filed February 5, 2019	10-K	000-18730	3.05	4/15/21
3.7	Certificate of Amendment to Certificate of Incorporation filed February 20, 2020	10-K	000-18730	3.06	4/15/21
3.8	Certificate of Amendment for Series D Preferred Stock filed December 23, 2021	8-K	000-18730	3.01	12/27/21
4.1 & 10.1	Convertible Promissory Note dated July 14, 2018	10-Q	000-18730	99.1	8/15/18
4.2 & 10.2	Convertible Promissory Note dated July 14, 2018	10-Q	000-18730	99.2	8/15/18
4.3 & 10.3	Convertible Promissory Note dated July 14, 2018	10-Q	000-18730	99.3	8/15/18
4.4 & 10.4	Convertible Promissory Note dated July 14, 2018	10-Q	000-18730	99.4	8/15/18
4.5 & 10.5	Convertible Promissory Note dated July 17, 2018, effective July 18, 2018	10-Q	000-18730	99.5	8/15/18
4.6 & 10.6	Convertible Promissory Note dated July 24, 2018, and effective July 27, 2018	10-Q	000-18730	99.6	8/15/18
4.7 & 10.7	Convertible Promissory Note dated August 20, 2018, effective August 24, 2018	8-K	000-18730	10.1	8/27/18
4.8 & 10.8	Convertible Promissory Note issued to EMA dated September 25, 2018, effective September 28, 2018	8-K	000-18730	10.1	10/5/18
4.9 & 10.9	Convertible Promissory Note issued to Auctus dated September 25, 2018, effective September 27, 2018	8-K	000-18730	10.2	10/5/18
4.10 & 10.10	Convertible Promissory Note issued to FirstFire dated September 24, 2018, and effective October 9, 2018	8-K	000-18730	10.1	10/15/18
4.11 & 10.11	8% Convertible Redeemable Note issued to GS Capital Partners, LLC dated January 10, 2019	8-K	000-18730	4.1	1/15/19
4.12 & 10.12	Form of Convertible Promissory Note issued to Crown Bridge Partners, LLC dated February 5, 2019	8-K	000-18730	4.1	2/14/19
4.13 & 10.13	Convertible Promissory Note issued to Geneva Roth Remark Holdings, Inc. dated September 2, 2020	10-K	000-18730	4.13	4/15/21
4.14 & 10.14	Convertible Promissory Note Issued as of April 26, 2021 to FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC	10-Q	000-18730	4.1	8/16/21
4.15 & 10.15	6% Redeemable Note dated July 14, 2021 issued to GS Capital Partners, LLC in the principal amount of $2,000,000	10-Q	000-18730	4.1	11/15/21
5.1	Legal Opinion of Business Legal Advisors, LLC					X

II-8

10.16	Securities Purchase Agreement dated July 14, 2021 with GS Capital Partners, LLC	10-Q	000-18730	10.1	11/15/21
10.17	Securities Purchase Agreement by and between DarkPulse, Inc. and GS Capital Partners, LLC dated January 10, 2019	8-K	000-18730	10.1	1/15/19
10.18	Form of Securities Purchase Agreement between DarkPulse, Inc. and Crown Bridge Partners, LLC dated February 5, 2019	8-K	000-18730	10.1	2/14/19
10.19	Securities Purchase Agreement with Geneva Roth Remark Holdings, Inc. dated September 2, 2020	10-K	000-18730	10.03	4/15/21
10.20	Consulting Agreement effective December 23, 2020 with Faisal Farooqui	10-K	000-18730	10.04	4/15/21
10.21	Assignment Agreement with the University of New Brunswick, Canada	10-K	000-18730	10.05	4/15/21
10.22	Convertible Debenture (Secured) Issued April 24, 2017	10-K	000-18730	10.06	4/15/21
10.23	Finder’s Fee Agreement dated January 8, 2021 with J.H. Darbie & Co., Inc.	10-Q	000-18730	10.1	5/17/21
10.24	Securities Purchase Agreement dated as of April 26, 2021 with FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC	10-Q	000-18730	10.1	8/16/21
10.25	Registration Rights Agreement dated April 26, 2021 to FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC	10-Q	000-18730	10.2	8/16/21
10.26	Heads of Terms with Remote Intelligence LLC and Unleash Live, Inc. dated May 10, 2021	10-Q	000-18730	10.3	8/16/21
10.27	Consulting Agreement with Dr. Joseph Catalino Jr. dated May 17, 2021	10-Q	000-18730	10.4	8/16/21
10.28	Settlement and Mutual Release Agreement with Auctus Fund, LLC dated June 3, 2021	10-Q	000-18730	10.5	8/16/21
10.29	Letter of Intent with Remote Intelligence, Limited Liability Company dated June 8, 2021	10-Q	000-18730	10.6	8/16/21
10.30	Letter of Intent with Wildlife Specialists, LLC dated June 8, 2021	10-Q	000-18730	10.7	8/16/21
10.31	Teaming Agreement with Crae-Con Construction Inc. dated June 22, 2021	10-Q	000-18730	10.8	8/16/21
10.32	Teaming Agreement with SurSafe LLC dated June 24, 2021	10-Q	000-18730	10.9	8/16/21
10.33	Letter of Intent with TerraData Unmanned, PLLC dated June 25, 2021	10-Q	000-18730	10.10	8/16/21
10.34	Consulting Agreement dated effective July 22, 2021 with Rick Gibson	10-Q	000-18730	10.2	11/15/21
10.35	Engagement Agreement and Terms and Conditions dated August 3, 2021 with Energy & Industrial Advisory Partners, LLC	10-Q	000-18730	10.3	11/15/21
10.36	Letter of Intent dated June 8, 2021 with Remote Intelligence, Limited Liability Company	10-Q	000-18730	10.4	11/15/21
10.37	Letter of Intent dated June 8, 2021 with Wildlife Specialists, LLC	10-Q	000-18730	10.5	11/15/21
10.38	Share Purchase Agreement dated August 9, 2021 with Optilan Guernsey Limited and Optilan Holdco 2 Limited	10-Q	000-18730	10.6	11/15/21
10.39	Subscription Agreement August 9, 2021 with Optilan HoldCo 3 Limited	10-Q	000-18730	10.7	11/15/21
10.40	Letter of Intent dated effective August 18, 2021 with TJM Electronics West, Inc.	10-Q	000-18730	10.8	11/15/21
10.41	Membership Interest Purchase Agreement dated August 30, 2021 with Remote Intelligence, Limited Liability Company	10-Q	000-18730	10.9	11/15/21
10.42	Membership Interest Purchase Agreement dated August 30, 2021 with Wildlife Specialists, LLC	10-Q	000-18730	10.10	11/15/21
10.43	Letter of Intent dated June 25, 2021 with TerraData Unmanned, PLLC	10-Q	000-18730	10.11	11/15/21
10.44	Amendment No. 1 to Letter of Intent with TerraData Unmanned, PLLC dated effective August 24, 2021	10-Q	000-18730	10.12	11/15/21
10.45	Amendment No. 2 to Letter of Intent with TerraData Unmanned, PLLC dated effective September 3, 2021	10-Q	000-18730	10.13	11/15/21
10.46	Amendment to Letter of Intent with TJM Electronics West, Inc. dated effective August 31, 2021	10-Q	000-18730	10.14	11/15/21
10.47	Stock Purchase Agreement dated September 8, 2021 with TJM Electronics West, Inc.	10-Q	000-18730	10.15	11/15/21
10.48	Research Agreement dated September 21, 2021 with the Arizona Board of Regents	10-Q	000-18730	10.16	11/15/21

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10.49	Membership Purchase Agreement with TerraData Unmanned, PLLC dated effective October 1, 2021	S-1	333-261453	10.48	12/1/21
10.50	Teaming Agreement with CADG Engineering Pte Ltd dated effective October 5, 2021	S-1	333-261453	10.49	12/1/21
10.51	Equity Financing Agreement with GHS Investments LLC dated November 9, 2021	S-1	333-261453	10.50	12/1/21
10.52	Registration Rights Agreement with GHS Investments LLC dated November 9, 2021	S-1	333-261453	10.51	12/1/21
10.53	Investor Relations Agreement dated December 15, 2021 with RedChip Companies, Inc.	10-K	000-18730	10.53	4/15/22
10.54	Equity Financing Agreement with GHS Investments LLC dated May 27, 2022					X
10.55	Registration Rights Agreement with GHS Investments LLC dated May 27, 2022					X
10.56	Amendment No. 1 to the Equity Financing Agreement with GHS Investments LLC dated June 1, 2022					X
16.1	Letter from Boyle CPA Dated January 28, 2022 Regarding Change in Certifying Accountant	8-K	000-18730	16.1	1/28/22
21.1	List of Subsidiaries	S-1	333-261453	21.1	12/1/21
23.1	Consent of Boyle CPA, independent registered public accounting firm					X
23.2	Consent of Urish Popeck & Co., LLC, independent registered public accounting firm					X
23.3	Consent of Attorney (included in Exhibit 5.1)					--
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted in Inline XBRL, and included in exhibit 101).
107	Filing Fee Table					X

Item 17 - Undertakings

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

	(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in New York City, New York on June 3, 2022.

DARKPULSE, INC.

By:	/s/ Dennis O’Leary
Dennis O’Leary
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

Date:	June 3, 2022

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Dennis O’Leary
Dennis O’Leary, Director, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)
Date:	June 3, 2022

By:	/s/ Dr. Anthony Brown
Dr. Anthony Brown, Director
Date:	June 3, 2022

By:	/s/ Carl Eckel
Carl Eckel, Director
Date:	June 3, 2022

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1,800,000,000 Shares of Common Stock

DARKPULSE, INC.

PROSPECTUS

_____________, 2022

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